EXHIBIT 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such omitted information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Execution Version

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”), dated as of July 1, 2021 (the “Effective Date”) is entered into between Seres Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, having an office located at 200 Sidney Street, Cambridge, MA 02139, USA (“Seres”) and NHSc Pharma Partners, a simple partnership within the meaning of article 530 et seq. of the Swiss Code of Obligations, having an office located at Avenue Nestlé 55, 1800 Vevey, Switzerland (“Licensee”).

BACKGROUND

A. Seres owns or controls certain patents, know-how and other intellectual property relating to the product known as SER-109;

B. Licensee has experience in marketing and distributing pharmaceutical products;

C. Under the Existing Agreement (defined below), Seres has granted to Licensee certain exclusive rights and licenses for the exploitation of SER-109 outside of the United States and Canada; and

D. Seres is now willing to grant to Licensee, and Licensee desires to obtain, certain co-exclusive rights and licenses with respect to the commercialization of SER-109 in the United States and Canada.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article I

DEFINITIONS
I.1
“Additional Clinical Study” shall have the meaning set forth in Section 4.4.
I.2
“Affiliate” shall mean, with respect to a Party or other Person, any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with that Party or other Person for so long as such Party or other Person controls, is controlled by or is under common control with such corporation or other business entity, regardless of whether such Affiliate is or becomes an Affiliate on or after the Effective Date. For the purpose of this definition only, “control” (including, with correlative meaning, the terms “controlled by” and “under common control”) of a Person means (a) ownership, directly or indirectly, beneficially or legally, of fifty percent (50%) or more of the outstanding voting securities or capital stock of the Person, or comparable ownership interests with respect to a Person other than a corporation or (b) the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of voting equity of such Person, by contract or otherwise.
I.3
“Allowable Expenses” shall mean, with respect to a Collaboration Product for any period, subject to the provisions of this Agreement, the following expenses that are incurred by a Party or any of its Affiliates and are directly attributable or reasonably allocable to [***] or other relevant activities indicated below, for such Collaboration Product in the Licensed Territory during such period:
(a)
[***] in respect of [***] used in [***];
(b)
[***], or any other costs incurred for [***] that the Parties mutually agree in writing to include as Allowable Expenses, and [***] incurred in accordance with the applicable [***];
(c)
an amount equal to the [***] incurred by [***] plus an additional amount equal to the [***] included in such [***];
(d)
[***], excluding the [***] and [***] and subject to [***];
(e)
[***], excluding the [***] and subject to [***];
(a)
payments to [***] for access to [***], excluding [***], in amounts not exceeding the [***];
(b)
costs associated with [***], or [***], except to the extent such costs constitute [***] for which a Party or its Affiliate is required [***];
(c)
costs associated with [***] (including [***]);
(d)
[***];
(e)
[***] arising out of [***], except to the extent such [***] constitute [***] for which a Party or its Affiliate is required [***];
(f)
[***]; and
(g)
costs of [***] in respect of [***], in each case, to the extent such costs are not taken into account in the calculation of [***].

If any cost or expense is directly attributable or reasonably allocable to more than one activity, such cost or expense shall only be counted as an Allowable Expense with respect to one of such activities.

I.2
“Biological Product” shall mean (a) a biological product as defined in 42 U.S.C. § 262(i); or (b) any product substantially equivalent to the preceding clause under any applicable Laws in any other jurisdiction.

I.3
“BLA” shall mean, in the United States, a Biologics License Application, as defined in the United States Public Health Service Act (42 U.S.C. § 262), and applicable regulations promulgated thereunder by the FDA, or any equivalent application that replaces such application, or any corresponding foreign application in the Licensed Territory.
I.1
“Business Days” shall mean any day other than Saturday, Sunday or any other day on which commercial banks in Boston, Massachusetts or Geneva, Switzerland are authorized or required by applicable Law to remain closed.
I.2
“Calendar Quarter” shall mean each successive period of three calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.
I.3
“Calendar Year” shall mean each successive period of 12 calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.
I.1
“Canada” shall mean Canada and its territories and possessions.
I.2
“Change of Control” shall mean, with respect to a Party: (a) the acquisition by any Third Party of beneficial ownership of fifty percent (50%) or more of the then outstanding common shares or voting power of such Party, other than acquisitions by employee benefit plans sponsored or maintained by such Party; (b) the consummation of a business combination involving such Party, unless, following such business combination, the stockholders of such Party immediately prior to such business combination beneficially own directly or indirectly more than fifty percent (50%) of the then outstanding common shares or voting power of the entity resulting from such business combination; or (c) the sale of all or substantially all of such Party’s assets or business relating to the subject matter of the Agreement; provided, however, that notwithstanding (a) through (c) above, a sale or issuance of a Party’s securities in a financing for capital raising purposes, including a public offering of securities, shall not constitute a Change of Control.
I.3
“Change of Control Group” shall mean, with respect to a Party, the Person or group of Persons that is the acquirer of, or a successor to, such Party in connection with a Change of Control, together with Affiliates of such Person or group of Persons that are not Affiliates of such Party immediately prior to the completion of such Change of Control of such Party.
I.4
“Clinical Studies” shall mean any human clinical study of Collaboration Products, including without limitation Phase III Clinical Studies, Phase IV Clinical Studies, and Post-Approval Studies.
I.5
“CMC” means chemistry, manufacturing and controls.
I.6
“Co-Exclusive” shall mean, as between Seres (and its Affiliates) and Licensee (and its Affiliates), a license that is exclusive to Licensee and its Affiliates, provided that Seres also reserves full rights for itself and its Affiliates and Third Party subcontractors in accordance with Section 18.10, to Exploit the Licensed Intellectual Property and Product Trademarks for the licensed purposes, subject to the terms of this Agreement and the Existing Agreement, including Section 2.6.
I.7
“Collaboration Products” shall mean SER-109 and any improvements and modifications thereto Developed pursuant to Section 4.4.
I.8
“Combination Product” shall mean a therapeutic preparation containing a Collaboration Product and one or more active ingredients that are not Collaboration Products sold for a single invoiced price.
I.9
“Commercialization” shall mean any and all activities directed to the preparation for sale of, offering for sale of, or sale of a product, including activities related to registering, launching, marketing, promoting, distributing, Detailing, booking of sales, importing, pricing, reimbursement, Market Access, HEOR Activities, and advertising such product, and interacting with Regulatory Authorities regarding any of the foregoing, but excluding any activities relating to Development, Manufacturing and Medical Affairs Activities. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.
I.10
“Commercialization Costs” shall mean with respect to a Collaboration Product, the [***] that are incurred by a Party or any of its Affiliates during the Term that are directly attributable or reasonably allocable to the Commercialization of such Collaboration Product in the Licensed Territory, including [***] in accordance with [***] and other costs incurred by [***] in performing the activities contemplated by [***]; but in each case only to the extent consistent with the [***]. For the avoidance of doubt, [***].
I.11
“Commercialization Plan and Budget” shall mean a written plan governing the Commercialization activities to be conducted by the Parties for a Collaboration Product in the Field in the United States and, solely upon mutual written agreement of the Parties to Commercialize such Collaboration Product in Canada, also in Canada.
I.12
“Commercially Reasonable Efforts” shall mean with respect to a Party’s applicable obligations hereunder in respect of a Collaboration Product, that level of efforts and resources that a similarly situated biopharmaceutical company would reasonably be expected to commit to the corresponding activity in respect of a product of similar commercial potential at a similar stage in its lifecycle, taking into account issues of safety and efficacy, product profile, difficulty in manufacturing such product, expected or actual competitiveness of alternative products, the actual or expected patent or other proprietary position of such product (including patent coverage and regulatory exclusivity), the then current competitive environment for such product and the likely timing of such product’s entry into the market, the regulatory environment and status of such product, the expected and actual reimbursability and pricing, the expected and actual amounts of marketing and promotional expenditures required and the potential profitability of the product, and other relevant scientific, technical and commercial factors. Without limiting the foregoing, in relation to Development and Commercialization activities, Commercially Reasonable Efforts shall be determined on a country-by-country basis.

I.13
“Committee” shall mean any of the JSC, JDC, JCC, JMAC or any Working Group established pursuant to Section 3.3(a).
I.14
“Confidential Information” shall mean any and all technical, business or other Information or data of a Party or its Affiliates provided orally, visually, in writing, graphically, electronically, or in another form by or on behalf of one (1) Party (or an Affiliate or representative of such Party) to the other Party (or to an Affiliate or representative of such Party) in connection with this Agreement, whether prior to, on, or after the Effective Date, including Information relating to the terms of this Agreement, and any such Information relating to any Collaboration Product (including the Regulatory Documentation), any Exploitation of any Collaboration Product, any Know-How with respect thereto, or the scientific, regulatory, financial or business affairs or other activities of either Party.
I.15
“Control” (including any variations such as “Controlled” and “Controlling”), shall mean with respect to any Intellectual Property Rights, material or document, the legal authority or right (whether by ownership, license or otherwise) of a Party to grant a license or a sublicense of or under such Intellectual Property Rights, or to provide or provide access to such material or document, to the other Party without breaching the terms of any agreement with a Third Party existing at the time such Party would be required hereunder to grant the other Party such license, sublicense, or access.
I.16
“Corporate Names” means (a) in the case of Seres, the trademark “Seres” and the corresponding corporate logo or such other names and logos referring to Seres (or its Affiliates) as Seres may designate in writing from time to time, and (b) in the case of Licensee, the trademarks “Nestlé”, “Aimmune” and “Nestlé Health Science” and any foreign language versions thereof and the corresponding corporate logos, and such other names and logos referring to Licensee (or its Affiliates) as Licensee may designate in writing from time to time, in each case (a) and (b) together with any variations and derivatives thereof.
I.17
“Cost of Goods Sold” shall mean, with respect to a Collaboration Product, the consolidated cost incurred by a Party or any of its Affiliates in Manufacturing the relevant Collaboration Product (including [***]) in accordance with this Agreement and calculated in accordance with GAAP, in bulk, vialed or finished product form as the case may be, including: (a) to the extent that such Collaboration Product is Manufactured by one or more Third Party contractors, [***]; and (b) to the extent that such Collaboration Product is Manufactured by a Party or its Affiliate, [***]; provided that, Cost of Goods Sold shall, [***].
I.18
“Cover” shall mean with respect to any Patent and activity, that such Patent would be infringed by such activity in the absence of the licenses granted pursuant to this Agreement.
I.19
“Data” shall mean any and all research data, pharmacology data, preclinical data, clinical data, including raw data, as well as marketing, Market Access, pharmacovigilance, and other data directly related to Collaboration Products, in each case to the extent Controlled by a Party or its Affiliates as of the Effective Date or during the Term.
I.20
“Data Protection Law” shall mean all applicable Laws governing the collection, use, storage, transmission, transfer, processing, security, safeguarding, and disclosure of Personal

Information, including, to the extent applicable, the Health Insurance Portability and Accountability Act, the California Consumer Privacy Act of 2018, state data security laws, state data breach notification laws, and any other legislation relating to privacy, data protection, and data security, direct marketing or the interception or communication of electronic messages, in each case as amended, consolidated, re-enacted or replaced from time to time.
I.21
“Deficit Party” shall have the meaning set forth in Section 7.4(b)(ii)(A).
I.22
“Defending Party” shall have the meaning set forth in Section 11.3(g).
I.23
“Detail” shall mean, with respect to a Collaboration Product, the face-to-face (whether in person or via videoconference) communication, in a health care setting, of Collaboration Product information by a Sales Representative to one or more physicians, hospitals, laboratories, and other health care professionals and health care organizations licensed or authorized to prescribe drugs and who are on a target list for such Collaboration Product mutually agreed by the Parties for such Collaboration Product (“Target Audience”), during which information regarding a Collaboration Product is communicated in a manner consistent with applicable Law and industry standards as either the leading product (i.e., “first position”) or second product (i.e., “second position”). “Details” for purposes of this Agreement include only Exclusive Details, Primary Position Details and Secondary Position Details with respect to a Collaboration Product. For the avoidance of doubt, discussions at conventions, exhibit booths, or other scientific meetings or a reminder or sample drop shall not constitute “Details”. “Detail” when used as a verb and “Detailing” shall have correlative meanings.
I.24
“Development” or “Develop” shall mean non-clinical and clinical drug development activities reasonably related to the development and submission of information to a Regulatory Authority or otherwise related to the research, identification, testing and validation of a therapeutic agent, including, without limitation, toxicology, pharmacology and other discovery and pre-clinical efforts, test method development and stability testing, manufacturing process and CMC development and scale-up, life cycle management, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical trials (including, without limitation, pre- and post-approval studies, but excluding Phase IV Clinical Studies and other investigator-initiated studies for an approved Collaboration Product (the conduct of which shall constitute Medical Affairs Activities)), and all other activities necessary or reasonably useful for or otherwise requested or required by a Regulatory Authority as a condition to or in support of obtaining or maintaining a Regulatory Approval.
I.25
“Development and Regulatory Activity Plan” shall mean the development plan for the Development activities undertaken by Seres for Collaboration Products in the Field for the United States, including the Ongoing Clinical Studies, and upon mutual written agreement of the Parties to make Regulatory Filings for or conduct Clinical Studies of Collaboration Products in Canada, for Canada, as updated from time to time pursuant to and in accordance with Section 4.3.
I.26
“Disclosing Party” shall have the meaning set forth in Section 10.1(a).
I.27
“Dispute” shall have the meaning set forth in Section 17.1.

I.28
“Drug” shall mean (a) a “drug,” as defined in 21 U.S.C. § 321; (b) a “medicinal product,” as defined in Directive 2001/83/EC of the European Parliament and of the Council; or (c) any product substantially equivalent to the preceding clause (a) or clause (b) under any applicable Laws in any other jurisdiction.
I.29
“Enforcing Party” shall have the meaning set forth in Section 11.3(d).
I.30
“Exclusive Detail” shall mean, with respect to a Collaboration Product, a Detail, (a) in which key attributes of the Collaboration Product are orally presented consistent with the terms of this Agreement and (b) where the Collaboration Product is given the sole and exclusive emphasis (i.e., no other product presented).
I.31
“Exercise Notice” shall have the meaning set forth in Section 2.2.
I.1
“Existing Agreement” shall mean the Collaboration and License Agreement between Seres and Licensee (as successor in interest to Nestec Ltd.), dated January 9, 2016, as amended from time to time in accordance with its terms.
I.2
“Exploit” shall mean to make, have made, import, export, use, sell or offer for sale, including to Develop, Commercialize, Manufacture and have Manufactured.
I.3
“FD&C Act” shall mean the United States Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).
I.4
“FDA” shall mean the US Food and Drug Administration, or any successor entity thereto.
I.5
“Field” shall mean the treatment of CDI and rCDI and associated complications, as well as any other indications for which a given Collaboration Product may be Developed pursuant to Section 4.4 by mutual agreement of the Parties.
I.6
“First Commercial Sale” shall mean the first sale for use or consumption by an end user of a Collaboration Product in the Licensed Territory following receipt of the first Regulatory Approval of such Collaboration Product in for the Licensed Territory.
I.7
“FTE” shall mean a commitment of time and effort to constitute a full-time equivalent person, consisting of [***] (i.e., one fully committed person or multiple partially committed persons aggregating to one (1) full time person), with appropriate Development, regulatory or other relevant capabilities and seniority employed by a Party or its Affiliates assigned to directly perform specified activities with respect to an Additional Clinical Study, Shared Clinical Study, Post-Approval Study, the Manufacture of Collaboration Products, Life Cycle Management, other regulatory activities, implementing risk evaluation and mitigation strategies, enforcement of Third Party Infringement actions, Commercialization or Medical Affairs Activities of Collaboration Products, or any other activities specified under this Agreement, as applicable, pursuant to this Agreement.

I.8
“FTE Costs” shall mean the product of: (a) that number of FTEs (proportionately, on a per-FTE basis) used by a Party or its Affiliates in directly performing activities with respect to any Additional Clinical Study, Shared Clinical Study, Post-Approval Study, the Manufacture of Collaboration Products, Life Cycle Management, other regulatory activities, implementing risk evaluation and mitigation strategies, enforcement of Third Party Infringement actions, Commercialization or Medical Affairs Activities of Collaboration Products, or any other activities specified under this Agreement, as applicable, multiplied by (b) the applicable FTE Rate.
I.9
“FTE Rate” shall mean, unless otherwise agreed between the Parties, an annual rate per FTE as set forth on Exhibit A, which may be prorated on a daily or hourly basis as necessary and as may be adjusted from time to time by mutual agreement of the Parties.
I.10
“GAAP” shall mean, with respect to a Person, the generally accepted accounting principles in the United States as consistently applied to such Person.
I.11
“Global Safety Database” shall have the meaning set forth in Section 4.7(b).
I.12
“Good Clinical Practices” or “GCP” shall mean the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA, as such standards, practices and procedures may be updated from time to time, including applicable quality guidelines promulgated under the ICH, or any other equivalent Laws in the Licensed Territory.
I.13
“Good Laboratory Practices” or “GLP” shall mean the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, as such standards may be updated from time to time, including applicable quality guidelines promulgated under the ICH, or any other equivalent Laws in the Licensed Territory.
I.14
“Good Manufacturing Practices” or “GMP” shall mean the standards relating to current Good Manufacturing Practices for fine chemicals, API, intermediates, bulk products or finished pharmaceutical products set forth in (a) 21 U.S.C. 351(a)(2)(B), in FDA regulations at 21 C.F.R. Parts 210 and 211, or (b) the ICH Guidelines relating to the manufacture of active ingredients and finished pharmaceuticals, as such standards may be updated from time to time, including applicable quality guidelines promulgated under the ICH, or any other equivalent Laws in the Licensed Territory.
I.15
“Governmental Authority” shall mean any domestic or foreign entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission, court, tribunal, judicial body or instrumentality of any union of nations, federation, nation, state, municipality, county, locality or other political subdivision thereof.
I.16
“HEOR” shall have the meaning set forth in Section 1.56.
I.17
“HEOR Activities” shall mean evidence generation and dissemination in support of pricing and reimbursement or establishment of the value proposition of a Collaboration Product or other activities applying the results of health economics and outcomes research (“HEOR”) (e.g., clinical outcome assessment development and validation or use of HEOR-related endpoints in Clinical Studies or real world evidence generation).
I.18
“ICH” shall mean the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.
I.19
“Improvements” shall have the meaning set forth in Section 11.1(c).
I.20
“IND” shall mean an Investigational New Drug Application (as such term is defined in the FD&C Act and the regulations promulgated thereunder), clinical trial exemption, or similar application or submission for approval to conduct human clinical investigations that is filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.
I.21
“Indemnitee” shall have the meaning set forth in Section 16.4.
I.22
“Indemnitor” shall have the meaning set forth in Section 16.4.
I.23
“Indirect Taxes” shall mean customs, duties, value added taxes, excise taxes, use taxes and sales taxes, consumption taxes and other similar taxes.
I.24
“Information” shall mean all information and materials of a technical, scientific, business and other nature, including Know-How, inventions, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other materials, and other biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, reagents (e.g., plasmids, proteins, cell lines, assays and compounds) and biological methodology; in each case (whether or not confidential, proprietary, patented or patentable, of commercial advantage or not) in written, electronic or any other form now known or hereafter developed.
I.25
“Inventions” shall mean any and all inventions (whether or not patentable), that are conceived during the Term and in the course of activities conducted pursuant to this Agreement by one or more employees, Affiliates, sublicensees (including Sublicensees) or independent contractors of Seres and/or Licensee.
I.26
“Intellectual Property Rights” shall mean all Patents, trade secrets, copyrights, Trademarks, moral rights, Know-How and any and all other intellectual property or proprietary rights now known or hereafter recognized in any jurisdiction.
I.27
“Joint Commercialization Committee” or “JCC” shall have the meaning set forth in Section 3.2(a).
I.28
“Joint Development Committee” or “JDC” shall have the meaning set forth in Section 3.2(a).
I.29
“Joint Intellectual Property” shall mean Joint Inventions and Joint Patents.

I.30
“Joint Inventions” shall have the meaning set forth in Section 11.1(f).
I.31
“Joint Medical Affairs Committee” or “JMAC” shall have the meaning set forth in Section 3.2(a).
I.32
“Joint Patents” shall have the meaning set forth in Section 11.1(f).
I.33
“Joint Steering Committee” or “JSC” shall have the meaning set forth in Section 3.1(a).
I.34
“Know-How” shall mean any invention, discovery, Data, information, process, method, technique, material (including any chemical or biological material), technology, result, cell line, compound, probe, sequence or other know-how, whether or not patentable.
I.35
“Law” shall mean any applicable national, supranational, federal, state, local or foreign law, statute, ordinance, principle of common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority, including any rules, regulations, guidelines, directives or other requirements of Regulatory Authorities, including all GMP, GLP and GCP, and including all laws pertaining to the pharmaceutical industry or the healthcare industry, anti-trust or competition laws and all anti-bribery or anti-corruption laws, as applicable.
I.36
“LCIA” shall have the meaning set forth in Section 17.2.
I.37
“Liabilities” shall have the meaning set forth in Section 16.1.
I.38
“Licensed Intellectual Property” shall mean the Licensed Patents and the Licensed Know-How.
I.39
“Licensed Know-How” shall mean all Know-How that is Controlled by Seres or its Affiliates as of the Effective Date or at any time during the Term, including [***], and Seres’ interest in any Joint Invention, that is necessary or reasonably useful for the Commercialization of the Licensed Products in the Field in accordance with this Agreement, or Licensee’s or its Affiliates’ or Sublicensees’ Development of Licensed Products in the Field in accordance with Section 4.4.
I.40
“Licensed Patents” shall mean any and all Patents that (a) are Controlled by Seres or its Affiliates as of the Effective Date of this Agreement or at any time during the Term, including any Patents [***], and Seres’ interest in any Joint Patents, and (b) either (i) Cover any Licensed Product or the Commercialization thereof in the Field, or (ii) Cover inventions, the practice of which are otherwise necessary or reasonably useful for the Commercialization of Licensed Products in the Field in accordance with this Agreement, or Licensee’s or its Affiliates’ or Sublicensees’ Development of Licensed Products in the Field in accordance with Section 4.4. Licensed Patents existing as of the Effective Date are listed in Exhibit B hereto. For clarity, Licensed Patents include the [***] Patents.
I.41
“Licensed Products” shall mean any and all therapeutic products or therapeutic product candidates that are clinically Developed, approved or Commercialized for the Field by or on behalf of Seres, the Exploitation of which utilizes or utilized, or is or was covered by, the Microbiome Technology. For the sake of clarity, the Licensed Products include the Collaboration Products.
I.42
“Licensed Territory” shall mean the United States and Canada.
I.43
“Licensee Indemnitees” shall have the meaning set forth in Section 16.2.
I.44
“Licensee Sole Inventions” shall have the meaning set forth in Section 11.1(e).
I.45
“Licensee Sole IP” shall have the meaning set forth in Section 11.3(a).
I.46
“Licensee Sole Patents” shall have the meaning set forth in Section 11.1(e).
I.47
“Life Cycle Management” shall mean those additional Development activities for any Collaboration Product, including the preparation and filing of Regulatory Filings therefor, after the first Regulatory Approval for a Collaboration Product has been obtained, but excluding Post-Approval Studies.
I.48
“Life Cycle Management Costs” shall mean, with respect to a Collaboration Product, the FTE Costs and Out-of-Pocket Costs incurred by a Party or any of its Affiliates during the Term that are directly attributable or reasonably allocable to Life Cycle Management activities for such Collaboration Product in the Licensed Territory that are approved by the JSC under Sections 4.4 and 4.6.
I.49
“Manufacture” shall mean all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, and shipping of a product or any intermediate thereof, including process qualification and validation; pre-clinical, clinical and commercial manufacture; product characterization; stability testing; and quality assurance and quality control.
I.50
“Manufacturing Budget” shall have the meaning set forth in Section 9.1.
I.51
“Manufacturing Costs” shall mean, [***].
I.52
“Manufacturing Know-How” shall mean all Licensed Know-How that is solely directed to the Manufacture of Collaboration Products in the Field.
I.53
“Manufacturing Markup” shall have the meaning set forth in Section 9.2.
I.54
“Manufacturing Standards” shall mean all applicable specifications, GMP and any requirements of any Regulatory Authority.
I.55
“Market Access” shall mean any and all processes and activities conducted to establish, seek and maintain pricing and reimbursement for a Collaboration Product, as well as country level, state, regional and local payor processes and activities to obtain and maintain local and regional patient access for such Collaboration Product, including price setting; national mandatory rebate negotiations with applicable Governmental Authorities; preparing reimbursement and economic dossiers; and policy-related activities associated with any of the foregoing.
I.56
“Medical Affairs Activities” shall mean design, strategies, oversight and implementation of activities designed to ensure or improve appropriate medical use of, conduct medical education in respect of a Collaboration Product, including activities of Medical Liaisons, grants to support continuing independent medical education (including independent symposia, and congresses), and development, publication and dissemination of scientific and clinical information in support of an approved indication for such Collaboration Product, as well as medical information services (and the content thereof) provided in response to inquiries communicated via sales representatives or other external-facing representatives or received by letter, phone call or email or other means of communication, and the design and conduct of Phase IV Clinical Studies and other investigator-initiated studies for an approved Collaboration Product, but excluding any activities relating to Development or Commercialization.
I.57
“Medical Affairs Activities Costs” shall mean, with respect to a Collaboration Product, the FTE Costs and Out-of-Pocket Costs incurred by a Party or any of its Affiliates during the Term that are directly attributable or reasonably allocable to Medical Affairs Activities for such Collaboration Product in the Licensed Territory; but in each case, only to the extent consistent with the then-current Medical Affairs Plan and Budget (as updated and amended in accordance with this Agreement).
I.58
“Medical Affairs Plan and Budget” shall mean a written plan governing the Medical Affairs Activities to be conducted by the Parties for a Collaboration Product in the Licensed Territory.
I.59
“Medical Liaisons” shall mean those health care professionals employed or engaged by a Party or any of its Affiliates with appropriate health care experience to engage in in-depth dialogues with physicians regarding medical issues associated with a Collaboration Product, and are not Sales Representatives or otherwise engaged in direct selling or promotion of a Collaboration Product.
I.60
“Microbiome Product” means any product for which the active ingredient is [***], in any formulation or composition, [***], as well as methods for, and compositions for use in, manufacturing any of the foregoing compositions, in each case, that is intended to be used as a drug product and is the subject of a Regulatory Approval for use in the Field. For clarity, Microbiome Products exclude [***], in each case that are not and are not intended to be the subject of a Regulatory Approval for use in the Field.
I.61
“Microbiome Technology” shall mean all Information, whether or not patented or patentable, Controlled by Seres and its Affiliates as of the Effective Date or during the Term, comprising or relating to the use of [***], in any formulation or composition, for (a) [***], (b) [***], and/or (c) [***], as well as methods for, and compositions for use in, manufacturing any of the foregoing compositions, but excluding [***].
I.62
“[***]” shall mean [***].
I.63
“[***] Agreement” shall mean [***].

I.64
“[***] Costs” shall mean [***].
I.65
“[***] Patents” shall mean [***].
I.66
“Nestlé Health Science Unit” means collectively, those personnel and resources of Licensee and its applicable Affiliates that are assigned to and comprise “Nestlé Health Science” for purposes of Nestlé S.A.’s internal reporting purposes.
I.67
“Net Sales” shall mean the gross amount invoiced by or on behalf of Licensee, its Affiliates and their respective Sublicensees for sales of Collaboration Products in the Licensed Territory (other than sales among Licensee, its Affiliates or Sublicensees for subsequent resale in which case the first sale to a Third Party that is not a Sublicensee shall be used for calculation of Net Sales), less the following deductions if and to the extent they are (a) included in the gross invoiced sales price of Collaboration Products or otherwise directly incurred by Licensee, its Affiliates and their respective Sublicensees with respect to the sale of Collaboration Products, (b) normal and customary for Licensee, its Affiliates or their respective Sublicensees, as applicable, (c) not otherwise deducted in computing other amounts hereunder:
(i)
trade discounts, including trade, cash and quantity discounts or rebates, credits or refunds (including inventory management fees, discounts or credits),
(ii)
allowances or credits for claims, returns or rejections of Collaboration Products, including recalls,
(iii)
actual freight and insurance costs, including without limitation the costs of export licenses, shipping, postage and handling charges, incurred in transporting Collaboration Products to customers,
(iv)
rebates and chargebacks or retroactive price reductions made to federal, state or local governments (or their agencies), or any Third Party payor, administrator or contractor, including managed health organizations,
(v)
customs duties, sales, excise and use taxes and any other governmental charges (including value added tax) actually paid in connection with the transportation, distribution, use or sale of Collaboration Products (but excluding what are commonly known as income taxes), and
(vi)
[***] in connection with the Collaboration Products, provided that any recovered [***] will be included in Net Sales in the Calendar Quarter in which they are recovered.

In the case of sale or other disposal of Collaboration Products for non-cash consideration, the gross revenue attributable to such Collaboration Product for purposes of calculating Net Sales in respect thereof shall include the fair market price of such non-cash consideration. Notwithstanding the foregoing, provision of Collaboration Products for the purpose of [***] shall not be deemed to be a sale. For clarity, any consideration received for Collaboration Products [***] shall not be included in the calculation of Net Sales.

Net Sales shall be determined in accordance with GAAP.

I.2
“Non-Defending Party” shall have the meaning set forth in Section 11.3(g).
I.3
“Non-Enforcing Party” shall have the meaning set forth in Section 11.3(d).
I.4
“Notice” shall have the meaning set forth in Section 2.2.
I.5
“Notice of Termination” shall have the meaning set forth in Section 13.2.
I.6
“Ongoing Clinical Study” shall have the meaning in Section 4.1(a).
I.7
“Other Income” shall mean any payment or income (other than Net Sales) received by a Party or its Affiliate from a Third Party that is attributable to a Collaboration Product or is received in connection with the grant of a sublicense or other right or activity with respect to the Collaboration Products, in each case, in the Licensed Territory, excluding recoveries in connection with any Third Party Infringement or Third Party Challenge (which are addressed in Section 11.3(f)).
I.8
“Other Mark” shall have the meaning in Section 12.3.
I.9
“Out-of-Pocket Costs” shall mean reasonable amounts actually paid to Third Party vendors, consultants, suppliers or contractors, for services or materials, as applicable, provided by each such Third Party and other reasonable amounts actually paid to Third Parties (including travel and entertainment expenses) that are, in each case, directly related to an Additional Clinical Study, a Shared Clinical Study, a Post-Approval Study, the Manufacture of Collaboration Products, performing the activities contemplated by Section 5.4, Life Cycle Management, other regulatory activities, implementing risk evaluation and mitigation strategies, enforcement of Third Party Infringement actions, clearance of Product Trademarks, establishment and maintenance of rights of Product Trademarks, Commercialization or Medical Affairs Activities of or in respect to Collaboration Products, or any other activities specified under this Agreement, as applicable, to the extent such services or materials apply to the activities in or in respect of the Licensed Territory contemplated in this Agreement. For clarity, Out-of-Pocket Costs do not include (a) payments for a Party’s internal salaries or benefits for its employees, general office or facility supplies, insurance, general information technology, utilities, or capital expenditures, or (b) items included in the determination of the FTE Rate.
I.10
“Party” shall mean Seres or Licensee, individually; and “Parties” shall mean Seres and Licensee, collectively.
I.11
“Party Allowable Expenses” shall have the meaning set forth in Section 7.4(b)(ii)(A).
I.12
“Party Net Amount” shall have the meaning set forth in Section 7.4(b)(ii)(A).
I.13
“Party Tactical Matters” shall mean, with respect to a Party, such Party’s operational or tactical-level matters and functions allocated or delegated to such Party pursuant to a Commercialization Plan and Budget, Medical Affairs Plan and Budget, or otherwise pursuant to this Agreement with respect to a Collaboration Product, including Life Cycle Management, Commercialization activities, Manufacturing activities and Medical Affairs Activities with respect to such Collaboration Product. For clarity, Party Tactical Matters exclude any specific responsibilities or determinations that are expressly delegated to a Committee under this Agreement, or expressly require the consent of the other Party or any Committee.
I.14
“Patent(s)” shall mean any and all national, regional and international (a) issued patents and pending patent applications (including provisional patent applications), (b) patent applications filed either from the foregoing or from an application claiming priority to the foregoing, including all provisional applications, converted provisionals, substitutions, continuations, continuations-in-part, divisions, renewals and continued prosecution applications, and all patents granted thereon, (c) patents-of-addition, revalidations, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, pediatric exclusivity, patent term extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, utility models, petty patents, innovation patents and design patents, (e) other forms of government-issued rights substantially similar to any of the foregoing, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing and (f) United States and foreign counterparts of any of the foregoing.
I.15
“Payee Party” shall have the meaning set forth in Section 8.3(b).
I.16
“Paying Party” shall have the meaning set forth in Section 8.3(b).
I.17
“Person” shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
I.18
“Personal Information” shall mean “personally identifiable information,” “personal data,” or equivalent terms as defined by applicable Data Protection Laws.
I.19
“Pharmacovigilance Agreement” shall have the meaning set forth in Section 4.7(c).
I.20
“Phase II Clinical Study” shall mean a Clinical Study, the principal purpose of which is to make a preliminary determination as to whether a product is safe for its intended use and to obtain sufficient information about such product’s efficacy, in a manner that is generally consistent with 21 C.F.R. § 312.21(b), as amended (or its successor regulation), to permit the design of Phase III Clinical Studies.
I.21
“Phase III Clinical Study” shall mean a pivotal Clinical Study with a defined dose or a set of defined doses of a therapeutic product designed to ascertain efficacy and safety of such product, in a manner that is generally consistent with 21 C.F.R. § 312.21(c), as amended (or its successor regulation), for the purpose of enabling the preparation and submission of a BLA or a foreign equivalent thereof.

I.22
“Phase IV Clinical Study” shall mean a post‑marketing Clinical Study with respect to any Collaboration Product with respect to any indication that is commenced after the receipt of Regulatory Approval for such indication, including the trials referred to in 21 C.F.R. § 312.85, but excluding Post-Approval Studies.
I.23
“Post-Approval Study” shall mean any non-clinical study or Clinical Study that is conducted as a commitment made to a Regulatory Authority as a condition of, or mandated by a Regulatory Authority in connection with, obtaining or maintaining, a Regulatory Approval.
I.24
“Post-Approval Study Costs” shall mean FTE Costs and Out-of-Pocket Costs directly related or reasonably allocable to Post-Approval Studies conducted in accordance with Section 4.1(b).
I.25
“Pre-Launch Costs and Expenses” means the Commercialization Costs, the Medical Affairs Activities Costs and any other costs and expenses (but excluding any Development costs and expenses) incurred by the Parties and their Affiliates in the performance of their obligations hereunder during the Pre-Launch Period in connection with the activities set forth in the Pre-Launch Plan described in Section 5.1(a), in an aggregate amount up to the Pre-Launch Cap.
I.26
“Pre-Launch Cap” shall have the meaning set forth in Section 7.4(a).
I.27
“Pre-Launch Period” shall mean the period of time commencing on the Effective Date until the date of First Commercial Sale of the first Collaboration Product in the Licensed Territory.
I.28
“Pre-Launch Plan” shall have the meaning set forth in Section 5.1(a).
I.29
“Pre-Launch Supply Costs” shall have the meaning set forth in Section 9.2.
I.30
“Primary Position Detail” shall mean, with respect to a Collaboration Product, a Detail, other than an Exclusive Detail, (a) in which key attributes of the Collaboration Product are orally presented consistent with the terms of this Agreement and (b) where the Collaboration Product is given primary emphasis (i.e., an emphasis that is more important than the emphasis given to any other product presented, as a first position detail).
I.31
“Product Information” shall have the meaning set forth in Section 10.5.
I.32
“Product Liability Losses” shall mean any and all Liabilities that relate to Third Party Claims in respect of personal injury or death (or risk of personal injury or death) arising from, relating to or otherwise in respect of, the use or ingestion of, or exposure to, a Collaboration Product, whether based on negligence, strict product liability or any other product liability theory, including any such liability predicated on any alleged or actual Manufacturing, design or formulation defect or failure to warn or any breach of any express or implied warranties, in each case relating to Collaboration Product sold or alleged to have been sold, or Commercialization or Medical Affairs Activities conducted or alleged to have been conducted, in the Licensed Territory.
I.33
“Product Trademark” shall have the meaning set forth in Section 12.1(a).

I.34
“Proposed Sublicense” shall have the meaning set forth in Section 2.2.
I.35
“Prosecuting Party” shall have the meaning set forth in Section 11.2(c).
I.36
“Protocol” shall have the meaning set forth in Section 4.4(a).
I.37
“Quality Agreement” shall have the meaning set forth in Section 9.3.
I.38
“Quarterly Royalty Report” shall have the meaning set forth in Section 7.4(a).
I.39
“Receipts” shall have the meaning set forth in Section 7.4(b)(ii)(A).
I.40
“Receiving Party” shall have the meaning set forth in Section 10.1(a).
I.41
“Recurrent C. difficile Infection” or “rCDI” shall mean an episode of a C. difficile infection (“CDI”) in a patient who has [***] within [***].
I.42
“Regulatory Approval” shall mean, with respect to any Collaboration Product in any country or regulatory jurisdiction, any and all approvals and licensures from the applicable Regulatory Authority sufficient for the import, distribution, marketing, use, offering for sale, and sale of the Collaboration Product for use in the Field in such country or jurisdiction in accordance with applicable Laws, but excluding any applicable pricing and reimbursement approvals.
I.43
“Regulatory Authority” shall mean any national or supranational Governmental Authority (including, without limitation, the FDA) which has regulatory responsibility and authority in one or more countries for review and approval of Development and Commercialization of therapeutic products.
I.44
“Regulatory Documentation” shall mean all (a) Regulatory Filings and other registrations, licenses, authorizations, and approvals of or with Regulatory Authorities (including Regulatory Approvals); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files; and (c) Data contained or relied upon in any of the foregoing, in each case ((a), (b), and (c)) relating to the Development, Manufacture, or Commercialization of a Collaboration Product in a particular country or jurisdiction.
I.45
“Regulatory Expenses” shall mean, with respect to a Collaboration Product, the FTE Costs and Out-of-Pocket Costs incurred by a Party or any of its Affiliates during the Term that are directly attributable or reasonably allocable to obtaining or maintaining Regulatory Approvals for such Collaboration Product.
I.46
“Regulatory Filing” shall mean any and all regulatory applications and/or related documentation submitted on or before the date hereof, or any time during the Term, to a Regulatory Authority with respect to a Collaboration Product in connection with the initiation or conduct of Clinical Studies, and/or to seek Regulatory Approval for such Collaboration Product in the Field, including, without limitation, any INDs, drug master files, manufacturing master files, BLAs, or any supplements thereto.
I.47
“Relevant Third Party Right” shall have the meaning set forth in Section 7.5.
I.48
“REMS Costs” shall mean FTE Costs and Out-of-Pocket Costs directly related or reasonably allocable to any risk evaluation and mitigation strategy that is implemented as a commitment to a Regulatory Authority as a condition of, or in connection with obtaining or maintaining, a Regulatory Approval.
I.49
“ROW Territory” shall mean all countries of the world other than the Licensed Territory.
I.50
“Royalty Base Amount” shall mean, with respect to any Collaboration Product in the Licensed Territory during any applicable period, the amount, if any, by which the sum of (a) the Net Sales plus (b) Other Income attributable to such Collaboration Product during such period exceeds (c) the Allowable Expenses attributable to such Collaboration Product during such period. For the avoidance of doubt, (i) income and withholding taxes imposed on either of the Parties or their Affiliates, (ii) any payments made by Licensee to Seres pursuant to Section 7.1 or 7.2 and (iii) indemnification payments by a Party to the other Party or to an Indemnitee hereunder or under the Supply Agreement, will not be included in the calculation of the Royalty Base Amount.
I.51
“Royalty Payment Amount” shall have the meaning set out in Section 7.4(a).
I.52
“Rules” shall have the meaning set forth in Section 17.2.
I.53
“Sales Representative” of a Party means (a) an employee of such Party or an Affiliate of such Party engaged by such Party or an Affiliate of such Party to promote a Collaboration Product on behalf of such Party or such Affiliate, or (b) a subcontractor engaged by such Party or Affiliate in accordance with Section 18.10 to promote a Collaboration Product on behalf of such Party or such Affiliate, which shall include any contract sales organization engaged by either Party in accordance with Section 5.5(g) with the approval of the JCC (if such approval is required under Section 5.5(g)); excluding, in each case ((a) and (b)), (i) those employees or independent contractors of either Party or such Affiliate that are solely engaged in telemarketing, professional education or other indirect activities in support of direct selling, and (ii) Medical Liaisons of a Party or such Affiliate.
I.54
“Secondary Position Detail” shall mean, with respect to a Collaboration Product, a Detail (a) in which key attributes of the Collaboration Product are orally presented consistent with the terms of this Agreement and (b) where the Collaboration Product is given significant but not primary emphasis (i.e., an emphasis that is at least or more important than the emphasis given to any other product presented other than the product that is presented as a Primary Position Detail), as a second position detail.
I.55
“Senior Executives” shall mean, (in the case of Seres) Seres’ and (in the case of Licensee) the Nestlé Health Science Unit’s respective [***] senior officers, depending on the subject matter of the dispute.

I.56
“SER-109” shall mean [***].
I.57
“Seres Indemnitees” shall have the meaning set forth in Section 16.1.
I.58
“Shared Clinical Study” shall have the meaning set forth in Section 4.4(c).
I.59
“Shared Clinical Study Budget” shall have the meaning set forth in Section 4.4(c).
I.60
“Shared Clinical Study Costs” shall mean FTE Costs and Out-of-Pocket Costs directly attributable or reasonably allocable to Shared Clinical Studies, including Manufacturing Collaboration Products and maintaining the safety database therefor, conducted in accordance with this Agreement.
I.61
“Subcommittee” shall have the meaning set forth in Section 3.2(a).
I.62
“Sublicensee” shall mean a Third Party that has been granted a right to sell, market, distribute and/or promote any Collaboration Product in the Field and in the Licensed Territory pursuant to Section 2.2. As used in this Agreement, “Sublicensee” shall not include a wholesaler, distributor or reseller of such Collaboration Product, to the extent that Licensee or its Affiliate sells to such Person such Collaboration Product and receives only supply price payments.
I.63
“Supply Agreement” shall have the meaning set forth in Section 9.2.
I.64
“Supply Costs” shall have the meaning set forth in Section 9.2.
I.65
“Surplus Party” shall have the meaning set forth in Section 7.4(b)(ii)(A).
I.66
“Target Audience” shall have the meaning set forth in Section 1.31.
I.67
“Tax” or “Taxes” shall mean any present or future taxes, levies, imposts, charges, withholdings, assessments or fees in the nature of a tax (including penalties and additions to tax and interest thereon).
I.68
“Tax Action” shall have the meaning set forth in Section 8.3(b).
I.69
“Third Party” shall mean any Person, corporation, joint venture or other entity, other than Seres, Licensee and their respective Affiliates.
I.70
“Third Party Challenge” shall have the meaning set forth in Section 11.3(a).
I.71
“Third Party Claim” shall have the meaning set forth in Section 16.1.
I.72
“Third Party Infringement” shall have the meaning set forth in Section 11.3(a).
I.73
“Third Party License Payments Threshold” shall have the meaning set forth in Section 7.5(c).
I.74
“Term” shall have the meaning set forth in Section 13.1.

I.75
“Trademark” shall mean any registered or unregistered trademark, service mark, trade dress, trade name, logo, insignia, domain name, symbol, design, or combinations thereof.
I.76
“Trademark Costs” shall mean the direct Out‑of‑Pocket Costs, including the reasonable fees and expenses incurred to outside counsel and other Third Parties, including Trademark searching, filing, prosecution and maintenance fees recorded as an expense by a Party or any of its Affiliates in accordance with its customary accounting practices during the Term, in connection with the clearance of Product Trademarks and the establishment and maintenance of rights of Product Trademarks in the Licensed Territory.
I.77
“Transition Period” shall have the meaning set forth in Section 14.2(a)(i).
I.78
“True-Up Amount” shall have the meaning set forth in Section 7.4(b)(ii)(B).
I.79
“True-Up Delta” shall have the meaning set forth in Section 7.4(b)(ii)(B).
I.80
“Transition Working Group” and “TWG” shall have the meaning set forth in Section 14.3(f).
I.81
“United States” or “U.S.” shall mean the United States of America, its territories and possessions.
I.1
“Working Group” shall have the meaning set forth in Section 3.3(a).
Article II

GRANT OF LICENSE
I.1
License Grant to Licensee. Subject to the terms and conditions of this Agreement, including Section 5.5 with respect to promotion activities, Seres hereby grants to Licensee a Co-Exclusive (with Seres and its Affiliates), perpetual license under the Licensed Intellectual Property, with the right to sublicense (subject to Section 2.2) through multiple tiers, to (a) Develop, Commercialize, and conduct Medical Affairs Activities in respect of Licensed Products in the Licensed Territory in the Field and to use Licensed Products in connection therewith, and (b) Develop, Commercialize, and conduct Medical Affairs Activities in respect of Collaboration Products in the Licensed Territory in any field or indication and to use Collaboration Products in connection therewith. For the sake of clarity, Seres shall not, and shall ensure that its Affiliates do not, grant any licenses or sublicenses to a Third Party under any of the Licensed Intellectual Property to (i) Develop, Commercialize, or conduct Medical Affairs Activities in respect of, Licensed Products in the Licensed Territory in the Field, or to use Licensed Products in connection therewith, except with respect to Third Party subcontractors in accordance with Section 18.10, or (ii) Develop, Commercialize, or conduct Medical Affairs Activities in respect of, Collaboration Products in the Licensed Territory in any field or indication, or to use Collaboration Products in connection therewith, except with respect to Third Party subcontractors in accordance with Section 18.10. Notwithstanding anything to the contrary in this Section 2.1, the license granted to Licensee hereunder is not intended to restrict Licensee from conducting Development and Commercialization activities and Medical Affairs Activities outside of the Licensed Territory so long as such activities are in support of the sale of Collaboration Products or Licensed Products within the Licensed Territory.

I.2
Sublicense. Licensee shall have the right to grant sublicenses of the rights granted to it by Seres under Section 2.1 (a) to [***] and (b) to [***]. The terms of any sublicense granted pursuant to this Section 2.2 shall be consistent with the terms and conditions of this Agreement. Notwithstanding the foregoing, [***] pursuant to this Section 2.2 shall be required for the grant of rights to independent contractors performing activities under this Agreement on Licensee’s or [***] behalf. Licensee shall at all times remain responsible for, and shall be liable under this Agreement with respect to, any breach of this Agreement resulting directly or indirectly from the performance by its Sublicensees under any such sublicenses (determined mutatis mutandis as if such Sublicensees were Licensee hereunder). Licensee shall furnish to Seres a true and complete copy of each sublicense agreement entered into with a Third Party and each amendment thereto, which sublicense agreement may be redacted to omit information not directly relevant to compliance with this Agreement or as may otherwise be required by Law, within [***] after the sublicense or amendment has been executed.
I.3
Retained Rights. Licensee acknowledges and agrees that Seres retains all rights in and to the Licensed Intellectual Property not expressly granted to Licensee pursuant to Section 2.1. Licensee acknowledges and agrees that the license granted to it in Section 2.1 under the [***] Patents are subject to [***] reserved rights as provided under Section 2.2 of the [***] Agreement, and the rights of the United States government as provided under Section 2.3 of the [***] Agreement.
I.4
License to Seres. During the Term, Licensee shall and hereby does grant to Seres a [***], license, [***], under [***], solely to Exploit the Collaboration Products in the ROW Territory, and to Develop and Manufacture Collaboration Products in the Licensed Territory both for Commercialization of the Collaboration Products by or on behalf of Seres, its Affiliates or sublicensees in the ROW Territory and for Commercialization by or on behalf of Licensee and Seres in the Licensed Territory, in each case, solely to the extent that such activities are not precluded by any exclusive or co-exclusive license granted to Licensee or its Affiliates pursuant to this Agreement or the Existing Agreement. This license shall be superseded by the license granted under Section 14.2(c) upon the termination of this Agreement pursuant to Section 13.2, 13.3, 13.4 or 13.5. The terms of any sublicense granted pursuant to this Section 2.4 shall be consistent with the terms and conditions of this Agreement. Seres shall at all times remain responsible for, and shall be liable under this Agreement with respect to, any breach of this Agreement resulting directly or indirectly from the performance by its Affiliates and Third Parties under any sublicenses granted pursuant to this Section 2.4 (determined mutatis mutandis as if such sublicensees were Seres hereunder).
I.5
Transfer of Licensed Know-How.
(a)
Initial Transfer. [***], Seres shall provide Licensee with copies of and/or reasonable access to all existing material Licensed Know-How, except for Manufacturing Know-How, as Licensee may reasonably request that exists as of the Effective Date and that have not previously been transferred to Licensee. Such Licensed Know-How may be provided and/or made accessible to Licensee in the form of copies of written documents or other tangible form, and/or as electronic files in a mutually acceptable format and medium, as agreed upon by the JSC.

(b)
Subsequent Transfers. During the Term, Seres shall provide Licensee with copies of and reasonable access to all existing material Licensed Know-How, except for Manufacturing Know-How, necessary to enable Licensee to exercise its rights and perform its obligations under this Agreement, together with supporting documentation, and provide reasonable assistance to Licensee as may be necessary for Licensee to Develop Collaboration Products in accordance with this Agreement and to Commercialize Collaboration Products in the Field in the Licensed Territory.
I.1
Certain Limitations; Exclusivity.
(a)
Notwithstanding anything to the contrary in this Agreement, but without limiting Licensee’s rights under the Existing Agreement, [***].
(b)
During the Term, neither Seres nor Licensee will, subject to Section 18.9, [***].
I.2
No Other Rights; Existing Agreement. Except for the rights and licenses expressly granted in this Agreement, each Party retains all rights under its Intellectual Property Rights, and no additional rights shall be deemed granted to the other Party by implication, estoppel or otherwise. For clarity, this Agreement shall not modify the Parties’ rights and obligations under the Existing Agreement, and Licensee’s Exploitation of Collaboration Products in and in respect of the ROW Territory shall be governed by the terms and conditions of the Existing Agreement.
I.3
[***] Agreement. Licensee acknowledges that it has received an unredacted copy of the [***] Agreement from Seres. Licensee acknowledges that the license granted by Seres to Licensee under Section 2.1 with respect to the [***] Patents are, in addition to being subject to the terms and conditions of this Agreement, subject to the applicable terms and conditions of the [***] Agreement. Licensee acknowledges that, pursuant to Section 3.1 of the [***] Agreement, Seres will furnish to [***] a true and complete copy of this Agreement and any current and future amendments thereto. To the extent reasonably requested by Seres, Licensee will cooperate with Seres to support Seres’ compliance with the [***] Agreement in accordance with the terms therein and [***].
Article III

GOVERNANCE
III.1
Joint Steering Committee.
(a)
Formation. [***], Seres and Licensee shall establish a joint steering committee (“Joint Steering Committee” or “JSC”), which shall have overall responsibility for overseeing the activities conducted pursuant to this Agreement, which oversight shall be conducted through the Subcommittees as set forth in Section 3.2. The JSC shall be composed of an equal number of representatives from each of Licensee and Seres, selected by such Party. Unless the Parties otherwise agree, the exact number of representatives for each of Licensee and Seres shall be three (3) representatives, each of whom shall be at a level which allows such representative to make decisions on behalf of the Party he/she represents with respect to the relevant matters. Either Party may replace its respective JSC representatives at any time with prior written notice to the other Party; provided that the criteria for composition of the JSC set forth in the preceding sentence continues to be satisfied following any such replacement of a Party’s representative on the JSC. The Joint Steering Committee shall perform the functions and assume the responsibilities and have such authority only as set forth in this Agreement.
(b)
Specific Duties. The Joint Steering Committee shall have the following duties, all of which, for clarity, are specific to the Licensed Territory unless otherwise expressly stated:
(i)
Provide general direction and oversight over the JDC with respect to the activities set forth in this Agreement related to the Development and regulatory strategy and submissions for Collaboration Products in the Field in the Licensed Territory;
(ii)
Approve Additional Clinical Studies as Shared Clinical Studies and the Shared Clinical Study Budgets therefor, including any updates thereto;
(iii)
Approve Life Cycle Management plans for Collaboration Products in the Licensed Territory, including the budget therefor and updates thereto;
(iv)
Discuss Patent filing strategies in the Licensed Territory;
(v)
Discuss and approve Manufacturing Budgets and other material decisions relating to strategies and plans for Manufacturing the Collaboration Products in the Licensed Territory to support Commercialization, including timeline and plan for production of commercial supplies of Collaboration Products, back-up suppliers, inventory control, commercial scale-up plans, and labeling and packaging plans and artwork therefor;
(vi)
Direct and oversee the JCC on the commercial issues that fall within the purview of the JCC;
(vii)
Approve the Commercialization Plan and Budget for a Collaboration Product and all substantive amendments and updates with respect thereto;
(viii)
Approve the Development or Commercialization of a Combination Product for a particular country in the Licensed Territory and evaluate appropriate adjustments to the definition of Net Sales, if any, needed in light of such Combination Product;
(ix)
Direct and oversee the JMAC on the Medical Affairs Activities issues that fall within the purview of the JMAC;
(x)
Approve the Medical Affairs Plan and Budget for each Collaboration Product and all substantive amendments and updates with respect thereto;
(xi)
Approve pricing, discounting and rebating strategies for Collaboration Products in the Licensed Territory pursuant to Section 5.8, in compliance with applicable Laws;

(xii)
Review such matters as are referred to it by a Subcommittee or Alliance Managers and approve or resolve any such matters that are required by this Agreement to be approved by the applicable Subcommittee or Working Group;
(xiii)
Determine any modifications to the scope of matters delegated to the Subcommittees and Working Groups, which, notwithstanding anything to the contrary herein, shall not be subject to a Party’s final decision-making authority under Section 3.4(b)(iv)(A) and Section 3.4(b)(iv)(B); and
(xiv)
Perform such other duties as are specifically assigned to the JSC in accordance with this Agreement.
III.2
Subcommittees.
(a)
Formation. [***], Seres and Licensee shall establish a joint commercialization committee (“Joint Commercialization Committee” or “JCC”), a joint development committee (“Joint Development Committee” or “JDC”), and a joint medical affairs committee (“Joint Medical Affairs Committee” or “JMAC”) (each of the JCC, the JDC, and the JMAC, a “Subcommittee”). Each Subcommittee shall be subject to the oversight of the JSC. The JCC shall be principally responsible for overseeing the Commercialization of Collaboration Products in the Licensed Territory. The JDC shall be principally responsible for overseeing the Development of Collaboration Products in the Licensed Territory. The JMAC shall be principally responsible for overseeing the Medical Affairs Activities with respect to Collaboration Products in the Licensed Territory. Each Subcommittee shall be composed of an equal number of representatives from each of Licensee and Seres, selected by such Party. Unless the Parties otherwise agree, the exact number of representatives in each Subcommittee for each of Licensee and Seres shall be three (3) representatives, each of whom shall be at a level which allows such representative to make decisions on behalf of the Party he/she represents with respect to the relevant matters. Either Party may replace its respective Subcommittee representatives at any time with prior written notice to the other Party; provided that the criteria for composition of each Subcommittee set forth in the preceding sentence continues to be satisfied following any such replacement of a Party’s representative on the applicable Subcommittee. Each Subcommittee shall perform the functions and assume the responsibilities, and have such authority only, as set forth in this Agreement and as modified by the JSC from time to time in accordance with Section 3.1(b)(xiii).
(b)
Specific Duties of the Joint Development Committee. The Joint Development Committee shall have the following duties, all of which, for clarity, are specific to the Licensed Territory unless otherwise expressly stated:
(i)
Discuss the Development of Collaboration Products in the Field in the Licensed Territory, including with respect to the conduct of and data analysis for the Ongoing Clinical Studies and any Post-Approval Studies in the Licensed Territory;
(ii)
Confer regarding the status and progress of activities under the Development and Regulatory Activity Plan;

(iii)
Review and approve Protocols for Additional Clinical Studies, recommend to the JSC to be approved as Shared Clinical Studies, and all substantive amendments and updates with respect thereto, and discuss and determine a Shared Clinical Study Budget for each Shared Clinical Study, including updates thereto, for approval by the JSC;
(iv)
Amend the Development and Regulatory Activity Plan to include any approved Shared Clinical Studies and Shared Clinical Study Budgets, and monitor progress and oversee execution of such studies;
(v)
Discuss regulatory strategies in the Licensed Territory, review Regulatory Filings and coordinate the exchange of information between the Parties with respect to Regulatory Filings in the Licensed Territory;
(vi)
Discuss and develop Life Cycle Management plans for Collaboration Products in the Licensed Territory, including the budget therefor and updates thereto, and, jointly with the JCC, recommend to the JSC for approval Life Cycle Management plans;
(vii)
Amend the Development and Regulatory Activity Plan to include any approved Life Cycle Management plans, and monitor progress and oversee execution of approved Life Cycle Management plans, including with respect to SER-109 Life Cycle Management; and
(viii)
Perform such other duties as are specifically assigned to the JDC in accordance with this Agreement.
(c)
Specific Duties of the Joint Commercialization Committee. The Joint Commercialization Committee shall have the following duties, all of which, for clarity, are specific to the Licensed Territory unless otherwise expressly stated:
(i)
Establish Life Cycle Management strategies for Collaboration Products in the Licensed Territory, including whether to seek new indications, formulations or uses for the Collaboration Products in the Licensed Territory, and, jointly with the JDC, recommend to the JSC for approval Life Cycle Management plans;
(ii)
Review and recommend to the JSC for approval Commercialization Plans and Budgets and all substantive amendments and updates with respect thereto;
(iii)
Facilitate the flow of information with respect to the Commercialization of the Collaboration Products in the Licensed Territory;
(iv)
Monitor progress under, and oversee implementation of, approved Commercialization Plans and Budgets, monitor the Parties’ compliance with the job descriptions and time periods for hiring Sales Representatives and other personnel in the Licensed Territory as set forth in the Commercialization Plans and

Budgets, and monitor Commercialization Costs incurred by or on behalf of the Parties;
(v)
If Seres elects to provide Details pursuant to Section 5.5(b), coordinate sales force activities and strategies in accordance with Commercialization Plans and Budgets;
(vi)
Approve the use of any contract sales organizations requested by a Party, subject to and in accordance with Section 5.5(g);
(vii)
Recommend to the JSC pricing, discounting and rebating strategies for Collaboration Products in the Licensed Territory, in compliance with applicable Laws; monitor Collaboration Product pricing and reimbursement in the Licensed Territory;
(viii)
Oversee publications and communications for the Collaboration Products in the Licensed Territory, including with respect to health and economic outcomes research publications;
(ix)
Review each Party’s financial reports pertaining to Allowable Expenses for each Collaboration Product in the Licensed Territory, provided pursuant to this Agreement; and
(x)
Perform such other duties as are specifically assigned to the JCC in accordance with this Agreement.
(d)
Specific Duties of the Joint Medical Affairs Committee. The Joint Medical Affairs Committee shall have the following duties, all of which, for clarity, are specific to the Licensed Territory unless otherwise expressly stated:
(i)
Review and recommend to the JSC for approval Medical Affairs Plans and Budgets, and all substantive amendments and updates with respect thereto, and oversee the implementation of Medical Affairs Activities to be conducted by Seres under such Medical Affairs Plans and Budgets, in each case for the Licensed Territory;
(ii)
Monitor progress under, and oversee implementation of, approved Medical Affairs Plans and Budgets, monitor Seres’ compliance with the job descriptions and time periods for hiring Medical Liaisons in the Licensed Territory as set forth in the Medical Affairs Plans and Budgets, and monitor Medical Affairs Activities Costs incurred by or on behalf of Seres;
(iii)
Facilitate the flow of information with respect to the Medical Affairs Activities in the Licensed Territory and coordinate the flow of such information with other Committees, as appropriate;
(iv)
Provide updates on Medical Affairs Activities in the Licensed Territory to the JSC; and

(v)
Perform such other duties as are specifically assigned to the JMAC in accordance with this Agreement.
III.3
Working Groups.
(a)
Establishment. From time to time, the JSC or a Subcommittee may establish and delegate duties to working groups (each, a “Working Group”) to oversee particular projects or activities within their respective authority. Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to the JSC or Subcommittee, as applicable. A Working Group shall be composed of an equal number of representatives from each of Seres and Licensee, selected by such Party, and the total number of members of each Working Group will be determined by the JSC or Subcommittee, as applicable. Each Working Group shall meet at such times and in such places as directed by the JSC or Subcommittee, as applicable. In no event shall the authority of any Working Group exceed that specified for it by the JSC or Subcommittee, as applicable, as set forth in this Article III.
(b)
Specific Working Groups. [***], the Parties shall form the following Working Groups:
(i)
a Patent Working Group to monitor and coordinate Patent strategies and prosecution and other proceedings with respect to the Licensed Patents in the Licensed Territory as set out in Article XI, which will report to the JSC;
(ii)
a Publications Working Group to monitor and coordinate the publication and communications strategy for the Collaboration Products in accordance with Section 10.4 and which will establish an annual medical and scientific communications plan, which will report to the JCC;
(iii)
a Manufacturing Working Group to monitor and coordinate the Manufacture, supply and quality of Collaboration Products in or for the Licensed Territory in accordance with the Supply Agreement and Quality Agreement, which will report to the JSC; and
(iv)
a Finance Working Group to monitor and coordinate accounting and financial matters relating to the activities conducted pursuant to this Agreement, which will report to the JSC.
III.4
Committee Meetings and Procedures.
(a)
Committee Meetings. Each Committee shall meet at least [***], or more or less often as otherwise agreed to by the Parties, provided that it shall meet within [***] after the formation thereof in accordance with this Article III. Committee meetings may be conducted by telephone, video-conference or in person as determined by its members. Unless otherwise agreed by the Parties, all in-person meetings of a Committee shall be held on an alternating basis between Seres’ facilities and Licensee’s facilities. One Party shall be responsible for appointing an individual to record the minutes of each Committee meeting, which minutes shall clearly document any decisions made by the Committee at such meeting. Unless otherwise agreed by the Parties, this responsibility shall alternate between the Parties every twelve (12) months, with Seres being responsible for the initial twelve (12) months following the Effective Date. Committee meeting minutes shall be circulated to the Parties within [***] following the meeting for review, comment and ratification by the Parties. No action taken at any meeting of a Committee shall be effective unless at least one (1) representative of each Party is participating. With the consent of the other Party (not to be withheld unreasonably), other employee representatives of a Party may attend any Committee meeting as non-voting observers at such Party’s sole cost and expense; provided that such employees must be bound by confidentiality and non-use obligations consistent with the terms of this Agreement.
(b)
Decision-Making.
(i)
All decisions required by this Agreement to be made by any Committee (including for clarity each Subcommittee and Working Group) shall be decided by unanimous vote, with each Party’s representatives [***].
(ii)
In the event that a Subcommittee or a Working Group fails to reach [***], then such disagreement shall be referred to the JSC for resolution. For clarity, each Party shall have the right to make determinations in its discretion with respect to such Party’s Party Tactical Matters, provided that such determinations are consistent with the Development and Regulatory Activity Plan, the Commercialization Plan and Budget, the Manufacturing Budget, or Medical Affairs Plan and Budget, as applicable, the terms of this Agreement, and applicable Law, except that disputes as to whether or not a matter is a Party Tactical Matter may be escalated in accordance with this Section 3.4(b)(ii) and, if applicable, Section 3.4(b)(iv).
(iii)
In the event that the JSC fails to reach [***] and such matter is not subject to a Party’s final decision-making authority under Section 3.4(b)(iv)(A) and Section 3.4(b)(iv)(B), then either Party may, by written notice to the other Party, have such matter referred to the Senior Executives, who shall meet promptly and negotiate in good faith pursuant to Section 17.1. If despite such good faith efforts, the Senior Executives are unable to resolve such disagreement, then either Party may submit such dispute for resolution via arbitration in accordance with Section 17.2.
(iv)
Except with respect to any matters that this Agreement provides must be consented or agreed to, or approved by, the other Party, anything to the contrary contained in this Agreement:
(A)
Seres shall be entitled to make the final determination with respect to any disagreement regarding a matter for which approval or resolution of the JSC is expressly required herein, or that is submitted to the JSC for resolution in accordance with Section 3.4(b)(ii), that is primarily related to [***]; provided, in each case of [***], and [***], that [***]; and
(B)
Licensee shall be entitled to make the final determination with respect to any disagreement regarding a matter for which approval or resolution of the JSC is expressly required herein, or that is submitted to the JSC for resolution in accordance with Section 3.4(b)(ii), that is primarily related to [***]; provided that in each case of [***] and [***].
(ii)
Any matter that is resolved in accordance with this Section 3.4 shall be deemed to have been approved by the JSC in the manner of such resolution.
I.2
Alliance Managers. [***], each Party shall appoint a representative (“Alliance Manager”) to facilitate communications between the Parties and to act as a liaison between the Parties with respect to activities to be conducted pursuant to this Agreement. Each Party may replace its Alliance Manager with an alternative representative at any time with prior written notice to the other Party. Each Party’s Alliance Managers shall be entitled to attend all Committee meetings as non-voting members. Each Alliance Manager may bring any matter to the attention of a Committee where such Alliance Manager reasonably believes that such matter requires attention of such Committee.
I.3
Scope of Governance. Notwithstanding the creation of the JSC, JCC, JDC, JMAC and/or any Working Group, each Party shall retain the rights, powers and discretion granted to it under this Agreement, and neither the JSC, JCC, JDC, JMAC nor any Working Group shall have any rights, powers or discretion unless expressly provided herein or delegated by the JSC, or the Parties expressly otherwise agree in writing. The Alliance Managers shall not have any rights, powers or discretion except as expressly granted to the Alliance Managers hereunder. The decisions of the JSC, JCC, JDC, JMAC, any Working Group and Alliance Managers shall be consistent with the terms and conditions of this Agreement. In no event shall the JSC, JCC, JDC, JMAC, any Working Group or the Alliance Managers have any power to modify, amend or waive compliance with this Agreement. For clarity, other than matters for which approval or resolution of the JSC or a Subcommittee is expressly required herein: (a) Seres shall be responsible for and shall have discretion with respect to (i) all Development activities for Collaboration Products in the Field in the Licensed Territory in accordance with, and subject to, Sections 4.1, 4.3, 4.4 and 4.5, (ii) all Regulatory Filings for Collaboration Products in the Field in the Licensed Territory in accordance with, and subject to, Section 4.6, and (iii) the Manufacturing of Collaboration Products for Development in the Field in the Licensed Territory in accordance with, and subject to, Article IX and the Supply Agreement and (b) Licensee shall be responsible for and shall have discretion with respect to all other activities in respect of the Collaboration Products pursuant to this Agreement, including all Commercialization activities with respect to the Collaboration Products in the Licensed Territory in accordance with, and subject to, Article V.
I.4
Cost of Governance. The Parties agree that the costs incurred by each Party in connection with its participation at any meetings under this Article III shall be borne solely by such Party and shall not be Allowable Expenses.
I.5
Senior Executive Meetings. From time to time, but in any event at least [***] per Calendar Year, the [***] of Seres and the Nestlé Health Science Unit shall meet (by telephone, video-conference or in person as determined by [***]) to discuss the status of activities conducted pursuant to this Agreement, including any issues relating to the Development or Commercialization of Collaboration Products in the Field in the Licensed Territory, and provide feedback on any issues raised during such discussions.

I.6
Dissolution of Committees. Upon the [***] of the Effective Date, or such earlier date that the Parties mutually agree in writing, all Committees shall automatically disband. Upon the disbanding of a Committee, such Committee shall have no further obligations under this Agreement and, thereafter, the Alliance Managers shall be the contact persons for the exchange of information under this Agreement, and decisions of such Committee shall be made by (a) Seres with respect to (i) all Development activities for Collaboration Products in the Field in the Licensed Territory in accordance with, and subject to, Sections 4.1, 4.3, 4.4 and 4.5, (ii) all Regulatory Filings for Collaboration Products in the Field in the Licensed Territory in accordance with, and subject to, Section 4.6, and (iii) the Manufacturing of Collaboration Products for Development in the Field in the Licensed Territory in accordance with, and subject to, Article IX and the Supply Agreement or (b) Licensee with respect to all other activities in respect of the Collaboration Products pursuant to this Agreement, including all Commercialization activities with respect to the Collaboration Products in the Licensed Territory in accordance with, and subject to, Article V and the other terms and conditions of this Agreement.
Article IV

DEVELOPMENT AND REGULATORY ACTIVITIES
IV.1
Current Development.
(a)
Ongoing Clinical Studies. Seres shall remain responsible for and shall complete at its sole cost all ongoing Clinical Studies as of the Effective Date in the Licensed Territory, as listed in the initial Development and Regulatory Activity Plan attached to this Agreement as Exhibit C (each, an “Ongoing Clinical Study”), including preparing all analysis and reports therefor, to support Regulatory Approval of SER-109 in the Licensed Territory for the treatment of rCDI, and shall remain responsible for contracting with and managing any Third Party independent contractor performing activities in connection with such Clinical Studies. For the sake of clarity, no costs incurred by Seres in performing its obligations under this Section 4.1(a) shall constitute Allowable Expenses.
(b)
Post-Approval Studies for First Regulatory Approval. Seres shall be responsible for and shall complete any Post-Approval Study for the first Regulatory Approval of SER-109 in the Field in the United States, and shall pay and be solely responsible for the Post-Approval Study Costs therefor. For clarity, no costs incurred by Seres in performing its obligations under this Section 4.1(b) shall constitute Allowable Expenses.
IV.2
Rights of Reference and Data Access. Subject to any applicable reimbursement of costs in Section 4.4(e) below, Licensee shall have the right to cross-reference the Regulatory Filings Controlled by Seres during the Term for Collaboration Products, and to access such Regulatory Filings and any Data to the extent such cross-reference and access is required by applicable Law or reasonably useful for the performance of its obligations and exercise of its rights under this Agreement. Subject to any applicable reimbursement of costs in Section 4.4(e) below, Seres hereby grants to Licensee, its Affiliates and sublicensees, a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) in the United States, or an equivalent right of access/reference in any other country or region, to any Data, including Seres’ or its Affiliate’s clinical dossiers, Controlled by Seres or such Affiliate for Collaboration Products for the sole purpose of the performance of its obligations and exercise of its rights under this Agreement, subject to the limitations set forth in this Section 4.2. Upon written request by Licensee, Seres or its Affiliate shall provide a signed statement to this effect, in accordance with 21 C.F.R. § 314.50(g)(3) or the equivalent as required in any country or region or otherwise provide appropriate notification of such right of reference of Licensee to the applicable Regulatory Authority. Seres will cooperate, and cause its Affiliates to cooperate, with Licensee to effect the foregoing. For clarity, nothing contained in this Section 4.2 shall limit any right of reference in respect of, or right to use or access, any Regulatory Filings or Data Licensee and its Affiliates have pursuant to the Existing Agreement.
IV.3
Seres Development Obligations.
(a)
Without limiting Section 4.2, Seres shall use Commercially Reasonable Efforts to complete all Development activities in respect of SER-109 as set forth in the initial Development and Regulatory Activity Plan attached to this Agreement as Exhibit C, as may be required to obtain the first Regulatory Approval of SER-109 in the Field in the United States, and any Post-Approval Studies for which Seres is responsible pursuant to Section 4.1(b); provided that the foregoing shall not require Seres to conduct any pre-approval Phase III Clinical Studies not contemplated by the initial Development and Regulatory Activity Plan. If the FDA (x) requires the conduct of such a pre-approval Phase III Clinical Study prior to the grant of such first Regulatory Approval or (y) does not grant Regulatory Approval for SER-109 within the period of [***] following the initial submission by Seres of a Regulatory Filing seeking such first Regulatory Approval as set forth in the initial Development and Regulatory Activity Plan, then: (i) Seres shall notify Licensee thereof, and for [***] thereafter, which period may be extended by mutual agreement of the Parties, the Parties shall discuss and attempt in good faith to agree on each Party’s responsibilities for the conduct of additional Clinical Study(ies) for SER-109 and any other modifications to the initial Development and Regulatory Activity Plan, provided that the funding for any such additional Clinical Study(ies) shall be borne [***] by Seres and [***] by Licensee, and (ii) [***]. For clarity, (1) Seres shall not have any obligations to use Commercially Reasonable Efforts to make Regulatory Filings for Collaboration Products in Canada, unless and until the Parties mutually agree in writing to conduct specified regulatory activities for Collaboration Products in Canada, and (2) Seres shall not have any obligations to conduct Clinical Studies of Collaboration Products in Canada unless and until the Parties mutually agree in writing to conduct specified Clinical Study(ies) for Collaboration Products in Canada. Subject to the foregoing and the remaining provisions of this Article IV, Seres shall be responsible for all Development activities for Collaboration Products in the Field in the United States [***], subject to Section 4.4 with respect to Life Cycle Management Costs, in accordance with the Development and Regulatory Activity Plan.
(b)
The initial Development and Regulatory Activity Plan sets forth the Development activities to be conducted for SER-109 in the Field in the United States until the first Regulatory Approval for SER-109 is obtained in the Field in the United States. In addition to any Clinical Studies governed by Section 4.1(b) or Section 4.3(a), either Party may propose for review by the JDC an amendment to the Development and Regulatory Activity Plan to include any additional Development activities to be conducted by Seres in the Field in the Licensed Territory. Each Party shall reasonably consider and comment on any such proposal, [***]. The Development and Regulatory Activity Plan, as amended from time to time, will clearly identify the Collaboration Products covered thereby (including any required or anticipated label elements) and shall include, to the extent available, details of: [***]. If the terms of the Development and Regulatory Activity Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement or the Existing Agreement, then the terms of this Agreement or the Existing Agreement, as applicable, shall govern.
IV.4
Life Cycle Management. The Parties acknowledge and agree that, as of the Effective Date, the Parties intend to Develop SER-109 in the United States under this Agreement for the treatment of patients with rCDI and associated complications as the first indication. In accordance with Sections 3.2(b)(vi) and 3.2(c)(i), the JDC and JCC shall develop Life Cycle Management strategies and a Life Cycle Management plan for Collaboration Products under this Agreement addressing [***] and, if the Parties mutually agree in writing to conduct Clinical Study(ies) or make Regulatory Filings for Collaboration Products in Canada, for Canada, for a Collaboration Product. If the JSC approves a given Life Cycle Management plan recommended by the JDC and JCC, then the Development and Regulatory Activity Plan shall be amended by the JDC to include such activity, and the agreed upon Life Cycle Management Costs thereof shall be specified therein. If any such approved Life Cycle Management activities are to be conducted by Licensee, then Licensee shall use Commercially Reasonable Efforts to complete all such activities as set forth in the Development and Regulatory Activity Plan. Notwithstanding the foregoing, if the JSC does not approve the conduct of Life Cycle Management activities proposed by a Party (the “Proposing Party”) pertaining to Development of Collaboration Products to include [***], then (i) with respect to pre-clinical Development, the Proposing Party shall have the right to conduct any such pre-clinical Development at its sole cost and at its discretion (and for clarity an amendment to the Development and Regulatory Activity Plan shall not be needed), and (ii) with respect to clinical Development, the process set forth in Sections 4.4(a)-(e) for Additional Clinical Studies shall apply. If any Regulatory Filings for Collaboration Product in the Licensed Territory contain Data from pre-clinical Development activities conducted solely by a Proposing Party at the Proposing Party’s expense pursuant to clause (i) of the immediately preceding sentence as the basis for the grant of a new or expanded Regulatory Approval for Collaboration Products in the Licensed Territory, then the other Party shall reimburse the Proposing Party for [***]. Notwithstanding anything to the contrary in the foregoing, with respect to any Clinical Study, other than a Post-Approval Study, of Collaboration Products for use in the treatment of a primary CDI or rCDI or associated complications in the Licensed Territory that either Party proposes for Seres to perform as a sponsor (any such Clinical Study, an “Additional Clinical Study”):
(a)
The Proposing Party shall provide the JDC an opportunity to review and approve a proposed study protocol and related budget to such protocol (together, the “Protocol”). The JDC shall, as soon as reasonably practicable, recommend to the JSC whether to approve the Additional Clinical Study that is the subject of such Protocol.
(b)
[***] after receipt by the JDC of the Protocol, the JSC shall determine whether to approve such Additional Clinical Study and the budget therefor. For clarity, the JSC may approve such Additional Clinical Study sooner than [***].
(c)
In the event the JSC approves the Additional Clinical Study, and the budget therefor, then such Additional Clinical Study will be designated as a shared Clinical Study (the “Shared Clinical Study” and such budget therefor, the “Shared Clinical Study Budget”), and the Shared Clinical Study Costs incurred in accordance with the Shared Clinical Study Budget shall be included in [***]. The initial Shared Clinical Study Budget shall be updated by the JDC from time to time for approval by the JSC to incorporate changes thereto as a result of [***] negotiations with Third Party vendors, consultants, suppliers and contractors for services and materials relating to the Shared Clinical Study. [***] shall select such Third Party vendors, consultants, suppliers and contractors [***], and as between the Parties, [***].
(d)
If the JSC does not approve the Additional Clinical Study as a Shared Clinical Study, either expressly or by failing to provide written notice of approval to the Parties within the [***] period set forth in Section 4.4(b), the Proposing Party shall be free to conduct such Additional Clinical Study at its sole discretion, cost and expense (and for clarity an amendment to the Development and Regulatory Activity Plan shall not be needed), by itself or with or through a Third Party contractor within the Licensed Territory. If [***] elects to conduct an Additional Clinical Study pursuant to this Section 4.4(d), [***]. The Proposing Party shall select such Third Party vendors, consultants, suppliers and contractors at its sole discretion, and as between the Parties, [***]. For clarity, any proposed Additional Clinical Study shall be performed by [***] unless the JSC does not approve such Additional Clinical Study as a Shared Clinical Study, in which case [***] shall have the right to perform such Additional Clinical Study in accordance with this Section 4.4(d) if [***] is the Proposing Party therefor.
(e)
If a Proposing Party conducts an Additional Clinical Study at its expense pursuant to Section 4.4(d), above, then if any Regulatory Filings for Collaboration Product in the Licensed Territory contain Data from such Additional Clinical Study as the basis for the grant of a new or expanded Regulatory Approval for Collaboration Products in the Licensed Territory, the other Party shall reimburse the Proposing Party for [***].
IV.5
Development Efforts; Manner of Performance; Reports.
(a)
Development Efforts; Development Records. The Party conducting, or whose Affiliate or Third Party subcontractor is conducting, any Development activities for Collaboration Products in the Field in the Licensed Territory shall ensure that such Development activities are conducted in good scientific manner and in compliance with applicable Laws, including Good Manufacturing Practices, Good Laboratory Practices and Good Clinical Practices, current standards for pharmacovigilance practice, and all applicable requirements relating to the protection of human subjects. Such Party shall maintain, and require its Affiliates and Third Party subcontractors to maintain, records of its Development activities of Collaboration Products in the Field in the Licensed Territory conducted pursuant to this Agreement in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved by or on behalf of Seres in the performance of the Development activities.
(b)
Development Reports. At each meeting of the JDC, each Party will report on Development activities conducted with respect to the Collaboration Products in the Field in the Licensed Territory performed or caused to be performed by or on behalf of such Party or its Affiliates since the last meeting of the JDC, and provide such other information as may be reasonably requested by the JDC with respect to such Development activities. Without limiting the foregoing, each Party, to the extent it is conducting Development activities hereunder, shall provide a written report to the JDC every [***] commencing with the [***], which reports shall include, to the extent available, a summary of such Party’s progress in performing its obligations under the Development and Regulatory Activity Plan and activities accomplished by such Party in relation thereto since the prior report, including, to the extent applicable, a summary of significant results, adverse event reports, information and Data generated, Manufacturing developments, significant challenges anticipated and updates regarding significant intellectual property and supply chain matters, with respect to each Collaboration Product in the Field. The Parties will agree on an appropriate format for such written reports, which may consist of a compilation of separate subject matter reports (or excerpts therefrom) that are generated in the ordinary course by or on behalf of the Party responsible for the relevant Development activities.
IV.6
Regulatory Matters.
(a)
Ownership of and Responsibility for Regulatory Filings. Unless otherwise agreed by the Parties in writing and except for Regulatory Filings contemplated by Section 5.6(a), Seres or its Affiliates shall at all times during the Term own and maintain all Regulatory Filings for Collaboration Products in the Field in the Licensed Territory. Subject to Sections 4.6(b) and 5.6(a), Seres or its Affiliates shall have the responsibility for all regulatory affairs related to Collaboration Products in the Field in the Licensed Territory, including the preparation and filing of Regulatory Filings and maintenance of Regulatory Approvals in the Field in the Licensed Territory and the payment of fees payable to Regulatory Authorities, at its sole cost, subject to the rest of this Section 4.6(a) with respect to Regulatory Expenses for Life Cycle Management activities. With respect to regulatory activities for Collaboration Products in the Field in the Licensed Territory, including the preparation and submission of Regulatory Filings and maintenance of Regulatory Approvals, (i) that are approved by the JSC pursuant to the Life Cycle Management plan for Collaboration Products under Section 4.4, the Regulatory Expenses incurred therefor are Life Cycle Management Costs and included in Allowable Expenses, or (ii) that are not approved by the JSC as Life Cycle Management activities but are related to an Additional Clinical Study conducted independently by the Proposing Party under Section 4.4(d), if any Regulatory Filings for Collaboration Product in the Licensed Territory contain Data from an Additional Clinical Study conducted solely by the Proposing Party at its expense as the basis for the grant of a new or expanded Regulatory Approval for Collaboration Products in the Licensed Territory, then the other Party shall reimburse the Proposing Party for [***] of the Regulatory Expenses incurred in the conduct of such regulatory activity. Notwithstanding the foregoing, to the extent that Licensee independently undertakes Life Cycle Management activities pursuant to Section 4.4(d), Seres shall undertake regulatory activities in connection with such Life Cycle Management activities, including the preparation and submission of Regulatory Filings and maintenance of Regulatory Approvals, on behalf of Licensee solely at Licensee’s direction and cost (but subject to reimbursement pursuant to the immediately preceding sentence and Section 4.4).
(b)
Regulatory Cooperation. The JDC shall discuss the overall regulatory strategy and positioning for Collaboration Products in the Licensed Territory. In connection with such discussion, Seres shall discuss with the JDC proposed Regulatory Filings and provide to the JDC [***]. Seres shall provide to Licensee, not later than [***] prior to submission (or as early as practicable of an earlier submission is required by Law or the applicable Regulatory Authority), [***], and Licensee may [***]. Anything to the contrary notwithstanding, any proposal in any Regulatory Filing relating to [***]. Each Party shall provide to the other Party [***]. If Licensee is required to respond to any [***]. In connection with Seres (i) conducting the Ongoing Clinical Studies; any Post-Approval Studies to be performed in accordance with Section 4.1(b); [***]; and

any Shared Clinical Studies to be performed pursuant to Section 4.4, (ii) communicating with Regulatory Authorities regarding the Collaboration Products, and (iii) making Regulatory Filings and seeking and maintaining Regulatory Approvals for the Collaboration Products, in each case, [***].
(c)
Communications and Participation in Meetings with Regulatory Authorities. Except with respect to Commercialization activities or as otherwise may be required by applicable Law, as between the Parties, Seres will be the sole contact with the applicable Regulatory Authorities and will be solely responsible for all communications with such Regulatory Authorities concerning Regulatory Filings and Regulatory Approvals relating to Collaboration Products in the Licensed Territory. Except with respect to Commercialization activities or as otherwise may be required by applicable Law, [***]. Notwithstanding the foregoing, to the extent that Licensee independently undertakes Life Cycle Management activities pursuant to Section 4.4(d), [***] shall undertake communications with Regulatory Authorities relating to such Life Management Activities [***]. Seres shall provide Licensee with notice of all [***] concerning Regulatory Filings and/or Regulatory Approvals relating to Collaboration Products in the Licensed Territory [***], and in any event within [***], after such Party [***]. At all such [***], Licensee shall have the right to [***] by the applicable Regulatory Authority. Subject to the foregoing, Seres, [***], except with respect to [***], shall [***] with the relevant Regulatory Authority. In the case of [***], [***] shall determine [***], subject to the requirements of the applicable Regulatory Authority. However, if attendance at any [***] with a Regulatory Authority is [***], attendance shall be based on [***] Collaboration Product; provided that to the extent permitted by such Regulatory Authority, each Party shall be entitled to [***] at any such [***], and further provided that [***]. If for any reason, Licensee is unable to attend any [***], Seres shall provide Licensee with [***].
IV.7
Product Queries and Complaints; Safety Issues.
(a)
Each Party shall maintain a record of all medical and technical Collaboration Product‑related queries and complaints, as well as adverse event reports, it receives with respect to the Collaboration Products in the Licensed Territory. Each Party shall promptly notify the other Party of any such query, complaint or adverse event received by it in sufficient detail and in accordance with the timeframes and procedures for reporting to be established by the Parties in writing. [***] shall be responsible for investigating such technical Collaboration Product queries, complaints and adverse events and, following such investigation, the appropriate Party shall respond to such queries, complaints or adverse events.
(b)
During the period prior to the grant of the first Regulatory Approval by the FDA for the first Collaboration Product, [***], shall be responsible for maintaining the global safety database in respect of each Collaboration Product (each, a “Global Safety Database”).
(c)
Notwithstanding anything to the contrary contemplated by Section 7.4 of the Existing Agreement, which the Parties expressly agree shall be modified by this Section 4.7(c), at least [***] prior to [***], the Parties shall enter into a pharmacovigilance agreement (the “Pharmacovigilance Agreement”), which shall provide that [***], and shall also delineate the specific rights and responsibilities of each Party with respect to the collection, management and the exchange of safety information for the Collaboration Products. The Parties acknowledge and agree that such delineation shall leverage [***].
(d)
[***] shall be responsible for, and shall have discretion with respect to, the implementation of any risk evaluation and mitigation strategy that is implemented as a commitment to a Regulatory Authority as a condition of, or in connection with obtaining or maintaining, a Regulatory Approval.
IV.8
Recalls. To the extent that: (a) any Regulatory Authority in the Licensed Territory issues a directive or order that any Collaboration Product be recalled or withdrawn in the Licensed Territory; (b) a court of competent jurisdiction orders a recall or withdrawal of any Collaboration Product in the Licensed Territory; or (c) either Party determines any Collaboration Product should be recalled or withdrawn voluntarily in the Licensed Territory, the Party first learning of such matter or making such determination will so notify the other Party in writing. Upon a required recall or withdrawal of any Collaboration Product in the Licensed Territory in accordance with the foregoing, or upon a voluntary recall or withdrawal of any Collaboration Product in the Licensed Territory determined to be conducted by a Party, [***] will have the right to conduct any such recall or withdrawal of such Collaboration Product and [***] shall [***].
IV.9
Combination Products. Either Party may propose for approval by the JSC the Development or Commercialization of a Combination Product for a particular country in the Licensed Territory. If such Development or Commercialization is approved by the JSC, then prior to commencing Development or Commercialization activities for such Combination Product in such country, the Parties shall agree in writing to an equitable adjustment to the Net Sales definition for such Combination Product to reflect the value of the Collaboration Product contained in such Combination Product relative to such Combination Product as a whole.
Article V

COMMERCIALIZATION
V.1
Commercialization Plans and Budgets.
(a)
Attached hereto as Exhibit D is a plan setting forth the activities to be completed in furtherance of preparing for Commercialization of SER-109 in the United States (the “Pre-Launch Plan”). Each Party shall use Commercially Reasonable Efforts to carry out its activities in the Pre-Launch Plan in accordance with the Pre-Launch Plan, which activities shall be conducted at Seres’ sole cost and expense, subject to the Pre-Launch Cap in Section 7.4(a). For the sake of clarity, no costs and expenses of Seres in carrying out activities contemplated in the Pre-Launch Plan shall constitute Allowable Expenses and, to the extent applicable, Seres shall reimburse Licensee for the costs and expenses incurred by Licensee and its Affiliates in carrying out any activities contemplated in the Pre-Launch Plan to be conducted by Licensee or any of its Affiliates, subject to the Pre-Launch Cap in Section 7.4(a).
(b)
The Parties, through the JCC, will collaborate to develop the Commercialization strategy for Collaboration Products and Commercialize Collaboration Products in the United States and, if the Parties have mutually agreed in writing to Develop and Commercialize Collaboration Products in Canada, Canada, in accordance with the applicable

Commercialization Plan and Budget. In accordance with timing to be set by the JCC, Licensee shall prepare and send to the JCC for review a Commercialization Plan and Budget for each Collaboration Product. The initial Commercialization Plan and Budget for SER-109 shall be based on the high level, launch plan and budget that is attached to this Agreement as Exhibit E.
(c)
Each Commercialization Plan and Budget shall contain, to the extent reasonably determinable [***]. Each Commercialization Plan and Budget shall be updated from time to time as agreed by the JCC, but in any event at least [***]. Either Party may propose an amendment to a Commercialization Plan and Budget for the JCC’s review as set forth in Section 3.2(c)(ii).
(d)
The internal costs contemplated for each Party in the budget comprising each Commercialization Plan and Budget shall be determined in accordance with the FTE Costs corresponding to the applicable activities.
V.2
Commercialization in the Licensed Territory. Subject to Seres’ rights in this Article V, Licensee shall have the sole right to Commercialize the Collaboration Products in the Licensed Territory in accordance with the Commercialization Plan and Budget in effect from time to time and in accordance with the applicable Regulatory Approvals. Each Party shall, itself or through its Affiliates, licensees or Sublicensees, use Commercially Reasonable Efforts to Commercialize the Collaboration Products in the Licensed Territory in accordance with the then-applicable Commercialization Plan and Budget and in accordance with the applicable Regulatory Approvals. For clarity, neither Party shall have any obligations to use Commercially Reasonable Efforts to Commercialize Collaboration Products in Canada, unless and until the Parties mutually agree in writing to Develop and Commercialize Collaboration Products in Canada pursuant to Section 5.1(b). Each Party shall use Commercially Reasonable Efforts to perform any and all of its Commercialization activities with respect to each Collaboration Product that are assigned to it under the applicable Commercialization Plan and Budget, in good scientific manner and in compliance with all applicable Laws and Licensee’s and its Affiliates’ internal policies and procedures applicable to such Commercialization activities (of which Licensee shall advise Seres in writing), provided that Seres shall not be required to comply with such internal policies and procedures of Licensee if doing so would be reasonably expected to result in a failure to comply with applicable Law or ethics rules to which Seres is bound to comply. In allocating the responsibilities among the Parties in relation to the Commercialization of Collaboration Products, the Parties shall endeavor to leverage the use of the existing infrastructure and systems of the Parties in order to minimize the costs associated therewith.
V.3
Updates on Activities in the Licensed Territory. At each meeting of the JCC, each Party will share with the JCC a summary regarding the material activities conducted by or on behalf of such Party under each Commercialization Plan and Budget since the last JCC meeting. Each Party will also promptly provide notice to the other Party, through the JCC, of any significant Commercialization events under any Commercialization Plan and Budget that the reporting Party reasonably believes materially impacts the Commercialization activities of the other Party under such Commercialization Plan and Budget or otherwise under this Agreement. In addition to updates provided at JCC meetings, each Party will share updates to the other Party regarding Commercialization activities conducted by or on behalf of such Party in between JCC meetings, as reasonably requested by the other Party.

V.4
Booking of Sales; Sales and Distribution in Licensed Territory. Licensee shall book all revenues from sales of Collaboration Products in the Licensed Territory. Licensee shall also be responsible for warehousing and distributing all the Collaboration Products in the Licensed Territory and shall perform related distribution activities directly or through its local Affiliates where appropriate or through a distributor. Licensee shall be responsible for maintaining and, if applicable, creating or obtaining, the infrastructure necessary therefor. Licensee shall also be responsible for handling all returns, [***], order processing, invoicing and collection, and receivables with respect to Collaboration Products in the Licensed Territory. Licensee shall share with Seres on [***] basis informal reports on Net Sales and channel data as shall be agreed by the Parties, generated from booking sales of and warehousing and distributing Collaboration Products in the Licensed Territory; provided, that Licensee shall be under no obligation to create any such data that it does not otherwise generate in its ordinary course operations or organize or compile such data in any manner other than that which it organizes or compiles such data in its ordinary course operations.
V.5
Promotion in Licensed Territory.
(a)
Each Commercialization Plan and Budget shall include the activities to be undertaken by Licensee and, if Seres elects to provide Details in accordance with Section 5.5(b), by Seres, with respect to promoting Collaboration Products in the United States and, if the Parties mutually agree in writing to Develop and Commercialize Collaboration Products in Canada, Canada, including the following matters, in each case, as applicable and agreed by the JCC and, in the case of the initial Commercialization Plan and Budget, consistent with Exhibit E hereto:
(i)
the strategy and objectives of the Parties with respect to [***] the Collaboration Products for the Licensed Territory, including a [***];
(ii)
[***], including the [***] to perform [***] for Collaboration Products, in the Licensed Territory in the Field;
(iii)
designation of the [***];
(iv)
[***] for such [***] during each [***] covered by the applicable [***];
(v)
the conduct of [***] in the Licensed Territory, including the conduct of an [***];
(vi)
the development of and updates to an [***] for the Licensed Territory;
(vii)
[***] to be acquired and the acquisition of [***] for the Licensed Territory;
(viii)
[***] strategies for the [***] with [***] and other applicable [***];
(ix)
[***];
(x)
other Market Access strategy and plans; and

(xi)
[***] for the Collaboration Products.

For clarity, the activities in Section 5.5(a)(i)-(xi) for a Collaboration Product shall be included in the Commercialization Plan and Budget for such Collaboration Product to the extent agreed by the JCC and, in the case of the initial Commercialization Plan and Budget, consistent with Exhibit E.

(b)
The Parties acknowledge and agree that, as of the Effective Date, the Parties intend that Licensee shall be responsible for performing all promotion activities and providing all Details for Collaboration Products in the Licensed Territory. At any time [***], Seres shall have the right to elect to provide up to [***] of all Details focused on [***]. If Seres elects to provide Details in accordance with the immediately preceding sentence, then the Commercialization Plan and Budget for such Collaboration Product shall be amended to include Seres’ provision of Details for Collaboration Products in such country. If Seres makes the election to provide Details in accordance with the foregoing, but desires to provide more than [***] of all Details in [***] for a Collaboration Product, then the specific percentage of Details to be provided by Seres, if it makes such request shall be determined by the JCC, but for clarity, in no event shall the percentage Seres is entitled to provide be less than [***]. Licensee and, if Seres elects to provide Details, Seres, shall be responsible for performing Details allocated to such Party in accordance with the Commercialization Plan and Budget for a Collaboration Product. The Parties acknowledge that, at any given time, each Party may not necessarily have an equal role in promotion activities under this Agreement (for example, each Party may not provide an equal number of Sales Representatives who will Detail Collaboration Products in a country in the Licensed Territory). The Parties agree that the allocation of responsibility for calling on members of the Target Audience by the personnel performing Detailing activities shall take into account the existing resources of Licensee and shall seek to leverage those resources to the maximum extent practicable while still maintaining Seres’ right to provide Details in accordance with this Section 5.5(b), if it makes the election to do so. During the first [***] following the First Commercial Sale of each Collaboration Product in the Licensed Territory, the Commercialization Plan and Budget for such Collaboration Product shall specify that no less than [***] of all Details for such Collaboration Product shall be either Exclusive Details or Primary Position Details.
(c)
Licensee and, if Seres elects to provide Details in accordance with Section 5.5(b), Seres, shall perform its promotion obligations under each Commercialization Plan and Budget through Sales Representatives and other personnel under the direct and exclusive authority, supervision and control of such Party. A Party’s Sales Representatives and other personnel performing activities under the Commercialization Plan and Budget shall (i) not be debarred by a relevant Regulatory Authority, (ii) pass all relevant background checks required by such Party’s policies and procedures, and (iii) possess and maintain any required licenses, permissions or certifications required to Detail Collaboration Products to the Target Audience that he or she is expected to Detail, or perform other activities under the Commercialization Plan and Budget that such personnel is expected to perform. Each Party shall be solely responsible for any compensation that is payable to its Sales Representatives promoting Collaboration Products hereunder and its other personnel performing activities under the Commercialization Plan and Budget. Each Party agrees to include the Collaboration Products in its incentive compensation programs for its Sales Representatives in a manner reflecting the relative Detail position (e.g. Exclusive Details would receive the highest incentive compensation, Primary Position Details would receive the next highest incentive compensation, and Secondary Position Details would receive lower incentive compensation). Each Party will hire and maintain a sufficient number of Sales Representatives and other personnel with appropriate expertise to permit such Party to perform fully the activities allocated to it for the Licensed Territory under this Section 5.5 and each applicable Commercialization Plan and Budget, in accordance with the job descriptions and time periods for hiring Sales Representatives and other personnel as set forth in the applicable Commercialization Plan and Budget. Compliance with such criteria will be monitored by the JCC pursuant to Section 3.2(c)(iv), including a determination of whether a Party has performed the required number of Details set forth in the applicable Commercialization Plan and Budget in each Calendar Quarter (the “Target Level”). If either Party fails at any time to meet the Target Level set forth in a Commercialization Plan and Budget (the percent of the Target Level number of Details that a Party has failed to provide, a “Shortfall”), then such Party shall, [***]. If the defaulting Party disputes whether a Shortfall has occurred, it may submit such dispute to the JCC for resolution.
(d)
If Licensee or, if Seres elects to provide Details in accordance with Section 5.5(b), Seres, desires to provide a greater number of Sales Representatives or other personnel to perform activities under a Commercialization Plan and Budget, or anticipates that the actual costs to perform activities set forth in a Commercialization Plan and Budget will exceed the applicable portion of the relevant Commercialization Plan and Budget, then such Party shall so notify the JCC. The JCC shall discuss in good faith the reason(s) for such increase or excess and, following such discussion, the JCC shall determine whether to recommend to the JSC for approval an amendment to such Commercialization Plan and Budget to incorporate such increase or excess. If such increase or excess is approved by the JSC, then such Commercialization Plan and Budget shall be updated to reflect such increase or excess, and the costs attributable to such additional Sales Representatives or personnel, or otherwise in excess of such budget shall be included in Commercialization Costs. If the JSC does not approve such increase, then the costs attributable to such additional Sales Representatives or personnel, or otherwise in excess of such budget, shall not be included in Commercialization Costs, and such Party shall be solely responsible for any such increased or excess costs. Anything to the contrary notwithstanding, any increase in the relative number of Details to be performed by each Party, or to either Party’s Sales Representatives’ Target Audience shall only be made pursuant to an amendment to the then-current Commercialization Plan and Budget, approved in accordance with this Agreement.
(e)
Following the First Commercial Sale, Licensee and, if Seres elects to provide Details in accordance with Section 5.5(b), Seres, shall provide to the other Party on a [***] basis a report of the number of aggregate Details (including the positions of such Details) and other material Commercialization efforts carried out by its Sales Representatives and personnel in each Calendar Quarter in the Licensed Territory. Each such report will be delivered no later than [***]. In furtherance thereof, each Party shall require its Sales Representatives and other personnel conducting Commercialization activities in the Licensed Territory to provide information on an ongoing basis in accordance with such Party’s customer relationship management or other systems, including without limitation call activity and account profiling information.
(f)
[***] of the FTE Costs and Out-of-Pocket Costs of conducting an Exclusive Detail shall be included in Commercialization Costs. [***] of the FTE Costs and Out-of-Pocket Costs of conducting a Primary Position Detail shall be included in Commercialization Costs. The FTE Costs and Out-of-Pocket Costs of conducting a Secondary Position Detail that are included in Commercialization Costs for a given Collaboration Product shall be determined by the JCC and approved by the JSC, but shall not exceed [***] of such FTE Costs and Out-of-Pocket Costs . For sake of clarity, the foregoing shall apply to Details conducted by Licensee or Seres, except that, [***], (i) [***], and (ii) if, at the time [***], then [***] shall be included in Commercialization Costs. Notwithstanding anything to the contrary, with respect to any Details provided by a Party, Commercialization Costs and Allowable Expenses shall exclude any costs or expenses incurred by such Party or its Affiliates to establish or scale up such Party’s or its Affiliates’ infrastructure or capabilities to provide such Details if, at the time such establishment or scale-up costs and expenses are incurred, the other Party has the infrastructure and capabilities necessary to provide such Details.
(g)
Except as permitted hereby below, Licensee may not use any contract sales organizations to promote a Collaboration Product during the first [***] following the First Commercial Sale of such Collaboration Product. Thereafter, Licensee may use any contract sales organizations approved by the JCC to promote such Collaboration Product after consultation with the JCC. If Seres elects to provide Details in accordance with Section 5.5(b), except as otherwise permitted below, Seres may not use any contract sales organizations to promote a Collaboration Product during the first [***] following the First Commercial Sale of such Collaboration Product. Thereafter, Seres may use any contract sales organizations approved by the JCC to promote such Collaboration Product after consultation with the JCC. Notwithstanding anything herein to the contrary, either Party shall have the right to use personnel from contract sales organizations on a temporary basis (without the approval of the JCC) in connection with the promotion of Collaboration Products as part of its process of identifying and recruiting personnel.
V.6
Promotional Materials.
(a)
Licensee shall be responsible for the preparation of marketing, advertising and promotional core materials, training manuals and educational materials for Collaboration Product for use in the Licensed Territory, in accordance with the Commercialization Plan and Budget for such Collaboration Product. Such manuals and materials shall be consistent with the Parties’ internal policies and procedures and applicable Law. Except with respect to the Product Trademarks, Licensee shall own all right, title and interest in and to all such manuals and materials and intellectual property rights therein. Licensee shall provide core promotional materials and manuals, as determined by the JCC, to Seres reasonably in advance of finalization thereof by Licensee, its Affiliates and Sublicensees, so that Seres has a reasonable period of time to review and provide comments thereon for consideration. Licensee shall consider in good faith any reasonable comments thereon provided by Seres. Licensee shall be responsible for any submissions to the applicable Regulatory Authorities of marketing, advertising or promotional materials that may be required under applicable Law and communications with such Regulatory Authorities in connection therewith. Seres shall provide to Licensee such assistance as Licensee may reasonably request in connection with such submissions and communications.
(b)
All materials and other information used in connection with Commercialization activities in the Licensed Territory, including Collaboration Product labeling, package inserts and informational materials distributed for use in promoting Collaboration Products, oral presentations, direct-to-consumer advertising, patient information materials and patient benefit programs, that identify a Party in connection with a Collaboration Product, shall display the Seres and Licensee Corporate Names with equal prominence, and shall identify both Parties as jointly promoting the Collaboration Product, in each case to the extent permitted by applicable Law.
(c)
Each Party shall, and shall cause its Sales Representatives and other personnel performing Commercialization activities for Collaboration Products to, (i) use and distribute only the materials prepared in accordance with Section 5.6(a); and (ii) not modify, alter, amend, adjust or mask any portion of such materials in any way. Each Party will promptly notify the other Party and take all necessary corrective action in the event such Party learns that any such modification, alteration, amendment, adjustment or masking, or any such use or distribution of unapproved marketing materials for Collaboration Products has taken place by it or its Sales Representatives.
V.7
Training.
(a)
Licensee shall be responsible for developing and conducting training programs and materials for the Parties’ Sales Representatives in relation to the Commercialization of the Collaboration Products in the Licensed Territory. The Parties agree to make their Sales Representatives and other personnel available for training from time to time including in connection with the launch of a Collaboration Product in the Licensed Territory for each of the initial indication and any subsequent indications. Such training shall also include training regarding healthcare compliance topics.
(b)
All Sales Representatives will be required to achieve the same certification standards related to Collaboration Product and clinical knowledge, as determined by Licensee, before initiating Detailing of the Collaboration Products in the Licensed Territory.
V.8
Pricing. The JSC shall set the pricing, discounting and rebating strategy for each Collaboration Product in the Licensed Territory, including wholesale acquisition cost, list price, targeted net pricing, sales-weighted average discounts and rebates. The JCC will oversee the implementation of such decisions regarding costs, pricing, discounts and rebates and determine the optimal distribution flow of the Collaboration Products in the Licensed Territory, including which wholesalers, distributors and specialty pharmacies are eligible to buy and handle the Collaboration Products in the Licensed Territory. Licensee shall enter into contracts for the Collaboration Products with wholesalers, distributors, group purchasing organizations, specialty pharmacies, managed care organizations, pharmacy benefit managers, Centers for Medicare and Medicaid Services, U.S. Department of Veterans Affairs, U.S. Department of Defense, integrated delivery networks, accountable care organizations, and other applicable healthcare organizations. Licensee shall negotiate pricing and discounting for such Collaboration Product in the Licensed Territory with such entities in consultation with the JCC, and in accordance with the JSC-approved pricing, discounting and rebating strategy for such Collaboration Product. For clarity, [***].
Article VI

Medical Affairs Activities
VI.1
Medical Affairs Activities Plan and Budget. The Parties will perform Medical Affairs Activities for Collaboration Products that are in Phase II Clinical Studies or more advanced Development or Commercialization stages in the Licensed Territory in accordance with the applicable Medical Affairs Plan and Budget. In accordance with timing to be set by the JMAC, Seres shall prepare and send to the JMAC for review a Medical Affairs Plan and Budget for each such Collaboration Product. Each Medical Affairs Plan and Budget shall contain [***]. Each Medical Affairs Plan and Budget shall be updated from time to time as agreed by the JMAC, but in any event at least [***]. Either Party may propose for review by the JMAC an amendment to the Medical Affairs Plan and Budget to include any additional Medical Affairs Activities to be conducted in the Field in the Licensed Territory, including the conduct of Phase IV Clinical Studies with respect to the indication for which a Collaboration Product is approved. The Parties acknowledge and agree that where Licensee has existing medical affairs infrastructure and capabilities, the Parties will discuss opportunities to use such existing infrastructure and capabilities in the performance of Medical Affairs Activities for Collaboration Products in the Licensed Territory, provided that such use shall not exclude Seres from performing Medical Affairs Activities for Collaboration Products in the Licensed Territory.
VI.2
Conduct of Activities in the Licensed Territory. Each Party shall, itself or through its Affiliates, undertake all Medical Affairs Activities in support of Collaboration Products in the Licensed Territory as set forth in the applicable Medical Affairs Plan and Budget from time to time. Without limiting the foregoing, each Party shall perform any and all of its Medical Affairs Activities with respect to each Collaboration Product that are assigned to it under the applicable Medical Affairs Plan and Budget in good scientific manner and in compliance with all applicable Laws. In addition, each Party will hire and maintain a sufficient number of Medical Liaisons with appropriate expertise to permit it to perform fully the activities allocated to it for the Licensed Territory under the applicable Medical Affairs Plan and Budget, in accordance with the job descriptions and time periods for hiring Medical Liaisons set forth therein. Compliance with such criteria will be monitored by the JMAC pursuant to Section 3.2(d)(ii).
VI.3
Updates on Activities in the Licensed Territory. At each meeting of the JMAC, each Party will share with the JMAC a summary regarding the material activities conducted by or on behalf of it under each Medical Affairs Plan and Budget since the last JMAC meeting.
Article VII

PAYMENTS
VII.1
License Fee. In partial consideration for the rights and licenses granted by Seres to Licensee hereunder, Licensee shall pay to Seres a license fee equal to One Hundred Seventy-Five Million Dollars ($175,000,000) within [***] following the Effective Date in accordance with the payment provisions of Article VIII. Payment made in accordance with this Section 7.1 shall be non-refundable, non-creditable and non-cancellable.
VII.2
Milestone Payments.
(a)
Development Milestone Payments. In further consideration for the rights and licenses granted by Seres to Licensee hereunder, Licensee shall pay to Seres the following non-refundable, non-creditable milestone payments set out below following the first achievement by Licensee, and/or any of its Affiliates or Sublicensees, of the corresponding milestone events set out below, in accordance with this Section 7.2 and the payment provisions in Article VIII:

Milestone Event	Milestone Payment
First Regulatory Approval by the FDA for the first Collaboration Product	$125,000,000
First Regulatory Approval for the first Collaboration Product in Canada	$10,000,000

(b)
Sales Milestone Payments. In further consideration for the rights and licenses granted by Seres to Licensee hereunder, Licensee shall pay to Seres the following non-refundable, non-creditable milestone payments set out below following the first time that the Net Sales of Collaboration Products in the Licensed Territory reach the following thresholds, in accordance with this Section 7.2 and the payment provisions in Article VIII:

Sales Milestone Events	Milestone Payment

First Calendar Year in which annual Net Sales of Collaboration Products in the Licensed Territory equal or exceed $250,000,000	$50,000,000
First Calendar Year in which annual Net Sales of Collaboration Products in the Licensed Territory equal or exceed $500,000,000	$75,000,000
First Calendar Year in which annual Net Sales of Collaboration Products in the Licensed Territory equal or exceed $750,000,000	$100,000,000

VII.3
Reports and Payments of Milestones.
(a)
Promptly following the achievement of a milestone set out in Section 7.2(a), Seres shall notify Licensee in writing and issue an invoice to Licensee for the corresponding milestone payment.
(b)
With respect to the achievement of any sales milestone set out in Section 7.2(b), within [***] in which such sales milestone is achieved, Licensee shall notify Seres in writing and Seres shall issue an invoice to Licensee for the corresponding milestone payment.
(c)
Each milestone payment shall be due within [***] following Seres’ delivery of an invoice therefor. For the avoidance of doubt, if more than one of the milestone events in Section 7.2 should occur in one and the same Calendar Year, each of the respective payments shall become due.
I.2
Royalties; Other Payments.
(a)
During each Calendar Quarter of the Term following the First Commercial Sale of the first Collaboration Product, Licensee shall, within [***] of receipt from Seres of the report contemplated by Section 7.4(b), generate a report (the “Quarterly Royalty Report”) that calculates the Royalty Base Amount, if any, for the applicable Calendar Quarter. Seres shall be entitled to receive a royalty from Licensee in an amount equal to fifty percent (50%) of the Royalty Base Amount, if any, for each Calendar Quarter (such amount being referred to as the “Royalty Payment Amount”), which shall be paid in accordance with Section 7.4(b)(iii) and (iv). Notwithstanding anything to the contrary herein, Seres shall be responsible for all costs and expenses incurred by the Parties and their Affiliates in the performance of their obligations hereunder during the Pre-Launch Period in connection with the activities set forth in the Pre-Launch Plan and no such amount shall be taken into account in the calculations contemplated by this Section 7.4(a), except with respect to [***], which shall be included in [***], subject to Section 9.2; provided that the Commercialization Costs, the Medical Affairs Activities Costs and other costs and expenses (excluding Development costs and expenses) for which Seres shall be solely responsible pursuant to this sentence shall not exceed an aggregate amount of [***] (“Pre-Launch Cap”); [***]. Any such Commercialization Costs and Medical Affairs Activities Costs and other costs and expenses (excluding Development costs and expenses) exceeding in the aggregate the Pre-Launch Cap shall be included in [***] and taken into account in the calculations contemplated by this Section 7.4. To the extent applicable, Seres shall reimburse Licensee for any such costs and expenses of Licensee or its Affiliates promptly following receipt of an invoice therefor from Licensee as necessary to effectuate the foregoing.
(b)
Calculation and Payment of Royalty Payment Amount and True-Up Amount.
(i)
Following the First Commercial Sale of the first Collaboration Product, each Party shall report to the other Party, within [***] after the end of each Calendar Quarter, Net Sales, Other Income and Allowable Expenses received or incurred by such Party during such Calendar Quarter in the Licensed Territory and, as applicable, on a line item basis consistent with the budgetary line items set forth in the Commercialization Plan and Budget (except that the first such report shall report with respect to Allowable Expenses incurred from the Effective Date through the end of such Calendar Quarter). Such report shall specify in reasonable detail all deductions allowed in the calculation of such Net Sales and all expenses included in Allowable Expenses for such period. If requested by a Party, any invoices or other supporting documentation for any payments to a Third Party in respect of Allowable Expenses that individually exceed [***] dollars (or such other amount as may be specified by the JSC from time to time) shall be promptly provided not more than [***] after receipt of a request therefor. Each Party shall calculate, and maintain records of, Allowable Expenses incurred by it in accordance with GAAP and using its standard accounting procedures, consistently applied.
(ii)
Within [***] after the end of each Calendar Quarter (commencing with the Calendar Quarter during which Allowable Expenses are first incurred), the Parties shall reconcile all Allowable Expenses, Net Sales and Other Income paid, incurred or received by the Parties and their Affiliates during such Calendar Quarter as follows:
(A)
the aggregate Allowable Expenses incurred or paid by each Party and its Affiliates (such Party’s “Party Allowable Expenses”) for such Calendar Quarter shall be deducted from the sum of the aggregate of all Net Sales and Other Income received by such Party and its Affiliates (such Party’s “Receipts”) for such Calendar Quarter, with the difference being such Party’s “Party Net Amount” for such Calendar Quarter (which Party Net Amount may be a positive or negative number) and the Party having the lower Party Net Amount for the applicable Calendar Quarter being the

“Deficit Party” for such Calendar Quarter and the Party having the higher Party Net Amount for the applicable Calendar Quarter being the “Surplus Party” for such Calendar Quarter; and
(B)
the absolute value of the difference between the two Party Net Amounts for such Calendar Quarter shall be determined, with such amount, in dollars, being referred to as the “True-Up Delta” and the “True-Up Amount” for a particular Calendar Quarter being the amount equal to [***] of the True-Up Delta, subject to adjustment and payment in accordance with clause (v), below;

provided that, for the avoidance of doubt, consistent with Section 1.155, (A) income and withholding taxes imposed on either of the Parties or their Affiliates, (B) any payments made by Licensee to Seres pursuant to Section 7.1 or 7.2 and (C) indemnification payments by a Party to the other Party or to an Indemnitee hereunder or under the Supply Agreement, will not be included in the calculation of either Party’s Party Allowable Expenses or Receipts for any Calendar Quarter.

(iii)
Within [***] following the reconciliation set forth in Section 7.4(b)(ii), the Royalty Payment Amount and True-Up Amount for each Calendar Quarter shall be adjusted, and a corresponding payment made, as follows:
(A)
If Licensee owes a Royalty Payment Amount for such Calendar Quarter and is the Surplus Party for such Calendar Quarter, then Licensee shall pay Seres such Royalty Payment Amount and, in addition to and concurrently therewith, shall pay Seres an amount equal to the difference of the True-Up Amount for such Calendar Quarter minus such Royalty Payment Amount;
(B)
If Licensee owes a Royalty Payment Amount for such Calendar Quarter and is the Deficit Party for such Calendar Quarter, then (1) if the Royalty Payment Amount is greater than the True-Up Amount, Licensee shall pay to Seres an amount equal to such Royalty Payment Amount reduced by the True-Up Amount for such Calendar Quarter or (2) if such True-Up Amount exceeds such Royalty Payment Amount, Seres shall pay an amount equal to such excess to Licensee; and
(C)
If no Royalty Payment Amount is owing for such Calendar Quarter, the Surplus Party shall pay an amount equal to the True-Up Amount for such Calendar Quarter to the Deficit Party.
(iv)
Notwithstanding the foregoing, the Parties agree and acknowledge that certain elements of the Royalty Base Amount, Party Allowable Expenses and Receipts may be based on estimates during a Calendar Year (and as such, the foregoing amounts calculated on a quarterly basis are estimated amounts), and, as soon as reasonably practicable following the end of such Calendar Year, the Parties shall recalculate the Party Net Amounts as set forth in the foregoing provisions of this Section 7.4(b) in order to take into account any changes to the estimates used to calculate the quarterly amounts. Thereafter, either Seres will make a payment to Licensee, or Licensee will make a payment to Seres, if and as necessary to ensure that each Party receives the amount to which it was entitled or pays the amount that it was required to pay, in each case, pursuant to Sections 7.4(a) and 7.4(b)(iii), as applicable, for such Calendar Year.
I.3
Third Party Licenses. If either Party, or any of its Affiliates or Sublicensees, determines in its good faith judgment that it is necessary during the Term to obtain a license to any Intellectual Property Right of a Third Party (“Relevant Third Party Right”) in order to Exploit any Collaboration Product in the Licensed Territory, then such Party shall notify the other Party promptly upon such determination.
(a)
[***] shall have the first right to negotiate the terms of a license under Relevant Third Party Rights for the Licensed Territory.
(b)
If [***] does not exercise its first right under subsection (a), then [***] may do so.
(c)
The terms of any such license shall permit the Party obtaining such license to grant to the other Party a sublicense thereunder to practice the same within the Licensed Territory. The negotiating Party shall keep the other Party updated with respect to its progress in negotiating and entering into such license and consider in good faith any comments of the other Party in connection therewith. For the avoidance of doubt, if such Third Party license agreement is entered into, then all Third Party payments due to such Third Party in the Licensed Territory [***] shall, if triggered by Commercialization of a Collaboration Product in the Licensed Territory, be included in the [***] for the Collaboration Product; provided that the [***] shall not exceed [***] (the “Third Party License Payments Threshold”). Any such Third Party payments exceeding the Third Party License Payments Threshold for the applicable Calendar Year shall be excluded from [***].
Article VIII

PAYMENTS; BOOKS AND RECORDS
VIII.1
Payment Terms. For clarity, any and all dollar amounts referred to in this Agreement shall mean U.S. dollars. Except as otherwise specifically provided in this Agreement, any and all payments due from one Party to the other pursuant to this Agreement shall be made in U.S. dollars by wire transfer of immediately available funds to such account or accounts and in accordance with such instructions as are provided by the payee Party from time to time. Conversion of Net Sales or reimbursable costs incurred hereunder that are recorded in local currencies to U.S. dollars by a Party, its Affiliates or its or their Sublicensees or licensees shall be at the rate of exchange as used by Seres or Licensee for its internal and external financial reporting.
VIII.2
Interest. Any amount required to be paid by a Party under this Agreement which is not paid on the date due shall bear interest at an annual rate equal to [***], as reported by The Wall Street Journal (New York edition) for the first Business Day of such month. Such interest shall be accrued daily.

VIII.3
Taxes.
(a)
Each Party shall be entitled to deduct and withhold from any amounts payable under this Agreement such Taxes as are required to be deducted or withheld therefrom under any provision of applicable Law; provided, however, that notwithstanding anything to the contrary herein, absent a change in law after the Effective Date, [***]. The Party that is required by applicable Law to make such deduction or withholding shall deduct such amounts from such payment, promptly pay such amount on behalf of the other Party to the proper Governmental Authority, and promptly furnish the other Party with proof of payment on a timely basis following such payment.
(b)
Notwithstanding the foregoing, if any Party (or its assignee pursuant to Section 18.8) required to make payments (the “Paying Party”) to the other Party (the “Payee Party”) [***].
(c)
Each Party receiving payments under this Agreement shall provide to the other Party, at the time or times reasonably requested by such other Party or as required by applicable Law, such properly completed and duly executed documentation (for example, IRS Form W-9 or applicable Form W-8) as will permit payments made under this Agreement to be made without, or at a reduced rate of, withholding for Taxes.
(d)
All payments between the Parties provided for in this Agreement are exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any such payments, the Paying Party shall pay such Indirect Taxes at the applicable rate in respect of any such payments following the receipt, where applicable, of an Indirect Taxes invoice issued by the Payee Party in respect of those payments. The Parties shall cooperate in good faith to minimize Indirect Taxes addressed in this Section 8.3 in accordance with applicable Law.
(e)
[***].
VIII.4
Records; Audits.
(a)
Each Party shall keep, and shall require its Affiliates and Sublicensees or licensees to keep, complete, true and accurate books of accounts and records for the purpose of determining the amounts payable pursuant to Article VII or confirming pursuant to Sections 4.4 and 4.6(a) any reimbursement of FTE Costs and Out-of-Pocket Costs. Such records shall be kept for the longer of (i) the period of time required by applicable Law in the Licensed Territory and (ii) [***] following the expiration or termination of this Agreement.
(b)
Each Party shall have the right to examine and audit the other Party’s and its Affiliates’ and licensees’ or Sublicensees’ relevant books and records to verify the accuracy of any reports and payments prepared or delivered by the other Party pursuant to this Agreement. Any such audit shall be on at least [***] prior written notice, shall be limited to not more than [***], and shall be limited to the pertinent books and records for any Calendar Year ending not more than [***] before the date of the request. The audit shall be performed at the requesting Party’s sole expense by an independent certified public accounting firm of internationally recognized standing that is selected by such requesting Party and reasonably acceptable to the other Party. The accounting firm shall be required to enter into a reasonable and customary confidentiality agreement with the audited Party to protect the confidentiality of its books and records. The audited Party, its Affiliates and licensees or Sublicensees shall make the relevant books and records reasonably available during normal business hours for examination by the accounting firm. Except as may otherwise be agreed, the accounting firm shall be provided access to such books and records at the audited Party’s and/or its Affiliates’ or licensees’ or Sublicensees’ facilities where such books and records are normally kept. Upon completion of the audit, the accounting firm shall provide both Parties a written report disclosing whether or not the relevant reports or payments are correct, and the specific details concerning any discrepancies. The decision of the accounting firm shall be final and binding on the Parties absent manifest error. The accounting firm shall not provide to the requesting Party any additional information or access to the audited Party’s or its Affiliates’ or licensees’ or Sublicensees’ Confidential Information. If the accounting firm conducting an audit pursuant to this Section 8.4(b) concludes as a result of such audit that any additional amounts were due and payable to the requesting Party, such additional amounts shall be paid to such Party within thirty [***] of the date that the Parties receive such accountant’s written report. In the event that the total amount of any underpayments by the audited Party to the requesting Party for the audited period exceeds [***] of the aggregate total amount that was properly due and payable to the requesting Party for the audited period, then the audited Party shall also reimburse the requesting Party for the documented, reasonable out of pocket Third Party expenses incurred in conducting the audit, except to the extent that such underpayment was due to any inaccurate or incomplete information provided to the audited Party by the requesting Party.
Article IX

PRODUCT MANUFACTURING AND SUPPLY
IX.1
Responsibility for Manufacturing and Supply for Development. Seres and/or its designated Affiliates shall be responsible for Manufacturing or having Manufactured, and for supplying or procuring supply of, Collaboration Products for Development in the Field in the Licensed Territory; provided that [***]. In connection therewith, promptly following the Effective Date, Seres shall prepare and send to the JSC for review and approval a budget for the Manufacturing activities to be conducted by Seres pursuant hereto and the Supply Agreement for the period ending on December 31 of the second Calendar Year following the Effective Date (a “Manufacturing Budget”) for each Collaboration Product, which Manufacturing Budget Seres shall thereafter update and submit to the JSC for approval within [***] following the end of each subsequent Calendar Year. Without limiting the foregoing, Seres shall remain responsible for monitoring the performance of such Manufacturing activities by any Third Party contract manufacturers and shall use Commercially Reasonable Efforts to ensure such Third Party contract manufacturers comply with the terms of their agreements with Seres or its Affiliates. Seres shall not enter into any agreement with any Third Party contractors with respect to the Manufacturing or supply of a Collaboration Product in connection with this Agreement, or amend or modify the terms thereof, in any material respect, [***]. Notwithstanding the foregoing, if such agreements or amendments or modifications thereto relate to the Manufacturing or supply for the Licensed Territory of both a Collaboration Product and any other product of Seres not within the scope of this Agreement, then [***] shall not apply to any terms and conditions pertaining solely to such other product of Seres. [***].
IX.2
Commercial Supply Agreement. Subject to the terms and conditions of this Agreement, Seres shall supply, or secure the supply of, Licensee’s requirements for Collaboration

Products for commercial purposes for the Licensed Territory and for the purposes of any Development activities Licensee undertakes in accordance with Section 4.4(d), in accordance with the Manufacturing Standards and the terms of this Agreement, pursuant to an arm’s length supply agreement (“Supply Agreement”) between the Parties or their respective Affiliates. The Parties shall enter into the Supply Agreement within [***] after the Effective Date. The Supply Agreement will include the terms set forth on Exhibit F and other customary terms and conditions for an agreement of a similar nature. Without limiting the foregoing, the Supply Agreement shall provide that the Collaboration Product supplied thereunder shall be supplied to Licensee at a price equal to Seres’ Manufacturing Costs associated with the Collaboration Products supplied to Licensee under the Supply Agreement, plus a mark-up of [***] (such mark up [***], the “Manufacturing Markup” and such Manufacturing Markup plus Seres’ Manufacturing Costs, the “Supply Costs”). Notwithstanding the foregoing, with respect to Collaboration Product Manufactured during the Pre-Launch Period for use in Commercialization activities after the Pre-Launch Period, (a) the Supply Costs therefor (the “Pre-Launch Supply Costs”) for each such batch of such Collaboration Product shall be recalculated using Manufacturing Costs in an amount equal to [***], (b) [***] bear the portion of the Pre-Launch Supply Costs exceeding the updated Supply Costs as recalculated in (a), and (c) [***] for the excess portion in (b) no later than (i) the [***] of such date of receipt of first Regulatory Approval or (ii) [***] following the Pre-Launch Period, whichever is later. To implement the foregoing, the Parties will establish a mutually acceptable methodology, including periodic reconciliation processes to adjust the Supply Costs and, as needed, any related reconciliation of the Royalty Payment Amounts and True-Up Amounts to accommodate such adjustment to the Supply Costs.
IX.3
Quality Agreement. The Parties shall enter into a customary separate quality agreement (“Quality Agreement”) governing quality matters in relation to the supply of the Collaboration Products by Seres to Licensee prior to any delivery of any Collaboration Product by Seres to Licensee.
IX.4
Compliance. Seres shall maintain in full force and effect all necessary licenses, permits and other authorizations required by applicable Law to carry out its Manufacturing and supply obligations under this Agreement.
Article X

CONFIDENTIALITY
X.1
Duty of Confidence. At all times during the Term and for a period of [***] thereafter, subject to the other provisions of this Article X:
(a)
Without limiting the Parties’ and their Affiliates’ rights and obligations under the Existing Agreement, all Confidential Information of a Party (the “Disclosing Party”) shall be maintained in confidence and otherwise safeguarded by the other Party (the “Receiving Party”) and its Affiliates, and shall not be published or otherwise disclosed by the Receiving Party or its Affiliates to a Third Party except as expressly permitted by the terms of this Agreement or is necessary or reasonably useful for the performance of the Receiving Party’s obligations or exercise of its rights under this Agreement. The terms of this Agreement shall be deemed to be the Confidential Information of both Parties (and both Parties shall be deemed to be the Receiving Party and the Disclosing Party with respect thereto).

(b)
Without limiting the Parties’ and their Affiliates’ rights and obligations under the Existing Agreement, the Receiving Party may only use Confidential Information of the Disclosing Party for the purposes of performing its obligations or exercising its rights under this Agreement.
X.2
Exceptions. The obligations under Section 10.1 shall not apply to the extent that the Receiving Party can demonstrate that any information:
(a)
is known by the Receiving Party at the time of its receipt without an obligation of confidentiality with respect to such information or any restriction on it use, and not through a prior disclosure by the Disclosing Party;
(b)
is in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party;
(c)
is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the Disclosing Party with respect to such information; or
(d)
is developed by the Receiving Party or any of its Affiliates independently and without the use of, or reference to, any Confidential Information received from the Disclosing Party, and such independent development can be properly documented by the Receiving Party.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party. Additionally, specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party.

X.3
Permitted Disclosures. Notwithstanding the obligations set forth in Section 10.1, a Party may disclose the other Party’s Confidential Information (including this Agreement and the terms herein) to the extent:
(a)
such disclosure: (1) is to a patent authority and is reasonably necessary for the filing, prosecuting, defending or enforcing Patent Rights as contemplated by, and in accordance with the terms of, Article XI, provided that reasonable measures shall be taken to assure confidential treatment of such Confidential Information to the extent practicable and consistent with applicable Law; or (2) is to a Regulatory Authority and is reasonably necessary in connection with Regulatory Filings for, the Development or Commercialization of, or the conduct of Medical Affairs Activities in respect of, Collaboration Products in the Field consistent with this Agreement, provided that reasonable measures shall be taken to assure confidential treatment of such Confidential Information to the extent practicable and consistent with applicable Law;
(b)
such disclosure is reasonably necessary: (1) to its and its Affiliates’, employees, contractors, consultants, advisors, clinicians, vendors, service providers and existing or prospective Sublicensees and licensees in connection with the exercise of its rights or the performance of its obligations under this Agreement; (2) to such Party’s directors, officers, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to such Party relating to this Agreement; or (3) to actual or potential investors or acquirers of such Party solely for the purpose of evaluating or carrying out a bona fide investment in or acquisition of such Party; provided that in each case, (1), (2) and (3), such Person(s) to whom disclosure is made under this Section 10.3(b) shall be bound in writing prior to disclosure by confidentiality and non-use obligations substantially consistent with those contained in the Agreement (other than investors, who must be bound in writing prior to disclosure by commercially reasonable obligations of confidentiality and non-use); provided, further, that the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 10.3(b) to treat such Confidential Information as required under this Article 10;
(c)
subject to Section 10.10, such disclosure is required by applicable Law, rules of a securities exchange or judicial or administrative process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is so required; provided that in such event such Party (to the extent legally permissible) shall promptly inform the other Party of such required disclosure and use reasonable efforts to provide the other Party an opportunity to challenge or limit the disclosure obligations; provided, further, that Confidential Information disclosed shall be limited to that information which is required under the relevant applicable Law, rule, judicial or administrative process or court or governmental order. Confidential Information that is so disclosed shall remain otherwise subject to the confidentiality and non-use provisions of this Article X, provided that the Party disclosing Confidential Information in such situation shall use reasonable efforts, including seeking confidential treatment or a protective order, to seek and obtain continued confidential treatment of such Confidential Information;
(d)
is reasonably necessary for prosecuting or defending litigation or in establishing rights (whether through declaratory actions or other legal proceedings) or enforcing obligations under this Agreement;
(e)
such disclosure is required by the terms of the [***] Agreement to be disclosed to [***] to satisfy Seres’ obligations to report such required information, provided that [***] is bound in writing prior to disclosure by obligations of confidentiality and non-use; or
(f)
subject to Sections 10.5 and 10.6, to relevant academics or healthcare professionals who are deemed to be “opinion leaders” in order to promote, or raise awareness of, any Collaboration Product; provided, however, that the dedicated Publications Working Group pursuant to Section 3.3(b)(ii) has approved such disclosure and provided, further, that, prior to such disclosure, the relevant opinion leader is bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 10.
X.4
Scientific Papers and Scientific Meetings. The Parties, through the dedicated Publications Working Group pursuant to Section 3.3(b)(ii), shall discuss planned publications strategies and agree upon an annual medical and scientific communications plan which will address all Scientific Papers and Scientific Presentations to be submitted or made on an annual basis under Sections 10.5 and 10.6.

X.5
Scientific Papers. Each Party may present, disclose or publish any information, data (including Data), and other results related to Collaboration Products that have not previously been presented, disclosed or published (“Product Information”) that are consistent with the medical and scientific communications plan contemplated in Section 10.4, through scientific publications in accordance with this Section 10.5.
(a)
In accordance with such plan, each Party shall (i) discuss any proposed publications with the other Party through the dedicated Publications Working Group pursuant to Section 3.3(b)(ii), consider any comments provided by the other Party in good faith and provide periodic updates on the status of such proposed publication (ii) provide to the other Party, prior to submission for publication, a draft of a proposed submission concerning the Product Information, which has been prepared by or on behalf of such Party (or by a Clinical Study site contracted by Seres as sponsor of the relevant Clinical Study) (each a “Scientific Paper”), to be published in indexed medical and scientific journals and similar publications (“Medical Journals”).
(b)
Commencing with the receipt of such draft Scientific Paper, the receiving Party shall have [***] to review such draft Scientific Paper for consistency with the plan in Section 10.4 (it being understood that, during such [***] period, no submission for publication thereof shall take place).
(c)
In the event the receiving Party confirms that such draft Scientific Paper is consistent with such plan, but has comments thereto, the Party proposing to publish such Scientific Paper shall, in good faith, consider the comments made by the receiving Party. In the event the receiving Party believes that such draft Scientific Paper is not consistent with such plan, then such disagreement shall be discussed and resolved through the dedicated Publications Working Group pursuant to Section 3.3(b)(ii).
(d)
The receiving Party shall have the right to require that the publication of such Scientific Paper be [***] to permit a Patent to be filed using the Know-How covered in the proposed Scientific Paper.
(e)
Neither Party will publish or present any Confidential Information it receives from or on behalf of the other Party without such other Party’s prior written consent.
(f)
The sending Party shall provide to the receiving Party copies of any final Scientific Paper accepted by a Medical Journal within [***] after the approval thereof, subject to applicable Medical Journal publisher’s rules, guidelines and any other health care compliance guidelines.
(g)
Prior to commencing the process set forth in this Section 10.5 for review and submission of drafts, each publishing Party agrees to provide, through the dedicated Publications Working Group pursuant to Section 3.3(b)(ii), notice of such Party’s intent to publish and an outline of the proposed publication, sufficiently in advance for the other Party’s member of such Working Group to comment on whether such proposed publication is consistent with the plan in Section 10.4 and the content in the outline. The publishing Party shall incorporate reasonable comments received in preparing the draft Scientific Paper.

X.6
Abstracts, Posters and Slide Decks. Each Party may present any Product Information that are consistent with the medical and scientific communications plan contemplated in Section 10.4, through publications, presentations, lectures, symposia or other meetings of healthcare professionals, or international congresses, conferences or meetings organized by a professional society or organization anywhere in the world (any such occasion, a “Meeting”) in accordance with this Section 10.6.
(a)
In accordance with such plan, each Party shall (i) discuss any proposed presentations with the other Party through the dedicated Publications Working Group pursuant to Section 3.3(b)(ii), consider any comments provided by the other Party in good faith and provide periodic updates on the status of such proposed presentations and (ii) provide to the other Party, prior to presentation and through the dedicated Publications Working Group pursuant to Section 3.3(b)(ii), an initial draft of the proposed presentation concerning the Product Information which has been prepared by or on behalf of such Party (or by a Clinical Study site contracted by Seres as sponsor of the relevant Clinical Study) (each a “Scientific Presentation”) to be presented at a Meeting.
(b)
Commencing with the receipt of any such draft Scientific Presentation, the receiving Party shall have [***] to inform the sending Party of its observations and suggestions with respect thereto (it being understood that, during such review period, as applicable, no presentation thereof shall take place) and the Parties shall discuss such observations and suggestions in good faith.
(c)
The receiving Party may require that the Scientific Presentation [***] to permit a Patent to be filed using the Know-How covered in the proposed Scientific Presentation.
(d)
Neither Party will present any Confidential Information received from or on behalf of the other Party without such other Party’s prior written consent.
(e)
The Party proposing to make a Scientific Presentation shall provide to the other Party copies of all final versions of the Scientific Presentation presented at a Meeting within [***] after the presentation thereof.
X.7
Clinical Study Website Registries. Seres shall be free to register the Clinical Studies it is sponsoring with respect to Collaboration Products on ClinicalTrials.gov or in similar clinical trial registries. Neither Party shall disclose or publish any Product Information on any website registries, unless required by applicable Law, without the other Party’s prior written consent.
X.8
Press Releases. The Parties have agreed on a mutual press release to announce the execution of this Agreement in the form attached in Exhibit G. Except as required by applicable Law, including the rules of any securities exchange, the prior written approval of the other Party shall be required for any subsequent press release, and the Parties agree to consult with each other reasonably and in good faith with respect to the text of any subsequent press release no later than within [***] prior to the proposed date of issuance thereof. The contents of any press release or similar publicity that has been reviewed and approved by the reviewing Party in accordance with this Section 10.8, and any publications made in accordance with Section 10.5, can be re‑released or re-published by either Party without a requirement for re‑approval.
X.9
Use of Name. No Party shall use the name, Trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, except as may be required by applicable Law, as provided in this Agreement or with the prior express written permission of the other Party.
X.10
Securities Filings. In the event either Party determines that it is required to file with the U.S. Securities and Exchange Commission (and/or the securities regulators of any state or other jurisdiction) a registration statement or any other disclosure document which describes any of the terms and conditions of this Agreement, such Party shall promptly notify the other Party of such requirement. The Party required to make such filing shall provide such other Party with a copy of relevant portions of the proposed filing not less than [***] (or such shorter period of time as may be required, under the circumstances, to comply with applicable Laws, but in no event less than [***]) prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the terms and conditions of this Agreement. No such notice shall be required under this Section 10.10 if and to the extent that the specific information contained in the proposed filing has previously been included in any previous filing or disclosure made by either Party hereunder pursuant to this Article 10, or is otherwise approved in advance in writing by the other Party. If a Party determines that this Agreement is required to be filed by such Party with the U.S. Securities and Exchange Commission or of another securities regulatory authority, the Party required to file shall use diligent efforts to obtain confidential treatment of the terms and conditions of this Agreement that such other Party requests be kept confidential.
Article XI

PATENT PROSECUTION AND ENFORCEMENT
XI.1
Ownership of Inventions.
(a)
Pre-existing IP. Subject only to the rights expressly granted to the other Party under this Agreement or the Existing Agreement, each Party shall retain all rights, title and interests in and to any Intellectual Property Rights that are owned by, or licensed or sublicensed to, such Party prior to the Effective Date or independently of this Agreement.
(b)
Inventorship of Inventions shall be determined in accordance with U.S. patent Laws applicable to the determination of inventorship. Ownership of such Inventions shall be as follows in subsections (c) through (f).
(a)
All Inventions that incorporate any Licensed Intellectual Property or that are improvements to any Licensed Intellectual Property, invented, discovered, generated or made (i) solely by either Party, its Affiliates or its or its Affiliates’ employees, agents or independent contractors or (ii) jointly by both Parties, their Affiliates or their and their Affiliates’ employees, agents or independent contractors, in each case of (i) and (ii), during the Term in the performance of any activity contemplated under this Agreement or otherwise in the exercise of its or their rights or the carrying out of its or their obligations under this Agreement (collectively, “Improvements”), and all Intellectual Property Rights therein, shall be [***].
(b)
All Inventions conceived, generated or otherwise made solely by employees, agents and independent contractors of Seres or its Affiliates pursuant to this Agreement, and all Intellectual Property Rights therein, shall be owned, as between the Parties, solely by the Seres.
(c)
All Inventions, [***], that are conceived, generated or otherwise made solely by employees, agents and independent contractors of Licensee or its Affiliates or Sublicensees pursuant to this Agreement that are directly related to the Exploitation of a Collaboration Product, and all Intellectual Property Rights therein (“Licensee Sole Inventions”), shall be owned, as between the Parties, solely by Licensee. All Patents claiming Licensee Sole Inventions shall be referred to herein as “Licensee Sole Patents.”
(d)
All Inventions, [***], that are conceived, generated or otherwise made jointly by employees, agents and independent contractors of each Party or its Affiliates or sublicensees pursuant to this Agreement, and all Intellectual Property Rights therein (“Joint Inventions”), shall be owned jointly by the Parties such that each Party shall have an undivided interest therein. All Patents claiming Joint Inventions shall be referred to herein as “Joint Patents.” Except to the extent either Party is restricted by the licenses granted to the other Party and covenants set forth herein or in the Existing Agreement, each Party shall be entitled to practice and exploit the Joint Inventions and the Intellectual Property Rights therein, [***].
(e)
Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates and sublicensees to so disclose, the discovery, making, conception or reduction to practice of any Invention conceived, generated or otherwise made by employees, agents and independent contractors of such Party, Affiliates and sublicensees pursuant to this Agreement. Each Party shall, and shall cause its sublicensees and Affiliates, and all independent contractors, employees and agents of such Party, to cooperate with the other Party and take all reasonable actions and execute such agreements, declarations, assignments, legal instruments and documents as may be reasonably required to perfect the other Party’s right, title and interest in and to Inventions, and Patents thereon, and other Intellectual Property Rights as set forth in this Section 11.1. Each Party shall also include provisions in its relevant agreements entered into after the date of this Agreement with Third Parties that effect the intent of this Section 11.1.
I.2
Prosecution and Maintenance of Patents.
(a)
Prosecution of Licensed Patents. As between Licensee and Seres, Seres shall have the first right, but not the obligation, for the filing, prosecution and maintenance of all Licensed Patents (for clarity, including Joint Patents) in the Licensed Territory at Seres’ cost. If Seres proposes to not pursue or continue the filing, prosecution or maintenance of any such Patent in the Licensed Territory, Seres shall provide Licensee with a written notice of such intent at least [***] in advance of the relevant deadline. In such case, or if, at any time, Seres fails to initiate any such action within [***] after a request by Licensee that it do so (or if, after initiating any requested action, Seres at any time thereafter fails to use reasonable efforts to pursue such action): (i) Licensee will provide a written response to Seres at least [***] in advance of the relevant deadline if Licensee wishes to file, prosecute and maintain (in its sole discretion) such Patent in the Licensed

Territory at Licensee’s cost; (ii) if Licensee provides the affirmative notice under clause (i) above, Seres shall promptly provide to Licensee copies of all files related to filing, prosecuting and maintaining such Patent to counsel designated by Licensee; and (iii) upon completion of the transfer of such files under clause (ii), Seres shall no longer be responsible for the costs and expenses relating to filing, prosecuting and maintaining (as applicable) such Patent in the Licensed Territory and Licensee shall reimburse Seres for any such costs it may incur. Notwithstanding the foregoing, [***].
(b)
Prosecution of Licensee Sole Patents. As between Licensee and Seres, Licensee shall have the first right, but not the obligation, for the filing, prosecution and maintenance of all Licensee Sole Patents in the Licensed Territory at Licensee’s cost, provided that, if Licensee intends to abandon, or not to file a patent application covering, any such Licensee Sole Patent, Licensee shall provide Seres with a written notice of such intent at least [***] in advance of the relevant deadline. In such case, or if, at any time, Licensee fails to initiate any such action within [***] after a request by Seres that it do so (or if, after initiating any requested action, Licensee at any time thereafter fails to use reasonable efforts to pursue such action): (i) Seres will provide a written response to Licensee at least [***] in advance of the relevant deadline if Seres wishes to file, prosecute and maintain (in its sole discretion) such Patent in the Licensed Territory at Seres’ cost; (ii) if Seres provides the affirmative notice under clause (i) above, Licensee shall promptly provide to Seres copies of all files related to filing, prosecuting and maintaining such Patent to counsel designated by Seres; and (iii) upon completion of the transfer of such files under clause (ii), Licensee shall no longer be responsible for the costs and expenses relating to filing, prosecuting and maintaining (as applicable) such Patent in the Licensed Territory and Seres shall reimburse Licensee for any such costs it may incur.
(c)
Cooperation. The Party having responsibility to file, prosecute and maintain a Patent pursuant to Sections 11.2(a) and 11.2(b) (the “Prosecuting Party”) agrees to inform with sufficient advance notice and coordinate with the other Party through the Patent Working Group with respect to patent prosecution or other proceedings with respect to the Licensed Patents or Licensee Sole Patents, as applicable, in the Licensed Territory. The Prosecuting Party shall provide the other Party with copies of each draft patent application to be filed [***]. The Prosecuting Party shall notify the other Party as early as reasonably practicable, [***] concerning the Licensed Patents or Licensee Sole Patents, as applicable, in the Licensed Territory and shall permit the other Party to [***], and the [***] shall be taken into consideration in good faith by such Party and its patent counsel in connection with such filing. The Prosecuting Party shall also consider in good faith the other Party’s [***]. Subject to the above good faith consideration, the Prosecuting Party is not required to [***].
I.3
Third Party Infringement Claims.
(a)
Notice. Each Party will promptly notify the other Party in writing of (i) any actual or threatened infringement, misappropriation, or other violation by a Third Party of any (1) Licensed Intellectual Property or (2) Licensee Sole Patents or other Intellectual Property Rights within the Licensee Sole Inventions (together with Licensee Sole Patents, “Licensee Sole IP”), in each case in the Licensed Territory and of which it becomes aware (“Third Party Infringement”), and (ii) any allegation by a Third Party that any Intellectual Property Right owned by it is infringed, misappropriated, or otherwise violated by the Development, Manufacturing or Commercialization

of a Collaboration Product in the Licensed Territory, in each case of which it becomes aware (“Third Party Challenge”).
(b)
Licensed Intellectual Property. Seres shall have the first right (but not the obligation), at its own expense, to control enforcement of the Licensed Intellectual Property (for clarity, including Joint Intellectual Property) against any Third Party Infringement in the Licensed Territory. Seres shall give Licensee timely notice of any proposed settlement of any such suit, action or proceeding that Seres controls. Subject to [***] step-in rights with respect to enforcement of the [***] Patents under the [***] Agreement, Licensee shall have the right (but not the obligation) at its own expense, to control enforcement of such Licensed Intellectual Property against any Third Party Infringement if Seres provides Licensee with written notice that it is not exercising its right to control such enforcement, or if Seres fails to timely initiate or file the relevant response to (as applicable), a suit, action or proceeding with respect to such Third Party Infringement prior to the expiration of the [***] period following first receipt by either Party of notice from the other Party of such Third Party Infringement (or any shorter time period that is at least [***] prior to the expiration of any time periods required to commence such suit, action or proceeding under Law); provided that if Seres does not exercise its right to control such enforcement [***], Seres shall notify Licensee thereof, and Licensee shall in good faith consider such explanation in determining whether to enforce such Licensed Intellectual Property. In the event Licensee proceeds with enforcement of such Licensed Intellectual Property following such notification and explanation by Seres, Seres shall have the right, but not the obligation, to jointly control any such enforcement action so pursued by Licensee, [***].
(c)
Licensee Sole IP. Licensee shall have the first right (but not the obligation) at its own expense, to control enforcement of the Licensee Sole IP against any Third Party Infringement in the Licensed Territory. Licensee shall give Seres timely notice of any proposed settlement of any such suit, action or proceeding that Licensee controls. Seres shall have the right (but not the obligation) at its own expense, to control enforcement of the Licensee Sole IP against any Third Party Infringement if Licensee provides Seres with written notice that it is not exercising its right to control such enforcement, or if Licensee fails to timely initiate or file the relevant response to (as applicable), a suit, action or proceeding with respect to such Third Party Infringement prior to the expiration of the [***] period following first receipt by either Party of notice from the other Party of such Third Party Infringement (or any shorter time period that is at least [***] prior to the expiration of any time periods required to commence such suit, action or proceeding under Law).
(d)
The Party enforcing any Licensed Intellectual Property or Licensee Sole IP pursuant to Section 11.3(b) or 11.3(c) (the “Enforcing Party”) shall have the right to settle the applicable Third Party Infringement, provided that [***] (the “Non-Enforcing Party”).
(e)
Cooperation and Rights of Non-Enforcing Party. The Non-Enforcing Party shall, and shall cause its Affiliates to, assist and cooperate with the Enforcing Party of a Third Party Infringement action, as such Enforcing Party may reasonably request from time to time; provided that [***]. Without limiting the foregoing, and notwithstanding anything to the contrary herein, the Non-Enforcing Party shall [***]. The Non-Enforcing Party shall [***]. Each Party shall keep the other Party reasonably informed of all material developments in connection with any Third Party Infringement suit, action or proceeding described in Section 11.3(b) and Section 11.3(c).
(f)
Recovery. Recoveries received by either Party or their Affiliates in respect of actions contemplated by this Section 11.3 shall be allocated as follows: If applicable, any amounts due to [***] pursuant to the [***] Agreement shall be paid to [***]. Thereafter, Seres and Licensee shall recover their respective actual out-of-pocket expenses (including attorneys’ fees), or equitable proportions thereof, associated with any litigation against infringers undertaken pursuant to Sections 11.3(b)-(c) or settlement thereof, from any resulting recovery made by either Party. Any excess amount of such a recovery shall be allocated [***] to Seres and [***] to Licensee.
(g)
Infringement or Misappropriation Claims by Third Parties. The Party against whom a Third Party Challenge is filed shall have all authority with respect to such Third Party Challenge (the “Defending Party”), including the right to control of the defense of any such suit, action or proceeding and the exclusive right to compromise, litigate, settle or otherwise dispose of any such suit, action, or proceeding at its own expense; provided that the Defending Party shall keep the other Party (the “Non-Defending Party”) timely informed of the proceedings and filings, and provide the Non-Defending Party with copies of all communications pertaining to each such Third Party Challenge, and the Defending Party shall [***]. The Non-Defending Party shall, and shall cause its Affiliates to, assist and cooperate with the Defending Party, as such Defending Party may reasonably request from time to time, in connection with its activities set forth in this Section 11.3(g), including [***]. Notwithstanding anything to the contrary, [***].
I.4
Invalidity or Unenforceability Defenses or Actions.
(a)
Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity, patentability or unenforceability of any of the Licensed Patents or Licensee Sole Patents by a Third Party, including any oppositions and post-grant proceedings, in each case in the Licensed Territory and of which such Party becomes aware.
(b)
Responsibility for Licensed Patents and Licensee Sole Patents. The Prosecuting Party of a Licensed Patent or Licensee Sole Patent pursuant to Sections 11.2(a) and 11.2(b) shall have the first right, but not the obligation, to defend and control the defense of the validity, patentability and enforceability of such Patent in the Licensed Territory, at its own expense, subject to Section 11.4(d). If the Party with the first right to defend a Patent as set forth in this Section 11.4(b) elects not to defend or control the defense of such Patent in a suit brought in the Licensed Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding in a timely manner, then the other Party may conduct and control the defense of any such claim, suit, or proceeding, at its own expense, subject to Section 11.4(d). Unless the Parties otherwise agree, for any such proceeding, only counsel(s) mutually agreeable to both Parties will be engaged to defend any Patent claim, suit or proceeding pursuant to this Section 11.4(b).
(c)
Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 11.4, including by providing access to relevant documents and other evidence, and making its employees available at reasonable business hours; provided that [***]. In connection with any such defense, the Party having responsibility to defend a Patent pursuant to Section 11.4(b) shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any material development in such defense.
(d)
Notwithstanding anything to the contrary in the foregoing, any costs and expenses incurred by Licensee or its Affiliates in the defense of a Licensed Patent pursuant to this Section 11.4 shall be [***], provided that [***].
I.5
Patent Marking. To the extent required by applicable Laws, each Party agrees to mark, and have its Affiliates and Sublicensees mark, all patented Collaboration Products it or they sell(s) or distribute(s) pursuant to this Agreement in accordance with the applicable patent statutes or regulations in the Licensed Territory.
Article XII

TRADEMARKS
XII.1
Branding; Ownership of Product Trademarks.
(a)
Prior to the anticipated First Commercial Sale of any Collaboration Product in the Licensed Territory, the JCC shall prepare a branding strategy with respect to such Collaboration Product in the Licensed Territory and determine the Trademarks to be used on or in connection with such Collaboration Product in the Licensed Territory (the “Product Trademarks”), taking into consideration the mutual desire of the Parties to establish global branding for such Collaboration Product.
(b)
The Product Trademarks shall be owned by [***]. [***], be responsible for procurement, maintenance, enforcement and defense of all Product Trademarks in the Licensed Territory. [***] shall maintain all registrations of the Product Trademarks in the Licensed Territory, with the assistance of [***] as may be necessary [***], and [***] shall not file any registrations or other filings in respect of any of Product Trademark without [***] prior written consent. Seres and Licensee agree to cooperate [***] with respect to the execution and delivery of such additional instruments or documents as shall be necessary to ensure [***] rights and interest in and to the Product Trademarks.
XII.2
License to Product Trademarks. Subject to the terms and conditions of this Agreement and the Existing Agreement, [***] hereby grants [***] a Co-Exclusive, fully paid up license to use the Product Trademarks in the Licensed Territory solely for the purposes of Developing and Commercializing Collaboration Products in the Licensed Territory as permitted by this Agreement. [***] agrees to comply with applicable Law and conform to the customary guidelines of [***] with respect to manner of use, and to maintain the quality standards of [***] with respect to the goods sold and services provided in connection with the Product Trademarks, and to submit materials bearing the Product Trademarks to [***] for review as to conformance with [***] guidelines. [***] recognizes and agrees that no ownership rights are vested or created by the limited rights of use granted pursuant to this Section 12.2, and that all goodwill developed by virtue of the use of the Product Trademarks in accordance with this Section 12.2 inures to the benefit of [***].

XII.3
Other Marks. Subject to the terms and conditions of this Agreement, each Party hereby grants to the other Party a non-exclusive, non‑transferable, non‑sublicensable (except to Affiliates) right to use in the Licensed Territory its Corporate Name or any other trademarks, trade names, service marks, logos, slogans, trade dress or domain names Controlled by such Party or any of its Affiliates (“Other Marks”) (other than the Product Trademarks) relevant to the subject matter covered by this Agreement for the Term that are approved by the JCC for use in connection with Collaboration Products, solely for use in connection with the Commercialization activities provided for in this Agreement. Each Party agrees to comply with applicable Law and conform to the customary guidelines of the other Party with respect to manner of use, and to maintain the quality standards of such other Party with respect to the goods sold and services provided in connection with the granting Party’s Other Marks, and to submit materials bearing the granting Party’s Other Marks to such granting Party for review and approval as to conformance with the granting Party’s guidelines prior to such use. Each Party recognizes and agrees that no ownership rights are vested or created by the limited rights of use granted pursuant to this Section 12.3, and that all goodwill developed by virtue of the use of the granting Party’s Other Marks in accordance with this Section 12.3 inures to the benefit of such granting Party.
Article XIII

TERM AND TERMINATION
XIII.1
Term. This Agreement shall commence on the Effective Date and, unless terminated earlier pursuant to this Article XIII, shall continue in full force and effect until all Development and Commercialization activities under this Agreement for all Collaboration Products in the Licensed Territory have permanently ceased; provided that, for clarity, [***] would not constitute a determination to cease permanently all Development and Commercialization of Collaboration Products (the “Term”). For additional clarity, this Agreement shall be in effect and shall not expire so long as any Collaboration Product is sold in the Licensed Territory, whether by Licensee itself and by its Affiliates or any permitted Sublicensees or distributors.
XIII.2
Termination for Material Breach. Either Party shall have the right to terminate this Agreement in the event the other Party has materially breached or defaulted in the performance of any of its material obligations hereunder and such breach (i) has affected, or is reasonably likely to affect, in a material and adverse way the Development, Manufacturing or Commercialization of the Collaboration Products in the Licensed Territory considering the totality of the circumstances taken as a whole, and (ii) continues for sixty (60) days after written notice thereof, specifying the nature of the purported breach in reasonable detail, was provided to the breaching Party by the non-breaching Party (the “Notice of Termination”). Any such termination shall become effective at the end of such sixty (60) day period if, prior to the expiration of the sixty (60) day period, the breaching Party has not disputed or cured any such breach or default. Such sixty (60) day period may be extended if the breaching party communicates to the non-breaching Party a written remediation plan reasonably designed to cure such breach or default within a reasonable additional time period, not to exceed an additional [***] following expiration of the foregoing sixty (60) day period. If the allegedly breaching Party disputes in good faith the material breach set forth in a Notice of Termination provided by the non-breaching Party in accordance with this Section 13.2 and provides written notice of such dispute to the non-breaching Party within the sixty (60) day cure period, the non-breaching Party shall not have the right to terminate this Agreement, unless and until the existence of such material breach by the allegedly breaching Party has been determined in accordance with Article XVII, and subject to the breaching Party’s right to cure the breach under this Section 13.2. It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.
XIII.3
Termination for Bankruptcy. Either Party shall have the right to terminate this Agreement upon written notice to the other Party: (a) if such other Party is declared insolvent or bankrupt by a court of competent jurisdiction; (b) if a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against such other Party and such petition is not dismissed within [***] after filing; (c) if such other Party shall make or execute an assignment of substantially all of its assets for the benefit of creditors; or (d) substantially all of the assets of such other Party are seized or attached and not released within [***] thereafter. All licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to intellectual property as defined in Section 101 of such Code. The Parties agree that Licensee may fully exercise all of its rights and elections under the U.S. Bankruptcy Code and any foreign equivalent thereto in any country having jurisdiction over a Party or its assets. The Parties further agree that, in the event Licensee elects to retain its rights as a licensee under such Code, Licensee shall be entitled to complete access to any Licensed Intellectual Property and all embodiments of such technology.
XIII.4
Termination for Convenience. Licensee shall have the right to terminate this Agreement at will, as follows:
(a)
with twelve (12) months’ prior written notice, which termination shall be effective only on or after the third (3rd) anniversary of First Commercial Sale of the first Collaboration Product in the Licensed Territory,
(b)
if the First Commercial Sale of the first Collaboration Product in the Licensed Territory has not occurred by the fifth (5th) anniversary of the Effective Date, with one hundred eighty (180) days’ prior written notice, such notice to be provided at any time during the [***] period following the [***] of the Effective Date, provided that [***], or
(c)
if the FDA does not grant Regulatory Approval for SER-109 after submission by Seres of a Regulatory Filing seeking first Regulatory Approval as set forth in the initial Development and Regulatory Activity Plan, and the Parties fail to agree during the [***] discussion period set forth in Section 4.3(a) (as extended if applicable) on the conduct of additional Clinical Study(ies) for SER-109 or on the allocation of costs therefor in accordance with Section 4.3(a), within [***] after the expiration of such discussion period, with one hundred eighty (180) days’ prior written notice.
XIII.5
Termination for Patent Challenge by Licensee. Seres shall have the right to terminate this Agreement immediately upon written notice if Licensee or its Affiliate challenges in a court of competent jurisdiction, the validity, scope or enforceability of, or otherwise opposes, any Licensed Patent in the Licensed Territory (other than in connection with Licensee’s or its Affiliate’s defense of any claim brought against it that is not a claim by Seres that Licensee’s or its Affiliate’s exploitation of the Licensed Patents in the Licensed Territory is outside the scope of the license under this Agreement). Licensee shall use reasonable efforts to include provisions in all agreements under which a Third Party obtains a license under any Licensed Patent providing that, if the Sublicensee challenges the validity, scope or enforceability of or otherwise opposes any such Licensed Patent under which the Sublicensee is sublicensed in the manner contemplated in this Section 13.5, then Licensee may terminate such sublicense agreement with such Sublicensee, and Licensee shall, upon request by Seres, enforce such right if such Sublicensee breaches such restriction (if applicable).
Article XIV

EFFECTS OF TERMINATION; RIghts in lieu of termination
XIV.1
Accrued Obligations. Except as otherwise set forth in this Article XIV or elsewhere in this Agreement, the expiration or termination of this Agreement for any reason shall not release either Party from any liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination, nor will any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to a breach of this Agreement.
XIV.2
Rights on Termination of Agreement. In case of any termination of this Agreement by either Party, this Section 14.2 shall apply:
(a)
Wind-down Period.
(i)
For a period of [***] after termination (“Transition Period”), Licensee shall have the right to sell its remaining inventory of Collaboration Products in the Licensed Territory; provided that Licensee fulfills its payment obligations under this Agreement in connection with such inventory sell-off.
(ii)
Each Party shall use commercially reasonable efforts to cooperate with the other Party and/or its designee to effect a smooth and orderly wind down or transition to Seres or Seres’ designee of all Commercialization and other activities undertaken by Licensee and its Affiliates under this Agreement that are related to Collaboration Products in the Licensed Territory during the Transition Period.

Unless otherwise expressly provided, Licensee’s costs to effect a smooth termination of the Agreement pursuant to this Section 14.2(a) shall be borne by [***]; otherwise such costs shall be borne by [***] unless otherwise expressly provided.

(b)
Termination of License to Licensee. Subject to Section 14.2(a), upon termination of this Agreement all licenses granted by Seres to Licensee shall become non-exclusive upon the effective date of such termination and shall terminate upon expiration of the Transition Period.
(c)
License to Seres. Effective automatically upon Seres’ written request provided within [***] after the effective date of any termination of this Agreement, Licensee shall and hereby does grant to Seres an exclusive, worldwide, royalty-free, transferable, perpetual and irrevocable license, with the right to sublicense through multiple tiers, under any Intellectual Property Rights Controlled by Licensee claiming Inventions that are necessary or reasonably useful for, or other inventions actually practiced in connection with, the Commercialization of Collaboration Products as they exist at the time of such termination of this Agreement, solely to Exploit the Collaboration Products.
(d)
Return of Confidential Information. Within [***] after the end of the Transition Period upon request by Seres, Licensee shall either return to Seres or destroy all tangible items comprising, bearing or containing Confidential Information of Seres, that are in Licensee’s possession, subject to Licensee’s right to keep one copy for archiving purposes.
(e)
Trademarks. Effective upon the end of the Transition Period, [***] shall cease to use all Product Trademarks in the Licensed Territory, and all rights granted to [***] hereunder with respect to such Trademarks in the Licensed Territory shall terminate.
(f)
Inventory Transfer. At the end of the sell-off period set forth in Section 14.2(a)(i), Licensee shall transfer to Seres any and all remaining inventory of Collaboration Products. All such inventory shall be purchased by Seres at a price equal to [***].
(g)
Marketing and Promotional Materials. Licensee will transfer to Seres or, upon written election of Seres, destroy, all marketing, advertising and promotional materials, samples and other sales or sales training materials relating to Collaboration Products in the possession of Licensee and its Sales Representatives and sales management as promptly as practicable after the end of the Transition Period.
(h)
Transfer of Data and Records. Licensee shall, as promptly as practicable following the effective date of termination, transfer to Seres all data, reports, records, materials and files, including patent prosecution files generated in the course of Licensee’s filing, prosecuting and maintaining Patents pursuant to Sections 11.2(a) and 11.2(b), Controlled by Licensee, that are reasonably necessary for the Exploitation of the Collaboration Products under the rights granted to Seres in Section 14.2(c) and to the extent such data, reports, records, materials or files relate solely to the Collaboration Products and not to any other products Controlled by Licensee.
(i)
Transfer of Agreements. To the extent permitted under the relevant agreement at the time of termination, Licensee shall promptly provide Seres with a copy (which may be redacted if required to protect confidential information of Licensee or a Third Party) of any agreements between Licensee or any of its Affiliates, on the one hand, and any Affiliate or Third Party, on the other hand, that solely relate to the Collaboration Products or Commercialization thereof. Licensee shall assign or sublicense such agreements to Seres upon written request by Seres and to the extent Licensee has the right to do so under the relevant agreement without Licensee needing to make any payments in connection therewith. If Licensee does not have the right to assign or sublicense such agreement to Seres, Licensee will provide Seres with contact information for the Third Party to such agreement so that Seres may pursue an agreement directly with such Third Party with respect to the Collaboration Products.
(j)
Milestone Payments. In the event of any termination of this Agreement in its entirety by either Party pursuant to Article XIII, Licensee shall not be obligated to make any milestone payment contemplated under Section 7.2 that would otherwise be owing after the terminating Party notifies the other Party in writing of its intention to so terminate; provided, however, that if this Agreement is not ultimately terminated pursuant to such notice, any such milestone payments that would have become due following such notice shall be due and payable at such time as it is determined that such termination shall not occur.
XIV.3
Licensee’s Rights in Lieu of Termination. If Licensee is entitled to terminate this Agreement pursuant to Section 13.2 or Section 13.3, then, in lieu of terminating this Agreement, Licensee may elect to continue this Agreement subject to the following provisions by providing written notice to Seres of such election:
(a)
the licenses and rights granted to Licensee pursuant to Section 2.1 under the Licensed Intellectual Property to (i) Develop, Commercialize, and conduct Medical Affairs Activities in respect of Licensed Products in the Licensed Territory in the Field and to use Licensed Products in connection therewith, and (ii) Develop, Commercialize, and conduct Medical Affairs Activities in respect of Collaboration Products in the Licensed Territory in any field or indication and to use Collaboration Products in connection therewith, shall remain in effect for the duration of the Term and shall become exclusive and cease to be Co-Exclusive, subject to the other terms and conditions of this Agreement, provided, however that Seres and its Affiliates shall retain a non-exclusive right under the Licensed Intellectual Property to carry out any remaining obligations they may have pursuant to this Agreement following such termination.
(b)
commencing on the date of Licensee’s notice of election pursuant to this Section 14.3, (i) Royalty Payment Amounts payable to Seres pursuant to Section 7.4(a) shall be reduced by [***] and, in any Calendar Quarter in which Licensee is the Surplus Party, the True-Up Amount for such Calendar Quarter shall be reduced by [***] and (ii) any milestone payment contemplated by Section 7.2(a) or 7.2(b) that becomes payable after the date of Licensee’s notice of election shall be reduced by [***]; provided that, if Licensee is entitled to terminate this Agreement pursuant to Section 13.2, then this Section 14.3(b) shall apply only until [***].
(c)
Licensee shall have the right, by providing written notice in accordance with this Section 14.3, to take over [***]. In such case, Seres shall transfer to Licensee the right and responsibility to conduct all such activities to be assumed by Licensee, and shall, [***], effect an orderly transition to Licensee or Licensee’s designee of the relevant activities. With respect to any [***] that Licensee has the right to take over, but elects not to exercise such right, Seres shall have the right to continue such [***].
(d)
all Committees shall disband and [***]. For clarity, this Section 14.3(d) shall not apply to the TWG.
(e)
Seres shall assign to Licensee (at Licensee’s option) all Regulatory Filings (including all INDs and BLAs) and Regulatory Approvals relating exclusively to the Collaboration Products in the Field in the Licensed Territory and all related Regulatory Documentation relating exclusively to the Licensed Territory, and Seres shall provide Licensee with one (1) copy of the foregoing documents, together with the raw and summarized data for any preclinical studies and Clinical Studies of such Collaboration Product(s) in the Field (and where reasonably available, electronic copies thereof).

(f)
promptly following the date of Licensee’s notice of election pursuant to this Section 14.3 and of its election to assume [***] activities pursuant to Section 14.3(c), the Parties shall establish a working group comprised of an equal number of representatives of each Party, which representatives shall have the requisite seniority, authority and experience level to make recommendations in accordance with this Section 14.3 (the “Transition Working Group” or the “TWG”). The TWG shall meet promptly following its formation to discuss and, as applicable, facilitate the transitioning of then-ongoing [***] activities in respect of the Collaboration Products to be assumed by Licensee (as further discussed below) and make recommendations to the Parties with respect thereto. To the extent, following the date of Licensee’s notice of election pursuant to this Section 14.3, there are any then-ongoing [***] which relate exclusively to a Collaboration Product in the Licensed Territory, then Section 14.3(c) shall apply. If such then-ongoing [***] activities relate to a Collaboration Product in both the Licensed Territory and the ROW Territory, then, except as otherwise provided in the Existing Agreement or as the Parties may otherwise agree taking into consideration the recommendations of the TWG, (x) if Licensee’s termination right does not relate to a material breach on the part of Seres relating to its conduct of such [***] activities, Seres shall complete such then-ongoing [***] activities in accordance with this Agreement, or (y) if Licensee’s termination right does relate to a material breach on the part of Seres relating to its conduct of such [***] activities, Licensee shall have the right, at its election and in its discretion, to require the transition of such [***] activities to Licensee. Notwithstanding anything to the contrary contained herein, but subject to the Existing Agreement, Seres shall be permitted to continue any [***] activity which has been conducted solely by Seres prior to the date of Licensee’s notice of election pursuant to this Section 14.3 and which relates exclusively to the ROW Territory and would not reasonably be expected to impact the Licensed Territory. In furtherance of the foregoing:
(i)
If any applicable [***] activity is to be continued pursuant to this Section 14.3(f), then the Party that is to conduct such activity, in accordance with the foregoing, shall carry out such activity under the applicable [***] then in effect and each Party shall retain its rights to use data derived from such [***] activity as provided under this Agreement.
(ii)
If Licensee elects to have a particular [***] activity which has previously been conducted by Seres under the applicable [***] transitioned to Licensee in accordance with the foregoing, then Seres shall, [***], effect an orderly transition to Licensee or Licensee’s designee of such [***] activity.
(g)
at Licensee’s request, Seres shall use Commercially Reasonable Efforts to terminate or to assign to Licensee or its designated Affiliate any agreement (other than a license agreement) solely relating to [***], provided that such agreement is in effect as of the date of Licensee’s notice of election pursuant to this Section 14.3 and in the case of an assignment, if assignment is permitted under the relevant agreement or consented to by the applicable Third Party. To the extent any such agreement is not terminated or assigned to Licensee, then after the date of Licensee’s notice of election pursuant to this Section 14.3, Seres or its Affiliate shall continue to exercise its rights under and in accordance with such agreement with respect to the Collaboration Products and the Licensed Territory, as directed by and for the benefit of Licensee until such time as Licensee obtains an agreement with such Third Party.

(h)
Licensee may continue to purchase the Collaboration Products then Manufactured by Seres for Licensee under and in accordance with the terms of the Supply Agreement for the term of such agreement. However, if the Supply Agreement has not yet been executed, unless the Parties enter into the Supply Agreement within [***] after Licensee exercises its rights under this Section 14.3, [***], including providing [***]. Such technology transfer may be implemented by means of [***]. Each such Third Party manufacturer [***]. Recognizing the importance of [***]. With effect from the date of any such election by Licensee [***].
(i)
at Licensee’s election, in its sole discretion, and upon Licensee’s written notice of such election to Seres, Seres’ right to provide Details under Section 5.5(b) [***].
(j)
anything to the contrary notwithstanding, Licensee shall have the right to make all decisions regarding [***].
XIV.4
Survival. Upon the expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate except those which are expressly or by their nature set to survive termination as well as those described in the following provisions: Sections 2.7, 8.1 through 8.3 (in each case, solely to the extent payments accrued but remain unpaid as of the effective date of termination), 8.4, 11.1, 11.4(d), 12.1(b) (first sentence only), 14.1, 14.2, 14.4 and 15.5, and Articles X, XVI, XVII and XVIII (other than Sections 18.1, 18.8 and 18.9).
Article XV

REPRESENTATIONS, WARRANTIES AND COVENANTS
XV.1
Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:
(a)
it is duly organized, validly existing and is in good standing under its Laws of incorporation or formation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such would prevent such Party from performing its obligations under this Agreement;
(b)
it has validly executed and delivered this Agreement and, assuming the valid authorization, execution and delivery of this Agreement by the other Party, this Agreement is a legal and valid obligation binding upon such Party and enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity);
(c)
the execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary corporate or other legal entity action and do not and will not: (i) require the consent or approval of such Party’s stockholders or violate its charter documents, bylaws, or other organizational documents; (ii) violate any Law, rule, regulation, order, writ, judgment, decree, determination or award of any court, governmental body or administrative or other agency having jurisdiction over it; nor (iii) conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which it is a party or by which it is legally bound;
(d)
all necessary consents, approvals, waivers, orders and authorizations of, or registrations, declarations or filings with, all Regulatory Authorities, other Governmental Authorities and other persons or entities required to be obtained or made by it in order to execute, deliver or perform this Agreement have been obtained; and
(e)
Neither such Party nor its Affiliates’ employees who have been, or who such Party currently expects to be, involved in the Development or Commercialization of the Collaboration Products, or, to such Party’s knowledge, any of their respective licensees, contractors, agents and consultants or their respective employees, consultants or contractors who have been, or who such Party currently expects to be, involved, on behalf of such Party, in the Development or Commercialization of the Collaboration Products:
(i)
are debarred under Section 306(a) or 306(b) of the FD&C Act or by the analogous applicable Laws of any Regulatory Authority;
(ii)
have been charged with, or convicted of, any felony or misdemeanor within the ambit of 42 U.S.C. §§ 1320a-7(a), 1320a-7(b)(l)-(3), or pursuant to the analogous applicable Laws of any Regulatory Authority, or are proposed for exclusion, or the subject of exclusion or debarment proceedings by a Regulatory Authority; or
(iii)
are excluded, suspended or debarred from participation, or otherwise ineligible to participate, in any U.S. or non-U.S. healthcare programs (or have been convicted of a criminal offense that falls within the scope of 42 U.S.C. §1320a-7 but such entity or individual is not yet excluded, debarred, suspended, or otherwise declared ineligible), or excluded, suspended or debarred by a Regulatory Authority from participation, or otherwise ineligible to participate, in any procurement or non-procurement programs.
XV.2
Representations and Warranties of Seres. Seres represents and warrants to Licensee that, as of the Effective Date:
(a)
Seres has the right and authority to grant the rights and licenses it grants or purports to grant to Licensee herein, and it has not previously granted any right, license or interest in or to the Licensed Intellectual Property that would conflict with or limit the scope of any of the rights or licenses granted to Licensee under this Agreement;
(b)
except as provided in the [***] Agreement, the Licensed Patents and Licensed Know-How are not subject to any liens in favor of, or claims of ownership by, any Third Party;
(c)
there are no actual, pending, or, to Seres’ knowledge, alleged or threatened, actions, suits, claims, judgments, disputes, judicial, legal, administrative or other proceedings, interferences or governmental investigations involving the Collaboration Products or the Licensed Intellectual Property by or against Seres or any of its Affiliates in the Licensed Territory, which could reasonably be expected to adversely affect or restrict (i) the ability of Seres to consummate or perform the transactions contemplated under this Agreement, or (ii) the Licensed Intellectual Property or Seres’ Control thereof or the Collaboration Products;
(d)
to Seres’ knowledge, no Third Party is infringing, violating or misappropriating the Licensed Intellectual Property in the Licensed Territory;
(e)
to Seres’ knowledge, the Exploitation of, and the conduct of Medical Affairs Activities in respect of, the Collaboration Products existing as of the Effective Date do not and will not infringe, violate, or misappropriate the valid Intellectual Property Rights of any Third Party and Seres has not received any claim alleging any such infringement;
(f)
the conception, development and reduction to practice of the Licensed Patents and Licensed Know-How existing as of the Effective Date has not constituted or involved the misappropriation of trade secrets or other proprietary rights or property of any Third Party;
(g)
(i) to Seres’ knowledge, none of the granted Patents within the Licensed Patents are invalid or unenforceable, in whole or in part, (ii) no claim has been issued or served, and Seres has not received any written threat of a claim or litigation made by any Person, against Seres or any of its Affiliates that alleges that any Licensed Patent is invalid or unenforceable, and (iii) all Licensed Patents are being diligently prosecuted in the applicable patent offices in accordance with applicable Law and have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment;
(h)
the Patents listed on Exhibit B constitute a true, accurate and complete list of all Licensed Patents in existence as of the Effective Date, and such Patents are free and clear of all mortgages, pledges, claims, liens, security interests and charges of any kind except as provided in the [***] Agreement with respect to the [***] Patents;
(i)
Seres has (i) prosecuted and maintained each of the Licensed Patents in good faith and complied with all duties of disclosure with respect thereto and (ii) submitted all material prior art with respect to the Licensed Patents to the appropriate patent authority in each jurisdiction to the extent required by such patent authority;
(j)
(i) Seres has made available to Licensee all material Regulatory Documentation owned or possessed by Seres regarding or related to the Collaboration Products, including, any minutes of meetings (including by teleconference) with Regulatory Authorities and any material correspondence with Regulatory Authorities, any notice of inspection, inspection report, warning letter, deficiency letter or similar communication and (ii) Seres has prepared, maintained or retained all material Regulatory Documentation relating to Collaboration Products that is required to be maintained or reported pursuant to Regulatory Authorities and such items have been prepared in accordance with the applicable requirements of GLP and GCP, as applicable, to the extent required, and applicable Law, and to Seres’ knowledge, such Regulatory Documentation does not contain any materially false or misleading statements;
(k)
to Seres’ knowledge, none of Seres, any of its Affiliates, or any of their respective officers, employees or agents has made, with respect to the Collaboration Products existing as of the Effective Date, an untrue statement of a material fact to any Governmental

Authority or failed to disclose a material fact required to be disclosed to such Governmental Authority;
(l)
(i) all individuals who participated in the invention or authorship of any of the inventions claimed in the Licensed Patents existing as of the Effective Date that are owned solely by Seres have made effective assignments to Seres of all ownership rights therein either pursuant to a written agreement or by operation of applicable Law and (ii) no Person who, to Seres’ knowledge, claims to be an inventor of an invention claimed in a Licensed Patent is not identified as an inventor of such invention in the filed patent documents for such Licensed Patent;
(m)
all Data with respect to the Collaboration Products that have been provided to a Regulatory Authority as of the Effective Date have been generated in compliance with applicable Laws, including GLP, GCP and GMP, in all material respects;
(n)
the [***] Agreement is in full force and effect, and Seres and its Affiliates are, and to Seres’ knowledge, [***] is, in compliance with the [***] Agreement;
(o)
(i) all Development and Manufacturing activities conducted by or for the benefit of Seres and its Affiliates with respect to the Collaboration Products, have been and are being conducted in all material respects in compliance with all applicable Laws, including cGMP, and (ii) to Seres’ knowledge, no contract manufacturer of Seres or its Affiliates with respect to the Collaboration Products has received any written communication from any Governmental authority that alleges that Seres, its Affiliates or such contract manufacturer is, with respect to the Collaboration Products, in violation of any applicable Law;
(p)
to Seres’ knowledge, in the course of the Development of the Collaboration Products existing as of the Effective Date, Seres has not used any employee or consultant who has been debarred by any Regulatory Authority, or was the subject of debarment proceedings by a Regulatory Authority, and to Seres’ knowledge, no such employees or consultants have been used by any Third Party contractor of Seres in connection with the Development of such Collaboration Products;
(q)
other than the Existing Agreement, neither Seres nor any of its Affiliates are bound by any non-competition agreements related to the Collaboration Products;
(r)
Seres and its Affiliates have, and, to Seres’ knowledge, their respective contractors, agents and consultants have, conducted all Development with respect to the Collaboration Products that has been conducted prior to the Effective Date in accordance with GLP, GCP, and GMP, to the extent applicable;
(s)
Seres has disclosed to Third Parties the Licensed Know-How only pursuant to continuing obligations of confidentiality owed to Seres or its Affiliates for at least the duration of the Term, except as would not adversely affect Licensee’s ability to Exploit the Collaboration Products in the Field in the Licensed Territory in any material respect; and
(t)
Seres has disclosed to Licensee of all material safety issues arising in the Development of the Collaboration Products (including with respect to any of its ingredients) that are known to Seres, and Seres has informed Licensee of all adverse drug reactions reported in all Clinical Studies that are known to Seres relating to the Collaboration Products or their use.
XV.3
Mutual Covenants. Each Party covenants to the other Party that:
(a)
such Party shall, and shall require all Third Parties that it engages to perform activities directed to the Collaboration Products pursuant to this Agreement shall, comply in all material respects with all applicable Laws with respect to the performance of its activities and obligations under this Agreement and the Supply Agreement;
(b)
it will not knowingly utilize, in conducting Development, Manufacturing or Commercialization of Collaboration Products, any Person that at such time is debarred by FDA or any other Regulatory Authority in the Licensed Territory, or that, at such time, is, to such Party’s knowledge, under investigation by FDA for debarment action pursuant to the provisions of the Generic Drug Enforcement Act of 1992 (21 U.S.C. § 335) or any other equivalent Laws in the Licensed Territory;
(c)
all employees, officers, contractors, and consultants of such Party or its Affiliates performing activities in connection with this Agreement shall execute or have executed agreements requiring assignment to such Party of all right, title and interest in and to their inventions and discoveries invented or otherwise discovered or generated during the course of and as a result of such activities, whether or not patentable, if any, prior to commencing such activities;
(d)
it, its subsidiaries, and its Affiliates at all times during the Term shall remain in compliance with, all applicable antibribery or anticorruption Laws. Neither such Party nor any of its subsidiaries or Affiliates will authorize, offer, promise, or make payments or otherwise provide anything of value directly or indirectly to: (i) an executive, official, employee or agent of a government, governmental department, agency or instrumentality, (ii) a director, officer, employee or agent of a wholly or partially government-owned or controlled entity, (iii) a political party or official thereof, or candidate for political office, or (iv) an executive, official, employee or agent of a public international organization (“Government Official”) for purposes of (A) (1) improperly influencing any act or decision of such Government Official in his or her official capacity, (2) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, or (3) securing any improper advantage; or (B) inducing such Government Official improperly to use his or her influence in order to assist such Party or any of its subsidiaries or Affiliates in obtaining or retaining business or to direct business to any Person;
(e)
its compensation programs for its Sales Representatives will not provide financial incentives that facilitate the promotion of Collaboration Products in violation of applicable Laws; and
(f)
neither Party shall, during the Term, provide anything of value to any person that would reasonably be expected to be considered a bribe, kickback, an illegal influence payment, or other illegal payment.
XV.4
Seres Covenants. Seres will, and will cause its Affiliates to, (a) not breach or be in default under the [***] Agreement in a manner that would permit [***] to terminate the [***]

Agreement or otherwise diminish the scope or exclusivity of the sublicenses granted to Licensee under the [***] Patents; and (b) not amend the [***] Agreement in any manner that adversely affects Licensee’s interests in the Collaboration Products pursuant to this Agreement without first obtaining Licensee’s prior written consent. If Seres or its Affiliate receives notice of an alleged breach by Seres or its Affiliates under the [***] Agreement, then Seres will promptly provide written notice thereof to Licensee.
XV.5
Except as otherwise expressly set forth in this Agreement, neither Party makes any representation or extends any warranties of any kind either express or implied, including, but not limited to, warranties of merchantability, fitness for a particular purpose, noninfringement or validity of any Patents issued or pending.
Article XVI

INDEMNIFICATION and insurance
XVI.1
Indemnification of Seres. Licensee shall indemnify and hold harmless each of Seres, its Affiliates and the directors, officers, and employees of such entities and the successors and assigns of any of the foregoing (the “Seres Indemnitees”), from and against any and all (a) liabilities, damages, penalties, fines, costs, expenses (including, reasonable attorneys’ fees and other expenses of litigation) (“Liabilities”) from any claims, actions, suits or proceedings brought by a Third Party (a “Third Party Claim”) incurred by any Seres Indemnitee, arising from, or occurring as a result of: (i) the gross negligence of or willful misconduct of Licensee, its Affiliates, subcontractors or Sublicensees in performing any of Licensee’s obligations under this Agreement; (ii) breach by Licensee of any representation, warranty, obligation or covenant as set forth in this Agreement; or (iii) any violation of applicable Law in connection with the performance of activities by Licensee or its Affiliates under this Agreement; or (b) Product Liability Losses arising from, or occurring as a result of any of the matters described in clause (a) of this Section 16.1, except, in each case (clauses (a) and (b)), to the extent such Third Party Claims arise from the circumstances for which Seres shall indemnify Licensee Indemnities pursuant to Section 16.2 or Section 16.3.
XVI.2
Indemnification of Licensee. Seres shall indemnify and hold harmless each of Licensee, its Affiliates and Sublicensees and the directors, officers and employees of such entities and the successors and assigns of any of the foregoing (the “Licensee Indemnitees”), from and against any and all (a) Liabilities from any Third Party Claims incurred by any Licensee Indemnitee, arising from, or occurring as a result of: (i) the Exploitation of any Collaboration Products by or on behalf of Seres, its Affiliates or licensees in the ROW Territory, or in the Licensed Territory prior to the Effective Date or after termination of this Agreement to the extent activities are conducted after termination, including any products liability claim arising therefrom; (ii) any Ongoing Clinical Studies and Additional Clinical Studies conducted unilaterally by Seres in accordance with Section 4.4(d); (iii) the gross negligence or willful misconduct of Seres, its Affiliates, subcontractors or sublicensees in connection with the performance of activities under this Agreement, including the license granted to Seres under Section 2.4; (iv) breach by Seres of any representation, warranty, obligation or covenant as set forth in this Agreement; or (v) any violation of applicable Law in connection with the performance of activities by Seres or its Affiliates under this Agreement; or (b) Product Liability Losses arising from, or occurring as a result of any of the matters described in clause (a) of this Section 16.2; except, in each case (clauses (a) and (b)), to the extent such Third Party Claim arises from the circumstances for which Licensee shall indemnify Seres Indemnities pursuant to Section 16.1.
XVI.3
Indemnification for Infringement of IP. Seres shall indemnify and hold harmless each of the Licensee Indemnitees from and against any and all Liabilities incurred by any Licensee Indemnitee arising from, or occurring as a result of, (a) Third Party Claims relating to [***], or (b) Third Party Challenges arising from [***], provided that [***], and therefore shall be excluded from the Liabilities to which Licensee is entitled to indemnification by Seres under this Section 16.3.
XVI.4
Procedure. A Party that intends to claim indemnification under Section 16.1, Section 16.2 or Section 16.3 (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of any Third Party Claim, in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement, provided the [***] and provided, further, that the Indemnitor shall keep the Indemnitee regularly informed of the status of the defense of the Third Party Claim and shall take into consideration the Indemnitee’s reasonable comments thereon. The Indemnitor shall retain counsel reasonably acceptable to the Indemnitee (such acceptance not to be unreasonably withheld, refused, conditioned or delayed) to represent the Indemnitee and [***]. In any such proceeding, the Indemnitee shall have the right to participate (but not control) and be represented in any suit or action by advisory counsel of its selection and [***]. The indemnity arrangement in this Section 16.4 shall [***]. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim shall not relieve such Indemnitor of any liability to the Indemnitee under this Article 16 except to the extent that the Indemnitor is materially prejudiced thereby. The Indemnitee under this Section 16.4 shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Third Party Claim covered by this indemnification. Notwithstanding the foregoing, if the Indemnitor notifies the Indemnitee in writing that it does not intend to assume the defense of any Third Party Claim subject to indemnification hereunder in accordance with the foregoing or fails to assume the defense of any Third Party Claim at least [***] before any deadline the passing of which could adversely affect the outcome without responsive action by or on behalf of the Indemnitee (or, if the Indemnitor receives less than [***] notice of such deadline, if it fails to assume such defense as soon as practicable following receipt of notice), the Indemnitee shall have the right to assume and control such defense and shall have the right to settle or compromise the same without the Indemnitor’s consent, and [***] by the Indemnitee in connection therewith, including [***].
XVI.5
Indemnification of [***]. Licensee agrees to indemnify and hold harmless [***] and its trustees, directors, officers, medical and professional staff, employees, students, and agents, and their respective successors, heirs and assigns from any claims covered by Section 10.1 of the [***] Agreement arising out of or resulting from the performance of activities by or on behalf of Licensee under this Agreement in the Licensed Territory; [***].
XVI.6
Disclaimer of Liability for Consequential Damages. EXCEPT WITH RESPECT TO BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTIONS 10.1-10.3, AND WITHOUT LIMITING THE PARTIES’ INDEMNITY OBLIGATIONS UNDER

SECTIONS 16.1, 16.2 AND 16.3, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS AND EMPLOYEES BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY FOR SPECIAL, EXEMPLARY, INDIRECT, PUNITIVE, DAMAGES BASED UPON A MULTIPLE OF EARNINGS, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, LOSS OF USE, DAMAGE TO GOODWILL, OR LOSS OF BUSINESS) SUFFERED BY THE OTHER PARTY UNDER THIS AGREEMENT, OF ANY KIND WHATEVER AND HOWEVER CAUSED, AND WHETHER BASED ON AN ACTION OR CLAIM IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), BREACH OF STATUTORY DUTY OR OTHERWISE, AND EVEN IF FORESEEABLE OR SUFFERED IN CIRCUMSTANCES WHERE A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES.
XVI.7
During the Term and thereafter for a period of [***], each Party shall procure and maintain adequate insurance coverage with international reputable company(ies) or a program of self-insurance (which shall be of types and amounts sufficient to cover the liabilities hereunder, contingent or otherwise of such Party and its Affiliates, including product liability insurance and have such terms as are customary in the biopharmaceutical industry in the Licensed Territory). Any Party maintaining any such Third Party insurance coverage shall ensure that the other Party is named as an additional insured thereunder and shall provide a certificate evidencing such coverage to the other Party upon request. It is understood that such insurances shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article XVI. Each Party shall provide the other Party with written evidence of such insurance upon request. Each Party shall provide the other Party with written notice at least [***] prior to the cancellation, non-renewal or material change in such insurance.
Article XVII

DISPUTE RESOLUTION
XVII.1
Referral to Senior Executives. The Parties recognize that a dispute arising out of or in connection with this Agreement (“Dispute”) may from time to time arise during the Term. Any such Dispute which cannot be resolved by good faith negotiations shall be referred, by written notice from either Party to the other, to the Senior Executives (or their respective designees) for resolution. Except with respect to matters subject to a Party’s final decision-making authority under Section 3.4(b)(iv)(A) and Section 3.4(b)(iv)(B), the Senior Executives (or their respective designees) shall negotiate in good faith to resolve such Dispute through discussions promptly following such written notice. If the Senior Executives cannot resolve the Dispute within [***] of such written notice, or either Party concludes that the matter will not be so resolved, then the provisions of Section 17.2 shall apply; provided that any Disputes regarding a Party’s proper use of its casting vote under Section 3.4(b)(iv) shall also be subject to Section 17.2. If the Parties should resolve such Dispute pursuant to the procedures in this Section 17.1, a memorandum setting forth their agreement will be prepared and signed by both Parties, if requested by either Party.
XVII.2
Arbitration. Subject to Sections 17.2(f) and 17.2(g), any Dispute not resolved under Section 17.1 (and not subject to a Party’s final decision-making authority under Section 3.4(b)(iv)(A) and Section 3.4(b)(iv)(B)) or any Dispute about a Party’s proper use of its casting vote under Section 3.4(b)(iv), as well as any related claims or other disputes arising out of or in connection with this Agreement including any question regarding its existence, validity or termination, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise (collectively, the “Related Claims”) shall thereafter be referred to and finally resolved by arbitration under the London Court of International Arbitration (the “LCIA”) rules (the “Rules”), which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be [***], appointed in accordance with the Rules. The seat or legal place of arbitration shall be London, England. The language to be used in the arbitral proceedings shall be English.
(a)
Within [***] after the appointment of the arbitrator by the LCIA, the arbitrator and the Parties shall meet, and each Party shall provide to the arbitrator a written summary of: [***]. The arbitrator shall set a date for a hearing, which shall be no later than [***] after the appointment of the arbitrator by the LCIA, for the presentation of evidence and legal arguments concerning each of the issues identified by the Parties; provided, however, that the Parties may jointly agree in writing to extend the foregoing deadlines, or the arbitrator may unilaterally extend this deadline if he or she determines in his or her sole discretion that this is required in the interests of justice.
(b)
The arbitrator shall use his or her best efforts to rule on each disputed issue within [***] after the completion of the hearing described in Section 17.2(a); provided, however, that the Parties may jointly agree in writing to extend the foregoing deadlines, or the arbitrator may unilaterally extend this deadline if he or she determines in his or her sole discretion that this is required in the interests of justice. Nothing contained herein shall be construed to permit the arbitrator to: [***].
(c)
The arbitration proceedings, the facts and circumstances surrounding the underlying dispute, and any awards issued by the arbitrator shall be kept confidential by the Parties, and the Parties shall work with the arbitrator to take such steps as are reasonably necessary to preserve the confidentiality thereof, except to the extent otherwise required by applicable Law.
(d)
The arbitrator shall have the power to grant any remedy or relief that he or she deems just and equitable, including but not limited to [***].
(e)
Any award rendered by the arbitrator shall be final and binding on the Parties, and each Party hereto waives to the fullest extent permitted by law any right it may otherwise have under the laws of any jurisdiction to any form of appeal of, or collateral attack against, such award. Judgment upon any awards rendered by the arbitrator may be entered in any court having jurisdiction thereof, including any court having jurisdiction over any of the parties or their assets.
(f)
Notwithstanding anything in this Section 17.2, any dispute to determine [***] shall be [***].
(g)
The Parties agree that any arbitration proceeding commenced pursuant to this Section 17.2 shall, to the extent possible, be consolidated with any arbitration proceedings commenced under the Existing Agreement, such that all disputes and claims arising under both of these agreements will, to the extent possible, be heard and resolved by the same arbitration panel. Whether to consolidate two or more arbitration proceedings shall be subject to the final approval of the arbitration panel constituted in the arbitration that is filed first.
Article XVIII

GENERAL PROVISIONS
XVIII.1
Force Majeure. If the performance of any part of this Agreement (except for any payment obligation under this Agreement) by either Party is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of such Party (including, fire, flood, earthquake, tsunami, embargo, power shortage or failure, acts of war, insurrection, riot, terrorism, strike, lockout or other labor disturbance, acts of God, epidemic, or pandemic), the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay; provided that the affected Party shall use its reasonable efforts to avoid or remove such causes of non-performance and mitigate the effect of such occurrence and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.
XVIII.2
Governing Law. This Agreement and all questions regarding its validity or interpretation, or the breach or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, without reference to conflict of law principles. The Parties hereby agree that the provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement and are strictly excluded.
XVIII.3
Waiver of Breach. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.
XVIII.4
Modification. No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by both Parties hereto. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by both Parties hereto.
XVIII.5
Severability. In the event any provision of this Agreement should be held invalid, illegal, or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions of this Agreement shall remain in full force and effect in such jurisdiction. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
XVIII.6
Entire Agreement; Amendments. This Agreement (including the Exhibits attached hereto), together with the Existing Agreement, the Quality Agreement, the Supply

Agreement and the Pharmacovigilance Agreement (in each case, when executed) constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements, representations and/or understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.
XVIII.7
Notices. Unless otherwise agreed by the Parties or specified in this Agreement, all communications between the Parties relating to, and all written documentation to be prepared and provided under, this Agreement shall be in the English language. Any notice required or permitted under this Agreement shall be (a) delivered personally, (b) sent by air mail or express courier service providing evidence of receipt, postage pre-paid where applicable, or (c) sent by electronic transmission or facsimile (complete transmission confirmed and a copy promptly sent by another permissible method of providing notice described in clause (a) or (b) above), to the following addresses of the Parties (or such other address for a Party as may be specified by like notice):

To Seres: Seres Therapeutics, Inc. 200 Sidney Street Cambridge, MA 02139 Attention:	To Licensee: NHSc Pharma Partners c/o Société des Produits Nestlé S.A. 55 Avenue Nestle 1800 Vevey, Switzerland Email: [***] Attention: [***]
With a copy to (which shall not constitute notice): Latham & Watkins LLP John Hancock Tower 200 Clarendon Street Boston, MA 02116 Attention: [***]	With a copy to (which shall not constitute notice): Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020 Email: [***] Attention: [***]

Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the Party to whom it is addressed.

XVIII.8
Assignment. Neither this Agreement nor any of the rights or obligations created herein may be assigned by either Party, in whole or in part, without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed except that either Party shall be free to assign this Agreement (a) to an Affiliate of such Party (for clarity, such assignment to an Affiliate will terminate, and all rights so assigned will revert to the assigning Party, if and at the time such Affiliate ceases to be an Affiliate of the assigning Party) provided that such Party shall remain liable and responsible to the other Party for the performance and observance of all such duties and obligations by such Affiliate, or (b) in connection with any merger, consolidation or sale of such Party or sale of all or substantially all of the assets of the Party that relate to this Agreement, in each case without the prior consent of the non-assigning

Party. Any assignment of this Agreement in contravention of this Section 18.8 is null and void. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the Parties hereto. Notwithstanding anything to the contrary in this Agreement, in the event of any permitted assignment under this Section 18.8, [***].
XVIII.9
Change of Control. If there is a Change of Control, then the Party experiencing such Change of Control (“Acquired Party”) shall provide written notice thereof to the other Party (“Non-Acquired Party”) within [***] after completion of such Change of Control, subject to any confidentiality obligations of the Acquired Party then in effect. Following consummation of the Change of Control, the Non-Acquired Party and the Change of Control Group shall adopt in writing reasonable procedures to prevent the disclosure of Non-Acquired Party’s Know-How, Patents, or Confidential Information, or Joint Intellectual Property (collectively, “Sensitive Information”) beyond the Acquired Party’s personnel who need to know the Sensitive Information solely for the purpose of fulfilling the Acquired Party’s obligations under this Agreement. In the event that the Change of Control Group is engaged in [***] (a “Competing Program”), then the Acquired Party shall promptly inform the Non-Acquired Party thereof in writing. The Acquired Party shall [***]. If the Acquired Party is Seres, [***]. The term “separate” means, for the purposes of this Section, with respect to a Competing Program, to separate the development and commercialization activities relating to such Competing Program from Development and Commercialization activities with respect to any Collaboration Products by [***]. Without limiting the foregoing, in the event of a Change of Control, the Acquired Party shall take all reasonable actions to ensure compliance with anti-trust and competition laws in connection with the disclosure, sharing, use and storage of Information.
XVIII.10
Performance. Unless expressly otherwise provided hereunder, each Party may perform its obligations hereunder through its Affiliates or Third Party subcontractors, provided that such Party shall have entered into a written agreement with its subcontractors which shall be consistent with the terms and conditions of this Agreement, and shall contain confidentiality and non-use provisions no less restrictive than those set forth in Article 10. Notwithstanding the foregoing, such Party shall remain liable under this Agreement for the performance of all its obligations under this Agreement by its Affiliates and Third Party subcontractors, and shall be responsible for and liable for compliance by its Affiliates and Third Party subcontractors with the applicable provisions of this Agreement.
XVIII.11
No Partnership or Joint Venture. Nothing in this Agreement is intended, or shall be deemed, to establish a joint venture or partnership between Licensee and Seres. Neither Party to this Agreement shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, or to bind the other Party to any contract, agreement or undertaking with any Third Party.
XVIII.12
Interpretation. The captions to the several Articles and Sections of this Agreement are not a part of this Agreement, but are included for convenience of reference and shall not affect its meaning or interpretation. In this Agreement: (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the word “or” shall be interpreted to mean “and/or” unless the context requires otherwise; (c) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and (d) the singular shall include the plural and vice versa. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP, but only to the extent consistent with its usage and the other definitions in this Agreement. This Agreement shall not confer any benefits on any Third Parties and no Third Party may enforce any term of this Agreement.
XVIII.13
Compliance with Laws. Notwithstanding anything to the contrary contained herein, all obligations of Seres and Licensee are subject to compliance with all applicable Laws, such as but not limited to export, anti-corruption, Data Protection Law, anti-trust or competition laws, and to obtaining all necessary approvals required by the applicable agencies of the United States government, and any other relevant countries. Seres and Licensee shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.
XVIII.14
Counterparts; Other Matters. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures to this Agreement delivered by facsimile or similar electronic transmission will be deemed to be binding as originals. This Agreement is established in the English language. Any translation in another language shall be deemed for convenience only and shall never prevail over the original English version.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Seres Therapeutics, Inc.

BY: /s/ Eric D. Shaff

NAME: Eric D. Shaff

TITLE: CEO

NHSc Pharma Partners

By: Société des Produits Nestlé S.A,

Its: Managing Partner

BY: [***]

NAME: [***]

TITLE: [***]

EXHIBIT A

FTE RATES

[***]

EXHIBIT B

LICENSED PATENTS

[***]

EXHIBIT C

DEVELOPMENT AND REGULATORY ACTIVITY PLAN

[***]

EXHIBIT D

PRE-LAUNCH PLAN

[***]

EXHIBIT E

SER-109 LAUNCH PLAN AND BUDGET

[***]

EXHIBIT F

TERMS OF SUPPLY AGREEMENT

[***]

EXHIBIT G

PRESS RELEASE

SERES THERAPEUTICS, NESTLÉ HEALTH SCIENCE ANNOUNCE
SER-109 CO-COMMERCIALIZATION LICENSE AGREEMENT

•
Companies Agree to Jointly Commercialize SER-109 Investigational Microbiome Therapeutic to Treat Recurrent C. difficile Infection, Leading the Way for Entirely New Treatment Modality
•
Deal calls for more than $500 million in upfront and contingent milestone payments
•
Seres Therapeutics to conduct a conference call at 8:30 a.m. ET

CAMBRIDGE, Mass. and LAUSANNE, Switzerland -- July 1, 2021 -- Seres Therapeutics, Inc. (Nasdaq: MCRB), a leading microbiome therapeutics company, announced today that it has entered into an agreement with Nestlé Health Science to jointly commercialize SER-109, Seres’ investigational oral microbiome therapeutic for recurrent Clostridioides difficile infection (CDI), in the United States (U.S.) and Canada. If approved, SER-109 would become the first-ever FDA-approved microbiome therapeutic.

Under the terms of the agreement, Nestlé Health Science will utilize its global pharmaceutical business Aimmune Therapeutics and will assume the role of lead commercialization party. Seres will receive license payments of $175 million up front, and an additional $125 million upon FDA approval of SER-109. The agreement also includes sales target milestones which, if achieved, could total up to $225 million. Seres will be responsible for development and pre-commercialization costs in the U.S. Upon commercialization, Seres will be entitled to an amount equal to 50% of the commercial profits.

The agreement to co-commercialize SER-109 in the U.S. and Canada represents the expansion of an existing strategic collaboration between the companies. Nestlé Health Science already has commercial rights to Seres’ investigational treatments for CDI and inflammatory bowel disease outside of the U.S. and Canada, and with this expansion, Nestlé Health Science becomes Seres’ global collaborator in SER-109.

A leading cause of hospital-acquired infections in the U.S., CDI is associated with debilitating diarrhea and claims the lives of more than 20,000 Americans each year. SER-109 is comprised of purified Firmicutes spores, based on their modulatory role in the life cycle of C. difficile and disease pathogenesis. The bacterial consortium in SER-109 rapidly repopulates the microbiome in the gut to produce compositional and functional changes that are critical to a sustained clinical response.

“Nestlé Health Science has been a terrific collaborator in our quest to develop a new treatment option for patients suffering from recurrent C. difficile infection, and their support over the past few years has been critical in advancing SER-109 to address this unmet need,” Seres Therapeutics CEO, Eric Shaff, said. "We conducted a competitive process to select a collaborator for SER-109. As we prepare for potential approval and commercialization, we are eager to embark side-by-side on our next phase with a company that believes as fervently as we do in the potential of this transformative approach to reduce the recurrence of CDI.”

“We are excited to expand our existing collaboration with Seres Therapeutics at this pivotal time, given the promise SER-109 holds for patients trapped in the debilitating cycle of recurrent C. difficile infection,” CEO of Nestlé Health Science, Greg Behar, added. “Nestlé Health Science is focused on the fast-developing areas of gut health, food allergies and metabolic health within our global pharmaceutical business, Aimmune Therapeutics. We look forward to leveraging Aimmune’s existing, fully integrated commercial infrastructure and capability to launch this important medicine, once approved.”

Nestlé Health Science continues to make significant investments in innovation while leveraging leading-edge science. Its pharma arm, Aimmune Therapeutics, has a strong presence in the field of gastroenterology, allowing it to lead the commercialization of SER-109 while providing Seres the ability to retain a strategic role and actively participate in the launch.

SER-109 Clinical & Regulatory Milestones

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In August 2020, Seres announced that SER-109 had met the primary endpoint from the pivotal Phase 3 ECOSPOR III study, showing a highly statistically significant reduction in the rate of CDI recurrence compared to placebo at 8 weeks, with an absolute reduction of 27% and a relative risk reduction of 68%. In a separate measure, approximately 88% of patients achieved sustained clinical response at week 8.
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The Company expects that the ECOSPOR III efficacy results should support a BLA filing as a single pivotal trial once the SER-109 safety database includes at least 300 treated subjects monitored for 24 weeks, based on feedback from the FDA.
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A SER-109 open-label study is ongoing and continues to contribute to the SER-109 safety database. Completion of target enrollment is anticipated in Q3 of 2021.

Responsibility for oversight of activities to support SER-109 will be governed by a Joint Steering Committee composed of an equal number of members from each company. Seres is responsible for the manufacturing and supply of SER-109 for all geographies contemplated in the collaboration in addition to ex-North America. Seres will lead medical affairs activities pre-launch and Aimmune Therapeutics will lead commercialization and medical affairs activities post-launch.

Conference Call Information

Seres’ management team will host a conference call today, July 1, 2021, at 8:30 a.m. ET. To access the conference call, please dial 844-277-9450 (domestic) or 336-525-7139 (international) and reference the conference ID number 5382249. To join the live webcast, please visit the “Investors and News” section of the Seres website at www.serestherapeutics.com.

A webcast replay will be available on the Seres website beginning approximately two hours after the event and will be archived for at least 21 days.

About Seres Therapeutics
Seres Therapeutics, Inc., (Nasdaq: MCRB) is a leading microbiome therapeutics company developing a novel class of multifunctional bacterial consortia that are designed to functionally interact with host cells and tissues to treat disease. Seres’ SER-109 program achieved the first-ever positive pivotal clinical results for a targeted microbiome drug candidate and has obtained Breakthrough Therapy and Orphan Drug designations from the FDA. The SER-109 program is being advanced for the treatment of recurrent C. difficile infection and has potential to become a first-in-class FDA-approved microbiome therapeutic. Seres’ SER-287 program has obtained Fast Track and pediatric Orphan Drug Designations from the FDA and is being evaluated in a Phase 2b study in patients with active mild-to-moderate ulcerative colitis. Seres is evaluating SER-301 in a Phase 1b study in patients with ulcerative colitis and SER-155 in a Phase 1b study to address gastrointestinal infections, bacteremia and graft-versus-host disease. For more information, please visit www.serestherapeutics.com.

About Nestlé Health Science and Aimmune Therapeutics

Nestlé Health Science, a leader in the science of nutrition, is a globally managed business unit of Nestlé. We are committed to redefining the management of health, offering an extensive portfolio of science-based consumer health, medical nutrition, pharmaceutical therapies, and vitamin and supplement brands. Our extensive research network provides the foundation for products that empower healthier lives through nutrition. Headquartered in Switzerland, we have more than 7,000 employees around the world, with products available in more than 140 countries. www.nestlehealthscience.com

Aimmune Therapeutics, Inc., a Nestlé Health Science Company, is a biopharmaceutical company developing and commercializing treatments for potentially life-threatening gastrointestinal, metabolic, and food-mediated allergic conditions. www.aimmune.com

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including our development plans; the timing and results of the SER-109 safety data; the ability of our clinical trials to support approval of SER-109; the size of the market for SER-109; our ability to achieve the targets and receive any milestones payments from Nestlé Health Science; Nestlé Health Science’s obligation to share responsibility and costs for the commercialization of SER-109; and the potential benefits of our collaboration with Nestlé Health Science.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we have incurred significant losses, are not currently profitable and may never become profitable; our need for additional funding; our limited operating history; the impact of the COVID-19 pandemic; our unproven approach to therapeutic intervention; the lengthy, expensive and uncertain process of clinical drug development; our reliance on third parties and collaborators to conduct our clinical trials, manufacture our product candidates and develop and commercialize our product candidates, if approved; and our ability to retain key personnel and to manage our growth. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on May 4, 2021, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Seres Therapeutics:
PR Contact

Kristin Ainsworth
kainsworth@serestherapeutics.com

IR Contact

Carlo Tanzi, Ph.D.
ctanzi@serestherapeutics.com

Nestlé Health Sciences:

PR/IR Contact:

Jacquelyn Campo

Jacquelyn.Campo@Nestle.com